                               EXHIBIT 10.2.31

CONFIDENTIAL
For Private Placement Purposes Only                Copy No. ____


          UNIT 1997 EMPLOYEE OIL AND GAS LIMITED PARTNERSHIP
                        1000 Kensington Tower I
                           7130 South Lewis
                         Tulsa, Oklahoma 74136
                            (918) 493-7700


                          A PRIVATE OFFERING
                                  OF
                 UNITS OF LIMITED PARTNERSHIP INTEREST

                 _____________________________________

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES ACTS IN RELIANCE ON EXEMPTIONS PROVIDED BY SUCH ACTS. THESE SECURITIES MAY NOT
BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE GENERAL PARTNER
THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHER, THE RESALE OF A UNIT MAY RESULT IN SUBSTANTIAL TAX LIABILITY TO THE INVESTOR. SEE "FEDERAL INCOME TAX ASPECTS." ACCORDINGLY, THESE UNITS SHOULD BE CONSIDERED ONLY FOR LONG-TERM INVESTMENT. SEE "PLAN OF DISTRIBUTION -- SUITABILITY OF INVESTORS."

                 _____________________________________

      THE INFORMATION CONTAINED IN THIS PRIVATE OFFERING
MEMORANDUM IS PROVIDED BY THE GENERAL PARTNER SOLELY FOR THE PERSONS RECEIVING IT FROM THE GENERAL PARTNER AND ANY REPRODUCTION OR DISTRIBUTION OF THIS PRIVATE OFFERING MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS IS PROHIBITED AND MAY CONSTITUTE A VIOLATION OF CERTAIN STATE SECURITIES LAWS. THE OFFEREE, BY ACCEPTING DELIVERY OF THIS PRIVATE OFFERING MEMORANDUM, AGREES TO RETURN IT AND
ALL ENCLOSED DOCUMENTS TO THE GENERAL PARTNER IF THE OFFEREE DOES NOT UNDERTAKE TO PURCHASE ANY OF THE UNITS OFFERED HEREBY.

                 _____________________________________

           Private Offering Memorandum Date January 14, 1997
                           500 Preformation
                 Units of Limited Partnership Interest
                                in the
                          UNIT 1997 EMPLOYEE
                    OIL AND GAS LIMITED PARTNERSHIP









                                (i)

                 _____________________________________

                     $1,000 Per Unit Plus Possible
                Additional Assessments of $100 Per Unit
                    (Minimum Investment - 2 Units)
               Minimum Aggregate Subscriptions Necessary
                    to Form Partnership - 50 Units
                 _____________________________________

 A maximum of 500 (minimum of 50) units of limited partnership interest ("Units") in the UNIT 1997 EMPLOYEE OIL AND GAS LIMITED PARTNERSHIP, a proposed Oklahoma limited partnership (the "Partnership"), are being offered privately only to certain employees of Unit Corporation ("UNIT") and its subsidiaries and the directors of UNIT at a price of $1,000 per Unit. Subscriptions shall be for not less than 2 Units ($2,000). The Partnership is being formed for the purpose of conducting oil and gas drilling and development operations. Purchasers of the Units will become Limited Partners in the Partnership. Unit Petroleum Company ("UPC" or the "General Partner") will serve as General Partner of the Partnership. UPC's address is 1000 Kensington Tower I, 7130 South Lewis Avenue, Tulsa, Oklahoma 74136, telephone (918) 493-7700.

           THE RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER
             AND THE LIMITED PARTNERS ARE GOVERNED BY THE
          AGREEMENT OF LIMITED PARTNERSHIP (THE "AGREEMENT"),
          A COPY OF WHICH ACCOMPANIES THIS MEMORANDUM AND IS
                   INCORPORATED HEREIN BY REFERENCE

        AN INVESTMENT IN THE UNITS IS SPECULATIVE AND INVOLVES
         A HIGH DEGREE OF RISK.  SEE "RISK FACTORS".  CERTAIN
                      SIGNIFICANT RISKS INCLUDE:

    . Drilling to establish productive oil and natural gas properties is inherently speculative.

    . Participants will rely solely on the management capability and expertise of the General Partner.

    . Limited Partners must assume the risks of an illiquid investment.

    . Investment in the Units is suitable only for investors having sufficient financial resources and who desire a long term investment.

    . Conflicts of interest exist and additional conflicts of interest may arise between the General Partner and the Limited Partners, and there are no pre-determined procedures for resolving any such conflicts.

    . Significant tax considerations to be considered by an investor include:

        . possible audit of income tax returns of the Partnership and/or the Limited Partners and resulting reduction or elimination of tax benefits; and
        . Limited Partners will not benefit from Partnership losses unless they have passive income from other activities.




                                (ii)

    . There can be no assurance that the Partnership will have adequate funds to provide cash distributions to the Limited Partners. The amount and timing of any such distributions will be within the complete discretion of the General Partner.

    . The amount of any cash distribution which a Limited Partner may receive from the Partnership could be insufficient to pay the tax liability incurred by such Limited Partner with respect to income or gain allocated to such Limited Partner by the Partnership.

    . Certain provisions in the Agreement modify what would otherwise be the applicable Oklahoma law as to the fiduciary standards for general partners in limited partnerships. Those standards in the Agreement could be less advantageous to the Limited Partners than the corresponding fiduciary standards otherwise applicable under Oklahoma law. The purchase of Units may be deemed as consent to the fiduciary standards set forth in the Agreement.
                 _____________________________________

      EXCEPT AS STATED HEREIN UNDER "ADDITIONAL INFORMATION," NO
PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRIVATE OFFERING MEMORANDUM IN CONNECTION WITH THIS OFFERING AND SUCH REPRESENTATIONS,
IF ANY, MAY NOT BE RELIED UPON. THE INFORMATION CONTAINED IN THIS PRIVATE OFFERING MEMORANDUM IS AS OF THE DATE HEREOF UNLESS ANOTHER DATE IS SPECIFIED.
                 _____________________________________

      PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PRIVATE OFFERING MEMORANDUM AS LEGAL, BUSINESS, OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, BUSINESS ADVISOR AND
TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT. PROSPECTIVE INVESTORS ARE URGED TO REQUEST ANY ADDITIONAL INFORMATION THEY MAY CONSIDER NECESSARY TO MAKE AN
INFORMED INVESTMENT DECISION.

                 _____________________________________




















                                (iii)

       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE OKLAHOMA SECURITIES COMMISSION OR BY THE SECURITIES REGULATORY
AUTHORITY OF ANY OTHER STATE, NOR HAS ANY COMMISSION OR AUTHORITY
PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PRIVATE OFFERING MEMORANDUM. ANY REPRESENTATION
CONTRARY TO THE FOREGOING IS UNLAWFUL.

                 _____________________________________

      THESE UNITS ARE BEING OFFERED SUBJECT TO PRIOR SALE, TO
WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE AND TO THE FURTHER CONDITIONS SET FORTH HEREIN.

                 _____________________________________

      IN CONNECTION WITH THE REGISTRATION OF THE PARTNERSHIP AS A
"TAX SHELTER" PURSUANT TO SECTION 6111 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, PLEASE NOTE THAT ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT AN INVESTMENT IN THE PARTNERSHIP OR THE CLAIMED TAX BENEFITS THEREFROM HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

                 _____________________________________

                        ADDITIONAL INFORMATION

      Each prospective investor, or his or her qualified representative named in writing, is hereby offered the opportunity (1) to obtain additional information necessary to verify the accuracy of the information supplied herewith or hereafter, and (2) to ask questions and receive answers concerning the terms and conditions of the offering. If you desire to avail yourself of the opportunity, please contact:

                         Mark E. Schell, Esq.
                        1000 Kensington Tower I
                           7130 South Lewis
                         Tulsa, Oklahoma 74136
                            (918) 493-7700


















                                (iv)

      The following documents and instruments are available to qualified offerees upon written request:

      1.   Amended and Restated Certificate of Incorporation and By-Laws of
           UNIT.

      2.   Certificate of Incorporation and By-Laws of Unit Petroleum Company.

      3.   UNIT's Employees' Thrift Plan.

      4. UNIT's Amended and Restated Stock Option Plan and related prospectuses covering shares of Common Stock issuable upon exercise of outstanding options.

      5.   UNIT'S Non Employee Directors' Stock Option Plan.

      6.   The Credit Agreement and the notes payable of UNIT.

      7. All periodic reports on Forms 10-K, 10-Q and 8-K and all proxy materials filed by or on behalf of UNIT with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, during calendar year 1995, the annual report to shareholders and all quarterly reports to shareholders submitted by UNIT to its shareholders during calendar year 1996.

      8. The agreements of limited partnership for the prior oil and gas drilling programs and prior employee programs of Unit Petroleum Company, UNIT and Unit Drilling and Exploration Company ("UDEC").

      9. All periodic reports filed with the Securities and Exchange Commission and all reports and information provided to limited partners in all limited partnerships of which Unit Petroleum Company, UNIT or UDEC now serves or has served in the past as a general partner.

      10. The agreement of limited partnership for the Unit 1986 Energy Income Limited Partnership.




















                                (v)

                          SUMMARY OF CONTENTS


                                                                   Page

SUMMARY OF PROGRAM . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Terms of the Offering . . . . . . . . . . . . . . . . . . . . . .1
     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Additional Financing. . . . . . . . . . . . . . . . . . . . . . .4
     Proposed Activities . . . . . . . . . . . . . . . . . . . . . . .5
     Application of Proceeds . . . . . . . . . . . . . . . . . . . . .5
     Participation in Costs and Revenues . . . . . . . . . . . . . . .6
     Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Federal Income Tax Aspects. . . . . . . . . . . . . . . . . . . .7

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Investment Risks. . . . . . . . . . . . . . . . . . . . . . . . .7
     Tax Related Risks . . . . . . . . . . . . . . . . . . . . . . . 14
     Operational Risks . . . . . . . . . . . . . . . . . . . . . . . 16

TERMS OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . 18
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Limited Partnership Interests . . . . . . . . . . . . . . . . . 19
     Subscription Rights . . . . . . . . . . . . . . . . . . . . . . 19
     Payment for Units; Delinquent Installment . . . . . . . . . . . 20
     Right of Presentment. . . . . . . . . . . . . . . . . . . . . . 21
     Rollup or Consolidation of Partnership. . . . . . . . . . . . . 23

ADDITIONAL FINANCING . . . . . . . . . . . . . . . . . . . . . . . . 24
     Additional Assessments. . . . . . . . . . . . . . . . . . . . . 24
     Prior Programs. . . . . . . . . . . . . . . . . . . . . . . . . 25
     Partnership Borrowings. . . . . . . . . . . . . . . . . . . . . 25

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . 26
     Suitability of Investors. . . . . . . . . . . . . . . . . . . . 26

RELATIONSHIP OF THE PARTNERSHIP, THE GENERAL PARTNER
AND AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

PROPOSED ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . . . . 27
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Partnership Objectives. . . . . . . . . . . . . . . . . . . . . 30
     Areas of Interest . . . . . . . . . . . . . . . . . . . . . . . 31
     Transfer of Properties. . . . . . . . . . . . . . . . . . . . . 31
     Record Title to Partnership Properties. . . . . . . . . . . . . 32
     Marketing of Reserves . . . . . . . . . . . . . . . . . . . . . 32
     Conduct of Operations . . . . . . . . . . . . . . . . . . . . . 32










                                (vi)

APPLICATION OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . 33

PARTICIPATION IN COSTS AND REVENUES. . . . . . . . . . . . . . . . . 33

COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     Supervision of Operations . . . . . . . . . . . . . . . . . . . 35
     Purchase of Equipment and Provision of Services . . . . . . . . 36
     Prior Programs. . . . . . . . . . . . . . . . . . . . . . . . . 36

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     The General Partner . . . . . . . . . . . . . . . . . . . . . . 38
     Officers, Directors and Key Employees . . . . . . . . . . . . . 38
     Prior Employee Programs . . . . . . . . . . . . . . . . . . . . 41
     Ownership of Common Stock . . . . . . . . . . . . . . . . . . . 42
     Interest of Management in Certain Transactions. . . . . . . . . 44

CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . 45
     Acquisition of Properties and Drilling Operations . . . . . . . 45
     Participation in UNIT's Drilling or Income Programs . . . . . . 47
     Transfer of Properties. . . . . . . . . . . . . . . . . . . . . 47
     Partnership Assets. . . . . . . . . . . . . . . . . . . . . . . 48
     Transactions with the General Partner or Affiliates . . . . . . 48
     Right of Presentment Price Determination. . . . . . . . . . . . 49
     Receipt of Compensation Regardless of Profitability . . . . . . 49
     Legal Counsel . . . . . . . . . . . . . . . . . . . . . . . . . 49

FIDUCIARY RESPONSIBILITY . . . . . . . . . . . . . . . . . . . . . . 49
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     Liability and Indemnification . . . . . . . . . . . . . . . . . 50

PRIOR ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Prior Employee Programs . . . . . . . . . . . . . . . . . . . . 54
     Results of the Prior Oil and Gas Programs . . . . . . . . . . . 55

FEDERAL INCOME TAX ASPECTS . . . . . . . . . . . . . . . . . . . . . 64
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     Summary of Certain Matters. . . . . . . . . . . . . . . . . . . 65
     Partnership Classification. . . . . . . . . . . . . . . . . . . 65
     Taxation of Limited Partners. . . . . . . . . . . . . . . . . . 66
     IRS Tax Shelter Registration. . . . . . . . . . . . . . . . . . 73
     Partnership Tax Returns and Tax Information . . . . . . . . . . 73
     Laws Subject to Change. . . . . . . . . . . . . . . . . . . . . 74
     State and Local Taxes . . . . . . . . . . . . . . . . . . . . . 74

COMPETITION, MARKETS AND REGULATION. . . . . . . . . . . . . . . . . 74
     Marketing of Production . . . . . . . . . . . . . . . . . . . . 74
     Regulation of Partnership Operations. . . . . . . . . . . . . . 75
     Natural Gas Price Regulation. . . . . . . . . . . . . . . . . . 76
     State Regulation of Oil and Gas Production. . . . . . . . . . . 81








                                (vii)

     Legislative and Regulatory Production and Pricing Proposals . . 81
     Production and Environmental Regulation . . . . . . . . . . . . 83

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT . . . . . . . . . . . . 84
     Partnership Distributions . . . . . . . . . . . . . . . . . . . 84
     Deposit and Use of Funds. . . . . . . . . . . . . . . . . . . . 85
     Power and Authority . . . . . . . . . . . . . . . . . . . . . . 85
     Rollup or Consolidation of the Partnership. . . . . . . . . . . 86
     Limited Liability . . . . . . . . . . . . . . . . . . . . . . . 86
     Records, Reports and Returns. . . . . . . . . . . . . . . . . . 87
     Transferability of Interests. . . . . . . . . . . . . . . . . . 87
     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . 90
     Exculpation and Indemnification of the General Partner. . . . . 91
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 91
     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 92

COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 97

EXHIBIT A     - AGREEMENT OF LIMITED PARTNERSHIP
EXHIBIT B     - LEGAL OPINION
































                                (viii)

                           SUMMARY OF PROGRAM

     This summary does not purport to be a complete description of the terms and consequences of an investment in the Partnership and is qualified in its entirety by the more detailed information appearing throughout this Private Offering Memorandum (this "Memorandum"). For definitions of certain terms used in this Memorandum, see "GLOSSARY".

Terms of the Offering

     Limited Partnership Interests. Unit 1997 Employee Oil and Gas Limited Partnership, a proposed Oklahoma limited partnership (the "Partnership"), hereby offers 500 preformation units of limited partnership interest ("Units") in the Partnership. The offer is made only to certain employees of Unit Corporation ("UNIT") and its subsidiaries and directors of UNIT (see "TERMS OF THE OFFERING - Subscription Rights"). Unless the context otherwise requires, all references in this Memorandum to UNIT shall include all or any of its subsidiaries. Unit Petroleum Company ("UPC" or the "General Partner"), a wholly owned subsidiary of UNIT, will serve as General Partner of the Partnership.

     To invest in the Units, the Limited Partner Subscription Agreement and Suitability Statement (the "Subscription Agreement") (see Attachment I to Exhibit A hereto) must be executed and forwarded to the offices of the General Partner at its address listed on the cover of this Memorandum. The Subscription Agreement must be received by the General Partner not later than 5:00 P.M. Central Standard Time on January 31, 1997 (extendable by the General Partner for up to 30 days). Subscription Agreements may be delivered to the office of the General Partner. No payment is required upon delivery of the Subscription Agreement. Payment for the Units will be made either (i) in four equal Installments, the first of such Installments being due on March 15, 1997 and the remaining three of such Installments being due on June 15, 1997, September 15, 1997 and December 15, 1997, respectively, or (ii) through equal deductions from 1997 salary commencing immediately after formation of the Partnership.

     The purchase price of each Unit is $1,000, and the minimum permis-sible purchase is two Units ($2,000) for each subscriber. Additional Assessments of up to $100 per Unit may be required (see "ADDITIONAL FINANCING - Additional Assessments"). Maximum purchases by employees (other than directors) will be for an amount equal to one-half of their base salaries for calendar year 1997. Each member of the Board of Directors of UNIT may subscribe for up to 150 Units ($150,000). The Partnership must sell at least 50 Units ($50,000) before the Partnership will be formed. No Units will be offered for sale after the Effective Date (see "GLOSSARY") except upon compliance with the provisions of
Article XIII of the Agreement. The General Partner may, at its option, purchase Units as a Limited Partner, including any amount that may be necessary to meet the minimum number of Units required for formation of the Partnership. The Partnership will terminate on December 31, 2027, unless it is terminated earlier pursuant to the provisions of the Agreement or by operation of law. See "TERMS OF THE OFFERING - Limited Partnership Interests"; "TERMS OF THE OFFERING - Subscription Rights"; and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Termination."

     Units will be offered only to those qualified employees of UNIT or any of its subsidiaries at the date of formation of the Partnership whose annual base salaries for 1997 have been set at $22,680 or more and Directors of UNIT who meet certain financial requirements which will enable them to bear the economic risks of an investment in the Partnership and who can demonstrate that they have sufficient investment experience and expertise to evaluate the risks and merits of such an investment. The offering will be made privately by the officers and directors of UPC or UNIT, except that in states which require participation by a registered broker-dealer in the offer and sale of securities, the Units will be offered through such broker-dealer as may be selected by the General Partner. Any participating broker-dealer may be reimbursed for actual out-of-pocket expenses. Such reimbursements will be borne by the General Partner.

     Subscription Rights. Only salaried employees of UNIT or any of its subsidiaries who are exempt under the Fair Labor Standards Act and whose annual base salaries for 1996 have been set at $22,680 or more and directors of UNIT are eligible to subscribe for Units. Employees may not purchase Units for an amount in excess of one-half of their base salaries for calendar year 1996. Directors' subscriptions may not be for more than 150 Units ($150,000). Only employees and directors who are U.S. citizens are eligible to participate in the offering. In addition, employees and directors must be able to bear the economic risks of an investment in the Partnership and must have sufficient investment experience and expertise to evaluate the risks and merits of such an investment. See "TERMS OF THE OFFERING - Subscription Rights."

     Right of Presentment. After December 31, 1998 and annually thereafter, the Limited Partners will have the right to present their Units to the General Partner for purchase. The General Partner will not be obligated to purchase more than 20% of the then outstanding Units in
any one calendar year.   The purchase price to be paid for the Units will
be determined by a specific valuation formula. See "TERMS OF THE OFFERING - Right of Presentment" for a description of the valuation formula and a discussion of the manner in which the right of presentment may be exercised by the Limited Partners.

Risk Factors

     An investment in the Partnership has many risks. The "RISK FACTORS" section of this Memorandum contains a detailed discussion of the most important risks, organized into Investment Risks (the risks related to the Partnership's investment in oil and gas properties and drilling activities, to an investment in the Partnership and to the provisions of the Agreement); Tax Risks (the risks arising from the tax laws as they apply to the Partnership and its investment in oil and gas properties and drilling activities); and Operational Risks (the risks involved in conducting oil and gas operations). The following are certain of the risks which are more fully described under "RISK FACTORS". Each prospective investor should review the "RISK FACTORS" section carefully before deciding to subscribe for Units.

     Investment Risks:

     . Future oil and natural gas prices are unpredictable. If oil and natural gas prices go down, the Partnership's distributions, if any, to the Limited Partners will be adversely affected.

     . The General Partner is authorized under the Agreement to cause, in its sole discretion, the sale or transfer of the Partnership's assets to, or the merger or consolidation of the Partnership with, another partnership, corporation or other business entity. Such action could have a material impact on the nature of the investment of all Limited Partners.

     . Except for certain transfers to the General Partner and other restricted transfers, the Agreement prohibits a Limited Partner from transferring Units. Thus, except for the limited right of the Limited Partners after December 31, 1998 to present their Units to the General Partner for purchase, Limited Partners will not be able to liquidate their investments.

     . The Partnership could be formed with as little as $50,000 in Capital Contributions (excluding the Capital Contributions of the General Partner). As the total amount of Capital Contributions to the Partnership will determine the number and diversification of Partnership Properties, the ability of the Partnership to pursue its investment objectives may be restricted in the event that the Partnership receives only the minimum amount of Capital Contributions.

     . The drilling and completion operations to be undertaken by the Partnership for the development of oil and natural gas reserves involve the possibility of a total loss of an investment in the Partnership.

     . The General Partner will have the exclusive management and control of all aspects of the business of the Partnership. The Limited Partners will have no opportunity to participate in the management and control of any aspect of the Partnership's activities. Accordingly, the Limited Partners will be entirely dependent upon the management skills and expertise of the General Partner.

     . Conflicts of interest exist and additional conflicts of interest may arise between the General Partner and the Limited Partners, and there are no pre-determined procedures for resolving any such conflicts. Accordingly the General Partner could cause the Partnership to take actions to the benefit of the General Partner but not to the benefit of the Limited Partners.

     . Certain provisions in the Agreement modify what would otherwise be the applicable Oklahoma law as to the fiduciary standards for a general partner in a limited partnership. The fiduciary standards in the Agreement could be less advantageous to the Limited Partners and more advantageous to the General Partner than corresponding fiduciary standards otherwise applicable under Oklahoma law. The purchase of Units may be deemed as consent to the fiduciary standards set forth in the Agreement.

     . There can be no assurances that the Partnership will have adequate funds to provide cash distributions to the Limited Partners. The amount and timing of any such distributions will be within the complete discretion of the General Partner.

     .         The amount of any cash distributions which Limited
               Partners may receive from the Partnership could be insufficient to pay the tax liability incurred by such Limited Partners with respect to income or gain allocated to such Limited Partners by the Partnership.

      Tax Risks:

     . Tax laws and regulations applicable to partnership investments may change at any time and these changes may be applicable retroactively.

     . The Partnership may not qualify or may fail to continue to qualify as a partnership for federal income tax purposes.

     . Certain allocations of income, gain, loss and deduction of the Partnership among the Partners may be challenged by the Internal Revenue Service (the "Service"). A successful challenge would result in a Limited Partner having to report additional taxable income or being denied a deduction.

     Operational Risks:

     . The search for oil and gas is highly speculative and the drilling activities conducted by the Partnership may result in a well that may be dry or productive wells that do not produce sufficient oil and gas to produce a profit or result in a return of the Limited Partners' investment.

     . Certain hazards may be encountered in drilling wells which could lead to substantial liabilities to third parties or governmental entities. In addition, governmental regulations or new laws relating to environmental matters could increase Partnership costs, delay or prevent drilling a well, require the Partnership to cease operations in certain areas or expose the Partnership to significant liabilities for violations of such laws and regulations.

Additional Financing

     Additional Assessments. After the Aggregate Subscription received from the Limited Partners has been fully expended or committed and the General Partner's Minimum Capital Contribution has been fully expended, the General Partner may make one or more calls for Additional Assessments from the Limited Partners if additional funds are required to pay the Limited Partners' share of Drilling Costs, Special Production and Marketing Costs or Leasehold Acquisition Costs. The maximum amount of total Additional Assessments which may be called for by the General Partner is $100 per Unit. See "ADDITIONAL FINANCING -- Additional Assessments".

     Partnership Borrowings. After the General Partner's Minimum Capital Contribution has been expended, the General Partner may cause the Partnership to borrow funds required to pay Drilling Costs, Special Production and Marketing Costs or Leasehold Acquisition Costs of Productive properties. Additionally, the General Partner may, but is not required to, advance funds to the Partnership to pay such costs. See "ADDITIONAL FINANCING -- Partnership Borrowings".

 Proposed Activities

     General. The Partnership is being formed for the purposes of acquiring producing oil and gas properties and conducting oil and gas drilling and development operations. The Partnership will, with certain limited exceptions, participate on a proportionate basis with UPC in each producing oil and gas lease acquired and in each oil and gas well commenced by UPC for its own account or by UNIT during the period from January 1, 1997, if the Partnership is formed prior to such date or from the date of the formation of the Partnership if subsequent to January 1, 1997, until December 31, 1997, and will, with certain limited exceptions, serve as a co-general partner with UNIT in any drilling or income programs which may be formed by the General Partner or UNIT in 1997. See "PROPOSED ACTIVITIES".

     Partnership Objectives. The Partnership is being formed to provide eligible employees and directors the opportunity to participate in the oil and gas exploration and producing property acquisition activities of UNIT during 1997. UNIT hopes that participation in the Partnership will provide the participants with greater proprietary interests in UNIT's operations and the potential for realizing a more direct benefit in the event these operations prove to be profitable. The Partnership has been structured to achieve the objective of providing the Limited Partners with essentially the same economic returns that UNIT realizes from the wells drilled or acquired during 1997.

Application of Proceeds

     The offering proceeds will be used to pay the Leasehold Acquisition Costs incurred by the Partnership to acquire those producing oil and gas leases in which the Partnership participates and the Leasehold Acquisition Costs, exploration, drilling and development costs incurred by the Partnership pursuant to drilling activities in which the Partner-ship participates. The General Partner estimates (based on historical operating experience) that such costs may be expended as shown below based on the assumption of a maximum number of subscriptions in the first column and a minimum number of subscriptions in the second column:

                                                  $500,000       $50,000
                                                   Program       Program
Leasehold Acquisition Costs
  of Properties to Be Drilled..................    $ 25,000       $ 2,500

Drilling Costs of Exploratory
  Wells(1).....................................      25,000         2,500

Drilling Costs of Development
  Wells(1).....................................     350,000        35,000

Leasehold Acquisition Costs of
  Productive Properties................             100,000        10,000

 Reimbursement of General
  Partner's Overhead Costs(2).....

      Total......................                $  500,000     $  50,000

(1)   See "GLOSSARY."

(2) The Agreement provides that the General Partner shall be reimbursed by the Partnership for that portion of its general and administrative overhead expense attributable to its conduct of Partnership business and affairs but such reimbursement will be made only out of Partnership Revenue. See "COMPENSATION."

Participation in Costs and Revenues

      Partnership costs, expenses and revenues will be allocated among the Partners in the following percentages:
                                                        General      Limited
COSTS AND EXPENSES                                      Partner      Partners

   Organizational and offering costs of the
   Partnership and any drilling or income
   programs in which the Partnership
   participates as a co-general partner                  100%           0%

   All other Partnership costs and expenses

     Prior to time Limited Partner Capital
         Contributions are entirely expended               1%          99%

     After expenditure of Limited Partner
       Capital Contributions and until
       expenditure of General Partner's
     Minimum Capital Contribution                        100%           0%

     After expenditure of General  Partner's           General       Limited
       Minimum Capital Contribtuion                   Partner's     Partners'
                                                    Percentage(1) Percentage(1)

REVENUES                                               General       Limited
                                                      Partner's     Partners'
------------------                                  Percentage(1) Percentage(1)

1)  See "GLOSSARY."

 Compensation

   The General Partner will not receive any management fees in connection with the operation of the Partnership. The Partnership will reimburse the General Partner for that portion of its general and administrative overhead expense attributable to its conduct of Partnership business and affairs. See "COMPENSATION."

Federal Income Tax Aspects

   The General Partner has received an opinion from the law firm of Conner & Winters, A Professional Corporation, to the effect that, for federal income tax purposes, the Partnership will be classified as a partnership and not as an association taxable as a corporation and as to certain other matters discussed herein. Such opinion is based on certain premises as stated therein and is not binding on the Service or the courts. The General Partner will not apply for a ruling from the Service with respect to such matter and the Partnership may not meet all the conditions which must be met before a ruling would be issued. See "FEDERAL INCOME TAX ASPECTS - Partnership Classification."

   THIS MEMORANDUM CONTAINS AN EXPLANATION OF THE MORE SIGNIFICANT TERMS AND PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP WHICH IS ATTACHED AS EXHIBIT A. THE SUMMARY OF THE AGREEMENT CONTAINED IN THIS MEMORANDUM IS QUALIFIED IN ITS ENTIRETY BY SUCH REFERENCE AND ACCORDINGLY THE AGREEMENT SHOULD BE CAREFULLY REVIEWED AND CONSIDERED.

                             RISK FACTORS

   Prospective purchasers of Units should carefully study the information contained in this Memorandum and should make their own evaluations of the probability for the discovery of oil and natural gas through exploration.

INVESTMENT RISKS

Financial Risks of Drilling Operations

   The Partnership will participate with the General Partner (including, with certain limited exceptions, other drilling programs sponsored by it, or UNIT) and, in some cases, other parties ("joint interest parties") in connection with drilling operations conducted on properties in which the Partnership has an interest. It is not anticipated that all such drilling operations will be conducted under turnkey drilling contracts and, thus, all of the parties participating in the drilling operations on a particular property, including the Partnership, may be fully liable for their proportionate share of all costs of such operations even if the actual costs significantly exceed the original cost estimates. Further, if any joint interest party defaults in its obligation to pay its share of the costs, the other joint interest parties may be required to fund the deficiency until, if ever, it can be collected from the defaulting party. As a result of forced pooling or similar proceedings (see "COMPETITION, MARKETS AND REGULATION"), the Partnership may acquire larger fractional interests in Partnership Properties than originally anticipated and, thus, be required to bear a greater share of the costs of operations. As a result of the foregoing, the Partnership could become liable for amounts significantly in excess of the amounts originally anticipated to be expended in connection with the operations and, in such event, would have only limited means for providing needed additional funds (see "ADDITIONAL FINANCING"). Also, if a well is operated by a company which does not or cannot pay the costs and expenses of drilling or operating a Partnership Well, the Partnership's interest in such well may become subject to liens and claims of creditors who supplied services or materials in connection with such operations even though the Partnership may have previously paid its share of such costs and expenses to the operator. If the operator is unable or unwilling to pay the amount due, the Partnership might have to pay its share of the amounts owing to such creditors in order to preserve its interest in the well which would mean that it would, in effect, be paying for certain of such costs and expenses twice.

Dependence Upon General Partner

   The Limited Partners will acquire interests in the Partnership, not in the General Partner or UNIT. They will not participate in either increases or decreases in the General Partner's or UNIT's net worth or the value of its common stock. Nevertheless, because the General Partner is primarily responsible for the proper conduct of the Partnership's business and affairs and is obligated to provide certain funds that will be required in connection with its operations, a significant financial reversal for the General Partner or UNIT could have an adverse effect on the Partnership and the Limited Partners' interests therein.

   Under the Partnership Agreement, UPC is designated as the General Partner of the Partnership and is given the exclusive authority to manage and operate the Partnership's business. See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -- Power and Authority". Accordingly, Limited Partners must rely solely on the General Partner to make all decisions on behalf of the Partnership, as the Limited Partners will have no role in the management of the business of the Partnership.

   The Partnership's success will depend, in part, upon the management provided by the General Partner, the ability of the General Partner to select and acquire oil and gas properties on which Partnership Wells capable of producing oil and natural gas in commercial quantities may be drilled, to fund the acquisition of revenue producing properties, and to market oil and natural gas produced from Partnership Wells.

Conflicts of Interest

   UNIT and its subsidiaries have engaged in oil and gas exploration and development and in the acquisition of producing properties for their own account and as the sponsors of drilling and income programs formed with third party investors. It is anticipated that UNIT and its subsidiaries will continue to engage in such activities. However, with certain exceptions, it is likely that the Partnership will participate as a working interest owner in all producing oil and gas leases acquired and in all oil and gas wells commenced by the General Partner or UNIT for its own account during the period from January 1, 1997, if the Partnership is formed prior to such date, or from the date of the formation of the Partnership, if subsequent to January 1, 1997, through December 31, 1997 and, with certain limited exceptions, will be a co-general partner of any drilling or income programs, or both, formed by the General Partner or

UNIT in 1997. The General Partner will determine which prospects will be acquired or drilled. With respect to prospects to be drilled, certain of the wells which are drilled for the separate account of the Partnership and the General Partner may be drilled on prospects on which initial drilling operations were conducted by UNIT or the General Partner prior to the formation of the Partnership. Further, certain of the Partnership Wells will be drilled on prospects on which the General Partner and possibly future employee programs may conduct additional drilling operations in years subsequent to 1997. Except with respect to its participation as a co-general partner of any drilling or income program sponsored by the General Partner or UNIT, the Partnership will have an interest only in those wells begun in 1997 and will have no rights in production from wells commenced in years other than 1997. Likewise, if additional interests are acquired in wells participated in by the Partnership after 1997, the Partnership will generally not be entitled to participate in the acquisition of such additional interests. See "CONFLICTS OF INTEREST - Acquisition of Properties and Drilling Operations."

   The Partnership may enter into contracts for the drilling of some or all of the Partnership Wells with affiliates of the General Partner. Likewise the Partnership may sell or market some or all of its natural gas production to an affiliate of the General Partner. These contracts may not necessarily be negotiated on an arm's - length basis. The General Partner is subject to a conflict of interest in selecting an affiliate of the General Partner to drill the Partnership Wells and/or market the natural gas therefrom. The compensation under these contracts will be determined at the time of entering into each such contract, and the costs to be paid thereunder or the sale price to be received will be one which is competitive with the costs charged or the prices paid by unaffiliated parties in the same geographic region. The General Partner will make the determination of what are competitive rates or prices in the area. No provision has been made for an independent review of the fairness and reasonableness of such compensation. See "CONFLICTS OF INTERESTS - Transactions with the General Partner or Affiliates".

Prohibition on Transferability; Lack of Liquidity

   Except for certain transfers (i) to the General Partner, (ii) to or for the benefit of the transferor Limited Partner or members of his or her immediate family sharing the same residence, and (iii) by reason of death or operation of law, a Limited Partner may not transfer or assign Units. The General Partner has agreed, however, that it will, if requested at any time after December 31, 1998, buy Units for prices determined either by an independent petroleum engineering firm or the General Partner pursuant to a formula described under "TERMS OF THE OFFERING - Right of Presentment." This obligation of the General Partner to purchase Units when requested is limited and does not assure the liquidity of a Limited Partner's investment, and the price received may be less than if the Limited Partner continued to hold his or her Units. In addition similar commitments have been made and may hereafter be made to investors in other oil and gas drilling, income and employee programs sponsored by the General Partner or UNIT. There can be no assurance that the General Partner will have the financial resources to honor its repurchase commitments. See "TERMS OF THE OFFERING - Right of Presentment."

Delay of Cash Distributions

   For income tax purposes, a Limited Partner must report his or her distributive share of the income, gains, losses and deductions of the Partnership whether or not cash distributions are made. No cash distributions are expected to be made earlier than the first quarter of 1998. In addition, to the extent that the Partnership uses its revenues to repay borrowings or to finance its activities (see "ADDITIONAL FINANCING"), the funds available for cash distributions by the Partnership will be reduced or may be unavailable. It is possible that the amount of tax payable by a Limited Partner on his or her distributive share of the income of a Partnership will exceed his or her cash distributions from the Partnership. See "FEDERAL INCOME TAX ASPECTS."

   The date any distributions commence and their subsequent timing or amount cannot be accurately predicted. The decision as to whether or not the Partnership will make a cash distribution at any particular time will be made solely by the General Partner.

Limitations on Voting and Other Rights of Limited Partners

   The Agreement, as permitted under the Oklahoma Revised Uniform Limited Partnership Act (the "Act"), eliminates or limits the rights of the Limited Partners to take certain actions, such as:

  .  withdrawing from the Partnership,

  .  transferring Units without restrictions, or

  .  consenting to or voting upon certain matters such as:

     (i) admitting a new General Partner,

     (ii)  admitting Substituted Limited Partners, and

     (iii) dissolving the Partnership.

Furthermore, the Agreement imposes restrictions on the exercise of voting rights granted to Limited Partners. See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -- Voting Rights." Without the provisions to the contrary which are contained in the Agreement, the Act provides that certain actions can be taken only with the consent of all Limited Partners. Those provisions of the Agreement which provide for or require the vote of the Limited Partners, generally permit the approval of a proposal by the vote of Limited Partners holding a majority of the outstanding Units. See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -- Voting Rights." Thus, Limited Partners who do not agree with or do not wish to be subject to the proposed action may nevertheless become subject to the action if the required majority approval is obtained. Notwithstanding the rights granted to Limited Partners under the Agreement and the Act, the General Partner retains substantial discretion as to the operation of the Partnership.

Rollup or Consolidation of Partnership

   Under the terms of the Agreement, at any time two years or more after the Partnership has completed substantially all of its property acquisition, drilling and development operations, the General Partner is authorized to cause the Partnership to transfer its assets to, or to merge or consolidate with, another partnership or a corporation or other entity for the purpose of combining the oil and gas properties and other assets of the Partnership with those of other partnerships formed for investment or participation by the employees, directors and/or con-sultants of UNIT or any of its subsidiaries. Such transfer or com-

bination may be effected without the vote, approval or consent of the Limited Partners. In such event, the Limited Partners will receive interests in the transferee or resulting entity which will mean that they will most likely participate in the results of a larger number of properties but will have proportionately smaller allocable interests therein. Any such transaction is required to be effected in a manner which UNIT and the General Partner believe is fair and equitable to the Limited Partners but there can be no assurance that such transaction will in fact be in the best interests of the Limited Partners. Limited Partners have no dissenters' or appraisal rights under the terms of the Agreement or the Act. Such a transaction would result in the termination and dissolution of the Partnership. While there can be no assurance that the Partnership will participate in such a transaction, the General Partner currently anticipates that the Partnership will, at the appropriate time, be involved in such a transaction. See "TERMS OF OFFERING", and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT."

Partnership Borrowings

   The General Partner has the authority to cause the Partnership to borrow funds to pay certain costs of the Partnership. While the use of financing to preserve the Partnership's equity in oil and gas properties will be intended to increase the Partnership's profits, such financing could have the effect of increasing the Partnership's losses if the Partnership is unsuccessful. In addition, the Partnership may have to mortgage its oil and gas properties and other assets in order to obtain additional financing. If the Partnership defaults on such indebtedness, the lender may foreclose and the Partnership could lose its investment in such oil and gas properties and other assets. See "ADDITIONAL FINANCING -- Partnership Borrowings."

Limited Liability

   Under the Act a Limited Partner's liability for the obligations of the Partnership is limited to such Limited Partner's Capital Contribution and such Limited Partner's share of Partnership assets. In addition, if a Limited Partner receives a return of any part of his or her Capital Contribution, such Limited Partner is generally liable to the Partnership for a period of one year thereafter (or six years in the event such return is in violation of the Agreement) for the amount of the returned contribution. A Limited Partner will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a Limited Partner, such Limited Partner participates in the control of the business of the Partnership.

   The Agreement provides that by a vote of a majority in interest, the Limited Partners may effect certain changes in the Partnership such as termination and dissolution of the Partnership and amendment of the

Agreement. The exercise of any of these and certain other rights is conditioned upon receipt of an opinion by counsel for the Limited Partners or an order or judgment of a court of competent jurisdiction to the effect that the exercise of such rights will not result in the loss of the limited liability of the Limited Partners or cause the Partnership to be classified as an association taxable as a corporation (see "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Amendments" and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Termination"). As a result of certain judicial opinions it is not clear that these rights will ever be available to the Limited Partners. Nevertheless, in spite of the receipt of any such opinion or judicial order, it is still possible that the exercise of any such rights by the Limited Partners may result in the loss of the Limited Partners' limited liability. The Partnership will be governed by the Act. The Act expressly permits limited partners to vote on certain specified partnership matters without being deemed to be participating in the control of the Partnership's business and, thus, should result in greater certainty and more easily obtainable opinions of counsel regarding the exercise of most of the Limited Partners' rights.

   If the Partnership is dissolved and its business is not to be continued, the Partnership will be wound up. In connection with the winding up of the Partnership, all of its properties may be sold and the proceeds thereof credited to the accounts of the Partners. Properties not sold will, upon termination of the Partnership, be distributed to the Partners. The distribution of Partnership Properties to the Limited Partners would result in their having unlimited liability with respect to such properties. See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Limited Liability."

Partnership Acting as Co-General Partner

   It is currently anticipated that the Partnership will serve as a co-general partner in any drilling or income programs formed by the General Partner or UNIT during 1997. See "PROPOSED ACTIVITIES." Accordingly, the Partnership generally will be liable for the obligation and recourse liabilities of any such drilling or income program formed. While a Limited Partner's liability for such claims will be limited to such Limited Partners Capital Contribution and share of Partnership assets, such claims if satisfied from the Partnership's assets could adversely affect the operations of the Partnership.

Past-Due Installments; Acceleration; Additional Assessments

   Installments and Additional Assessments (see "ADDITIONAL FINANCING") are legally binding obligations and past-due amounts will bear interest at the rate set forth in the Agreement; provided, however, that if the General Partner determines that the total Aggregate Subscription is not required to fund the Partnership's business and operations, then the General Partner may, at its sole option, elect to release the Limited Partners from their obligation to pay one or more Installments and amend any relevant Partnership documents accordingly. It is currently anticipated that the total Aggregate Subscription will be required to fund the Partnership's business and operations. In the event an Installment is not paid when due and the General Partner has not released the Limited Partners from their obligation to pay such Installment, then the General Partner may, at its sole option, purchase all Units of the director or employee who fails to pay such Installment, at a price equal to the amount of the prior Installments paid by such person. The General Partner may also bring legal proceedings to collect any unpaid Installments not waived by it or Additional Assessments. In addition, as indicated under "TERMS OF THE OFFERING - Payment for Units; Delinquent Installment," if an employee's employment with or position as a director of the General Partner, UNIT or any affiliate thereof is terminated other than by reason of Normal Retirement (see "GLOSSARY"), death or disability prior to the time the full amount of the subscription price for his or her Units has been paid, all unpaid Installments not waived by the General Partner as described above will become due and payable upon such termination.

Partnership Funds

   Except for Capital Contributions, Partnership funds are expected to be commingled with funds of the General Partner or UNIT. Thus, Partnership funds could become subject to the claims of creditors of the General Partner or UNIT. The General Partner believes that its assets and net worth are such that the risk of loss to the Partnership by virtue of such fact is minimal but there can be no assurance that the Partnership will not suffer losses of its funds to creditors of the General Partner or UNIT.

Compliance With Federal and State Securities Laws

   This offering has not been registered under the Securities Act of 1933, as amended, in reliance upon exemptive provisions of said act. Further, these interests are being sold pursuant to exemptions from registration in the various states in which they are being offered and may be subject to additional restrictions in such jurisdictions on transfer. There is no assurance that the offering presently qualifies or will continue to qualify under such exemptive provisions due to, among other things, the adequacy of disclosure and the manner of distribution of the offering, the existence of similar offerings conducted by the General Partner or UNIT or its affiliates in the past or in the future, a failure or delay in providing notices or other required filings, the conduct of other oil and gas activities by the General Partner or UNIT and its affiliates or the change of any securities laws or regulations.

   If and to the extent suits for rescission are brought and successfully concluded for failure to register this offering or other offerings under the Securities Act of 1933, as amended, or state securities acts, or for acts or omissions constituting certain prohibited practices under any of said acts, both the capital and assets of the General Partner and the Partnership could be adversely affected, thus jeopardizing the ability of the Partnership to operate successfully. Further, the time and capital of the General Partner could be expended in defending an action by investors or by state or federal authorities even where the Partnership and the General Partner are ultimately exonerated.

Title To Properties

   The Partnership Agreement empowers the General Partner, UNIT or any of their affiliates, to hold title to the Partnership Properties for the benefit of the Partnership. As such it is possible that the Partnership

Properties could be subject to the claims of creditors of the General Partner. The General Partner is of the opinion that the likelihood of the occurrence of such claims is remote. However, the Partnership Property could be subject to claims and litigation in the event that the General Partner failed to pay its debts or became subject to the claims of creditors.

Use of Partnership Funds to Exculpate and Indemnify the General Partner

   The Agreement contains certain provisions which are intended to limit the liability of the General Partner and its affiliates for certain acts or omissions within the scope of the authority conferred upon them by the Agreement. In addition, under the Agreement, the General Partner will be indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement sustained by it in connection with the Partnership so long as the losses, judgments, liabilities, expenses or amounts were not the result of gross negligence or willful misconduct on the part of the General Partner. See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -- Exculpation and Indemnification of the General Partner."

The Partnership Agreement May Limit the Fiduciary Obligation of the General Partner to the Partnership and the Limited Partners

   The Agreement contains certain provisions which modify what would otherwise be the applicable Oklahoma law relating to the fiduciary standards of the General Partner to the Limited Partners. The fiduciary standards in the Agreement could be less advantageous to the Limited Partners and more advantageous to the General Partner than the corresponding fiduciary standards otherwise applicable under Oklahoma law (although there are very few legal precedents clarifying exactly what fiduciary standards would otherwise be applicable under Oklahoma law). The purchase of Units may be deemed as consent to the fiduciary standards set forth in the Agreement. See "FIDUCIARY RESPONSIBILITY." As a result of these provisions in the Agreement, the Limited Partners may find it more difficult to hold the General Partner responsible for acting in the best interest of the Partnership and the Limited Partners than if the fiduciary standards of the otherwise applicable Oklahoma law governed the situation.

TAX RELATED RISKS

Changes in Tax Laws

   The Internal Revenue Code of 1986, as amended (the "Code"), and regulations and interpretations thereof are subject to change by Congress, the courts and administrative agencies. Regulations have not been issued or proposed under many of the provisions of recent legislation. For these reasons, no assurance can be given that the interpretations of the federal income tax laws included herein will not be challenged or if challenged, will be sustained. Notwithstanding enactment of additional legislation further modifying, reducing or eliminating any or all tax benefits, or new interpretations of law which might require treatment different from that described under "FEDERAL INCOME TAX ASPECTS," the Partnership is authorized to expend the Capital Contributions of the Limited Partners and to conduct the Partnership's business, affairs and operations as described in the Agreement, and each item of Partnership Revenue, gain, loss, cost or expense will be shared or borne in the manner specified therein.

Partnership Audits; Interest on Tax Deficiencies

   If the Service audits a Partnership tax return, no assurance can be given that tax adjustments will not be made. Any such adjustments could increase the likelihood of audits of the personal returns of the Limited Partners which could result in adjustments of any items of income, gain, loss, deduction or credit included in those personal returns regardless of whether those items relate to the Partnership. Any deficiency assessed against a taxpayer will bear interest at an annual rate equal to the 3-month Treasury bill rate plus three percentage points. This interest rate will be adjusted quarterly, with the new rate becoming effective two months after the date of each adjustment. The annual rate which commenced January 1, 1997 is 9% (compounded daily), but, as stated, such rate may change every three months.

   In addition, audits of Partnership taxable years will be conducted at the Partnership level rather than at the Partner level. The Code also gives certain authority to the "Tax Matters Partner" to deal with any Service audit, assessment and administrative and judicial proceedings. The General Partner will be the "Tax Matters Partner" for the Partnership. See "FEDERAL INCOME TAX ASPECTS - Partnership Tax Returns and Tax Information."

Status as a Partnership

   The tax benefits of oil and gas investments will be unavailable to the Limited Partners if the Partnership is not held to be a partnership for federal income tax purposes. The General Partner has not obtained a ruling from the Service that the Partnership will be treated, for federal income tax purposes, as a partnership rather than as an association taxable as a corporation. The General Partner has received an opinion of Conner & Winters, a Professional Corporation, based on certain premises and representations of the General Partner as stated therein, that the Partnership will be classified as a partnership for federal income tax purposes, such opinion is not binding upon the Service and there is no assurance that partnership status will not be challenged. Should the Partnership be held to be an association taxable as a corporation, only the Partnership, and not the Partners, would be entitled to the principal tax benefits, including the deduction for intangible drilling and development costs, and the Partners' after-tax investment return, if any, would be reduced. In such event the Partnership would be taxed on the income and the Partners would be taxed on distributions from the Partnership as dividends to the extent of current or accumulated earnings and profits of the Partnership. Excess distributions would be treated first as a reduction of basis and the balance as capital gain.

Tax Treatment of Partnership Allocations

   There are various provisions in the Agreement pertaining to the allocation among Partners of items of income, gain, loss, deduction and credit. There can be no assurance that the allocation provisions of the Agreement will not be challenged by the Service or that such a challenge, if made, would not be sustained by the courts. Also, under the passive activity loss rules, allocations of losses from the Partnership to Limited Partners may not be deductible currently. See "FEDERAL INCOME TAX ASPECTS - Partnership Allocations, Partnership Losses and Limitations on Losses and Credits from Passive Activities."

Disproportionate Tax Liability upon Transfer

   Under the terms of the Agreement, distributions of Partnership Revenue will be made to those persons who were the record holders of Units on the day the distribution is made even if that person did not own his or her Units during all of the calendar year with respect to which the distribution is being made. See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Partnership Distributions and Transferability of Interests." However, in allocating Partnership Revenue for federal income tax purposes between a transferor and a transferee of Units, generally each will be allocated that portion of the income realized during the year that is equal to the portion of the year that he or she owned the Units. Because of these different allocation procedures, it is possible that a party to a transfer of Units could be allocated a greater or lesser amount of Partnership Revenue for federal income tax purposes than the amount of distributions he or she actually receives.

OPERATIONAL RISKS

Risks Inherent in Oil and Gas Operations

   The Partnership will be participating with the General Partner in acquiring producing oil and gas leases and in the drilling of those oil and gas wells commenced by the General Partner from the later of January 1, 1997 or the time the Partnership is formed through December 31, 1997 and, with certain limited exceptions, serving as a co-general partner of any oil and gas drilling or income programs, or both, formed by the General Partner or UNIT during 1997.

   All drilling to establish productive oil and natural gas properties is inherently speculative. The techniques presently available to identify the existence and location of pools of oil and natural gas are indirect, and, therefore, a considerable amount of personal judgment is involved in the selection of any prospect for drilling. The economics of oil and natural gas drilling and production are affected or may be affected in the future by a number of factors which are beyond the control of the General Partner, including (i) the general demand in the economy for energy fuels, (ii) the worldwide supply of oil and natural gas, (iii) the price of, as well as governmental policies with respect to, oil imports, (iv) potential competition from competing alternative fuels, (v) governmental regulation of prices for oil and natural gas,
(vi) state regulations affecting allowable rates of production, well spacing and other factors, and (vii) availability of drilling rigs, casing and other necessary goods and services. See "COMPETITION, MARKETS AND REGULATION." The revenues, if any, generated from Partnership operations will be highly dependent upon the future prices and demand for oil and natural gas. The factors enumerated above affect, and will continue to affect, oil and natural gas prices. Recently, prices for oil and natural gas have fluctuated over a wide range.

Operating and Environmental Hazards

   Operating hazards such as fires, explosions, blowouts, unusual formations, formations with abnormal pressures and other unforeseen conditions are sometimes encountered in drilling wells. On occasion, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce the funds available for exploration and development or result in loss of Partnership Properties. The Partnership will attempt to maintain customary insurance coverage, but the Partnership may be subject to liability for pollution and other damages or may lose substantial portions of its properties due to hazards against which it cannot insure or against which it may elect not to insure due to unreasonably high or prohibitive premium costs or for other reasons. The activities of the Partnership may expose it to potential liability for pollution or other damages under laws and regulations relating to environmental matters (see "Government Regulation and Environmental Risks" below).

Competition

   The oil and gas industry is highly competitive. The Partnership will be involved in intense competition for the acquisition of quality undeveloped leases and producing oil and gas properties. There can be no assurance that a sufficient number of suitable oil and gas properties will be available for acquisition or development by the Partnership. The Partnership will be competing with numerous major and independent companies which possess financial resources and staffs larger than those available to it. The Partnership, therefore, may be unable in certain instances to acquire desirable leases or supplies or may encounter delays in commencing or completing Partnership operations.

Markets for Oil and Natural Gas Production

   There is currently a worldwide surplus of oil production capacity. Historically (prior to the early 1980s), world oil prices were established and maintained largely as a result of the actions of members of OPEC to limit, and maintain a base price for, their oil production. In more recent years, however, members of OPEC have been unable to agree to and maintain price and production controls, which has resulted in significant downward pressure on oil prices. Although future levels of production by the members of OPEC or the degree to which oil prices will be affected thereby cannot be predicted, it is possible that prices for oil produced in the future will be higher or lower than those currently available. There can be no assurance that the Partnership will be able to market any oil that it produces or, if such oil can be marketed, that favorable price and other contractual terms can be negotiated. See "COMPETITION, MARKETS AND REGULATION - Marketing of Production."

   The natural gas market is also currently unsettled due to a number of factors. In the past, production from natural gas wells in some geographic areas of the United States has been curtailed for considerable periods of time due to a lack of market demand. In addition, there may be an excess supply of natural gas in areas where Partnership Wells are located. In that event, it is possible that such Partnership Wells will be shut-in or that natural gas in these areas will be sold on terms less favorable than might otherwise be obtained. Competition for available markets has been vigorous and there remains great uncertainty about prices that purchasers will pay. In recent years, significant court decisions and regulatory changes have affected the natural gas markets. As a result of such court decisions, regulatory changes and unsettled market conditions, natural gas regulations may be modified in the future and may be subject to further judicial review or invalidation. The combination of these factors, among others, makes it particularly difficult to estimate accurately future prices of natural gas, and any assumptions concerning future prices may prove incorrect. Natural gas surpluses could result in the Partnership's inability to market natural gas profitably, causing Partnership Wells to curtail production and/or receive lower prices for its natural gas, situations which would adversely affect the Partnership's ability to make cash distributions to its participants. See "COMPETITION, MARKETS AND REGULATION."

   In the event that the Partnership discovers or acquires natural gas reserves, there may be delays in commencing or continuing production due to the need for gathering and pipeline facilities, contract negotiation with the available market, pipeline capacities, seasonal takes by the gas purchaser or a surplus of available gas reserves in a particular area.

Government Regulation and Environmental Risks

   The oil and gas business is subject to pervasive government regulation under which, among other things, rates of production from producing properties may be fixed and the prices for gas produced from such producing properties may be impacted. It is possible that these regulations pertaining to rates of production could become more pervasive and stringent in the future. The activities of the Partnership may expose it to potential liability under laws and regulations relating to environmental matters which could adversely affect the Partnership. Compliance with these laws and regulations may increase Partnership costs, delay or prevent the drilling of wells, delay or prevent the acquisition of otherwise desirable producing oil and gas properties, require the Partnership to cease operations in certain areas, and cause delays in the production of oil and gas. See "COMPETITION, MARKETING AND REGULATION."

Leasehold Defects

   In certain instances, the Partnership may not be able to obtain a title opinion or report with respect to a producing property that is acquired. Consequently, the Partnership's title to any such property may be uncertain. Furthermore, even if certain technical defects do appear in title opinions or reports with respect to a particular property, the General Partner, in its sole discretion, may determine that it is in the best interest of the Partnership to acquire such property without taking any curative action.

                         TERMS OF THE OFFERING

General

      .   500 Maximum Units; 50 Minimum Units

      .   $1,000 Units; Minimum subscription: $2,000

      .   Minimum Partnership: $50,000 in subscriptions

      .   Maximum Partnership: $500,000 in subscriptions

Limited Partnership Interests

   The Partnership hereby offers to certain employees (described under "Subscription Rights" below) and directors of UNIT and its subsidiaries an aggregate of 500 Units. The purchase price of each Unit is $1,000, and the minimum permissible purchase by any eligible subscriber is two Units ($2,000). See "Subscription Rights" below for the maximum number of Units that may be acquired by subscribers.

   The Partnership will be formed as an Oklahoma limited partnership upon the closing of the offering of Units made by this Memorandum. The General Partner will be Unit Petroleum Company (the "General Partner", or "UPC"), an Oklahoma corporation. Partnership operations will be conducted from the General Partner's offices, the address of which is 1000 Kensington Tower I, 7130 South Lewis Avenue, Tulsa, Oklahoma 74136, telephone (918) 493-7700.

   The offering of Units will be closed on January 31, 1997 unless extended by the General Partner for up to 30 days, and all Units subscribed will be issued on the Effective Date. The offering may be withdrawn by the General Partner at any time prior to such date if it believes it to be in the best interests of the eligible employees and Directors or the General Partner not to proceed with the offering.

   If at least 50 Units ($50,000) are not subscribed prior to the termination of the offering, the Partnership will not commence business. The General Partner may, on its own accord, purchase Units and, in such capacity, will enjoy the same rights and obligations as other Limited Partners, except the General Partner will have unlimited liability. The General Partner may, in its discretion, purchase Units sufficient to reach the minimum Aggregate Subscription ($50,000). Because the General Partner or its affiliates might benefit from the successful completion of this offering (see "PARTICIPATION IN COSTS, AND REVENUES" and "COMPENSATION"), investors should not expect that sales of the minimum Aggregate Subscription indicate that such sales have been made to investors that have no financial or other interest in the offering or that have otherwise exercised independent investment discretion.
Further, the sale of the minimum Aggregate Subscription is not designed as a protection to investors to indicate that their interest is shared by other unaffiliated investors and no investor should place any reliance on the sale of the minimum Aggregate Subscription as an indication of the merits of this offering. Units acquired by the General Partner will be for investment purposes only without a present intent for resale and there is no limit on the number of Units that may be acquired by it.

Subscription Rights

   Units are offered only to persons who are salaried employees of UNIT or its subsidiaries at the date of formation of the Partnership and who are exempt under the Fair Labor Standards Act and whose annual base sala-ries for 1997 (excluding bonuses) have been set at $22,680 or more and to Directors of UNIT. Only employees and Directors who are U.S. citizens are eligible to participate in the offering. In addition, employees and Directors must be able to bear the economic risks of an investment in the Partnership and must have sufficient investment experience and expertise to evaluate the risks and merits of such an investment. See "PLAN OF DISTRIBUTION - Suitability of Investors."

   Eligible employees and Directors are restricted as to the number of Units they may purchase in the offering. The maximum number of Units which can be acquired by any employee is that number of whole Units which can be purchased with an amount which does not exceed one-half of the employee's base salary for 1997. Each Director of UNIT may subscribe for a maximum of 150 Units (maximum investment of $150,000). At January 1, 1997 there were approximately 125 Directors and employees eligible to purchase Units.

   Eligible employees and Directors may acquire Units through a corporation or other entity in which all of the beneficial interests are owned by them or permitted assignees (see "SUMMARY OF THE LIMITED
PARTNERSHIP AGREEMENT - Transferability of Interests"); provided that such employees or Directors will be jointly and severally liable with such entity for payment of the Capital Subscription.

   If all eligible employees and Directors subscribed for the maximum number of Units, the Units would be oversubscribed. In that event, Units would be allocated among the respective subscribers in the proportion that each subscription amount bears to total subscriptions obtained.

   No employee is obligated to purchase Units in order to remain in the employ of UNIT, and the purchase of Units by any employee will not obligate UNIT to continue the employment of such employee. Units may be subscribed for by the spouse or a trust for the minor children of eligible employees and Directors.

Payment for Units; Delinquent Installment

   The Capital Subscriptions of the Limited Partners will be payable either (i) in four equal Installments, the first of such Installments being due on March 15, 1997 and the remaining three of such Installments being due on June 15, 1997, September 15, 1997 and December 15, 1997, respectively, or (ii) by employees so electing in the space provided on the Subscription Agreement, through equal deductions from 1997 salary paid to the employee by the General Partner, UNIT or its subsidiaries commencing immediately after formation of the Partnership. If an employee or Director who has subscribed for Units (either directly or through a corporation or other entity) ceases to be employed by or serve as a Director of the General Partner, UNIT or any of its subsidiaries for any reason other than death, disability or Normal Retirement prior to the time the full amount of all Installments not waived by the General Partner as described below are due, then the due date for any such unpaid Installments shall be accelerated so that the full amount of his or her unpaid Capital Subscription will be due and payable on the effective date of such termination.

   Each Installment will be a legally binding obligation of the Limited Partner and any past due amounts will bear interest at an annual rate equal to two percentage points in excess of the prime rate of interest of

Bank of Oklahoma, N.A., Tulsa, Oklahoma; provided, however, that if the General Partner determines that the total Aggregate Subscription is not required to fund the Partnership's business and operations, then the General Partner may, at its sole option, elect to release the Limited Partners from their obligation to pay one or more Installments. If the General Partner elects to waive the payment of an Installment, it will notify all Limited Partners promptly in writing of its decision and will, to the extent required, amend the certificate of limited partnership and any other relevant Partnership documents accordingly. It is currently anticipated that the total Aggregate Subscription will be required, however, to fund the Partnership's business and operations.

   In the event a Limited Partner fails to pay any Installment when due and the General Partner has not released the Limited Partners from their obligation to pay such Installment, then the General Partner, at its sole option and discretion, may elect to purchase the Units of such defaulting Limited Partner at a price equal to the total amount of the Capital Contributions actually paid into the Partnership by such defaulting Limited Partner, less the amount of any Partnership distributions that may have been received by him or her. Such option may be exercised by the General Partner by written notice to the Limited Partner at any time after the date that the unpaid Installment was due and will be deemed exercised when the amount of the purchase price is first tendered to the defaulting Limited Partner. The General Partner may, in its discretion, accept payments of delinquent Installments not waived by it but will not be required to do so.

   In the event that the General Partner elects to purchase the Units of a defaulting Limited Partner, it must pay into the Partnership the amount of the delinquent Installment (excluding any interest that may have accrued thereon) and pay each additional Installment, if any, payable with respect to such Units as it becomes due. By virtue of such purchase, the General Partner will be allocated all Partnership Revenues, be charged with all Partnership costs and expenses attributable to such Units and will enjoy the same rights and obligations as other Limited Partners, except the General Partner will have unlimited liability.

Right of Presentment

   After December 31, 1998, and annually thereafter, Limited Partners will have the right to present their Units to the General Partner for purchase. The General Partner will not be obligated to purchase more than 20% of the then outstanding Units in any one calendar year. The purchase price to be paid for the Units of any Limited Partner presenting them for purchase will be based on the net asset value of the Partnership which shall be equal to:

   (1) The value of the proved reserves attributable to the Partnership Properties, determined as set forth below; plus

   (2) The estimated salvage value of tangible equipment installed on Partnership Wells less the costs of plugging and abandoning the wells, both discounted at the rate utilized to determine the value of the Partnership's reserves as set forth below; plus

   (3) The lower of cost or fair market value of all Partnership
       Properties to which proved reserves have not been attributed but which have not been condemned, as determined by an independent petroleum engineering firm or the General Partner, as the case may be; plus

   (4) Cash on hand; plus

   (5) Prepaid expenses and accounts receivable (less a reasonable reserve for doubtful accounts); plus

   (6) The estimated market value of all other Partnership assets not included in (1) through (5) above, determined by the General Partner; MINUS

   (7) An amount equal to all debts, obligations and other liabilities of the Partnership.

The price to be paid for each Limited Partner's interest of the net asset value will be his or her proportionate share of such net asset value less 75% of the amount of any distributions received by him or her which are attributable to the sales of the Partnership production since the date as of which the Partnership's proved reserves are estimated.

   The value of the proved reserves attributable to Partnership
Properties will be determined as follows:

   (i) First, the future net revenues from the production and sale of the proved reserves will be estimated as of the end of the calendar year in which presentment is made based on an independent engineering firm's report and its estimates of price and cost escalations or, if no report was made, as determined by the General Partner;

   (ii) Next, the future net revenues from the production and sale of proved reserves as determined above will be discounted at an annual rate which is one percentage point higher than the prime rate of interest being charged by the Bank of Oklahoma, N.A., Tulsa, Oklahoma, or any successor bank, as of the date such reserves are estimated; and

   (iii) Finally, the total discounted value of the future net revenues from the production and sale of proved reserves will be reduced by an additional 25% to take into account the risks and uncertainties associated with the production and sale of the reserves and other unforeseen uncertainties.

   A Limited Partner who elects to have his Units purchased by the General Partner should be aware that estimates of future net recoverable reserves of oil and gas and estimates of future net revenues to be received therefrom are based on a great many factors, some of which, particularly future prices of production, are usually variable and uncertain and are always determined by predictions of future events. Accordingly, it is common for the actual production and revenues received to vary from earlier estimates. Estimates made in the first few years of production from a property will be based on relatively little production history and will not be as reliable as later estimates based on longer production history. As a result of all the foregoing, reserve estimates and estimates of future net revenues from production may vary from year to year.

   This right of presentment may be exercised by written notice from a Limited Partner to the General Partner. The sale will be effective as of the close of business on the last day of the calendar year in which such notice is given or, at the General Partner's election, at 7:00 A.M. on the following day. Within 120 days after the end of the calendar year, the General Partner will furnish each Limited Partner who gave such notice during the calendar year a statement showing the cash purchase price which would be paid for the Limited Partner's interest as of December 31 of the preceding year, which statement will include a summary of estimated reserves and future net revenues and sufficient material to reveal how the purchase price was determined. The Limited Partner must, within 30 days after receipt of such statement, reaffirm his or her election to sell to the General Partner.

   As noted above, the General Partner will not be obligated to purchase in any one calendar year more than 20% of the Units in the Partnership then outstanding. Moreover, the General Partner will not be obligated to purchase any Units pursuant to such right if such purchase, when added to the total of all other sales, exchanges, transfers or assignments of Units within the preceding 12 months, would result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code or would cause the Partnership to lose its status as a partnership for federal income tax purposes. If more than the number of Units which may be purchased are tendered in any one year, the Limited Partners from whom the Units are to be purchased will be determined by lot. Any Units presented but not purchased with respect to one year will have priority for such purchase the following year.

   The General Partner does not intend to establish a cash reserve to fund its obligation to purchase Units, but will use funds provided by its operations or borrowed funds (if available), using its assets (including such Units purchased or to be purchased from Limited Partners) as collateral to fund such obligations. However, there is no assurance that the General Partner will have sufficient financial resources to discharge its obligations.

Rollup or Consolidation of Partnership

   The Agreement provides that two years or more after the Partnership has completed substantially all of its property acquisition, drilling and development operations, the General Partner may, without the vote, consent or approval of the Limited Partners, cause all or substantially all of the oil and gas properties and other assets of the Partnership to be sold, assigned or transferred to, or the Partnership merged or consolidated with, another partnership or a corporation, trust or other entity for the purpose of combining the assets of two or more of the oil and gas partnerships formed for investment or participation by employees, directors and/or consultants of UNIT or any of its subsidiaries; provided, however, that the valuation of the oil and gas properties and other assets of all such participating partnerships for purposes of such transfer or combination shall be made on a consistent basis and in a manner which the General Partner and UNIT believe is fair and equitable to the Limited Partners. As a consequence of any such transfer or combination, the Partnership shall be dissolved and terminated and the Limited Partners shall receive partnership interests, stock or other equity interests in the transferee or resulting entity. Any such action will cause the Limited Partners' attributable interest in the Partnership Properties to be diluted but it will also provide them with attributable interests in the properties and other assets of the other partnerships participating in the consolidation. It also may reduce somewhat the amount of their attributable shares of the direct and indirect costs of administering the Partnership. See "RISK FACTORS - Investment Risks - Roll-Up or Consolidation of Partnership."

                         ADDITIONAL FINANCING

   The General Partner will use its best efforts, consistent with Partnership objectives, to acquire Productive properties and complete the Partnership's drilling and development operations before the Aggregate Subscription has been fully expended or committed. However, funds in addition to the Aggregate Subscription may be required to pay costs and expenses which are chargeable to the Limited Partners. In those instances described below, the General Partner may call for Additional Assessments or may apply Partnership Revenue allocable to the Limited Partners in payment and satisfaction of such costs or the General Partner may, but shall not be required to, fund the deficiency with Partnership borrowings to be repaid with Partnership Revenue.

Additional Assessments

   When the Aggregate Subscription has been fully expended or committed, the General Partner may make one or more calls for any portion or all of the maximum Additional Assessments of $100 per Unit. However, no Additional Assessments may be required before the General Partner's Minimum Capital Contribution has been fully expended. Such assessments may be used to pay the Limited Partners' share of the Drilling Costs, Special Production and Marketing Costs or Leasehold Acquisition Costs of Productive properties which are chargeable to the Limited Partners. The amount of the Additional Assessment so called shall be due and payable on or before such date as the General Partner may set in such call, which in no event will be earlier than thirty (30) days after the date of mailing of the call. The notice of the call for Additional Assessments will specify the amount of the assessment being required, the intended use of such funds, the date on which the contributions are payable and describe the consequences of nonpayment. Although the Limited Partners who do not respond will participate in production, if any, obtained from operations conducted with the proceeds from the aggregate Additional Assessments paid into the Partnership, the amount of the unpaid Additional Assessment shall bear interest at the annual rate equal to two (2) percentage points in excess of the prime rate of interest of Bank of Oklahoma, N.A., Tulsa, Oklahoma, or successor bank, as announced and in effect from time to time, until paid. The Partnership will have a lien on the defaulting Limited Partner's interest in the Partnership and the General Partner may retain Partnership Revenue otherwise available for distribution to the defaulting Limited Partner until an amount equal to the unpaid Additional Assessment and interest is received. Furthermore, the General Partner may satisfy such lien by proceeding with legal action to enforce the lien and the defaulting Limited Partner shall pay all expenses of collection, including interest, court costs and a reasonable attorney's fee.

Prior Programs

   In the prior employee programs conducted by UNIT or the General Partner in each of the years 1984 through 1996, Additional Assessments could be called for as provided herein. At September 30, 1996, there had been no calls for Additional Assessments in such programs. There can be no assurance, however, that Additional Assessments will not be required to pay Partnership costs.

Partnership Borrowings

   At any time after the General Partner's Minimum Capital Contribution has been fully expended, the General Partner may cause the Partnership to borrow funds for the purpose of paying Drilling Costs, Special Production and Marketing Costs or Leasehold Acquisition Costs of Productive properties, which borrowings may be secured by interests in the Partnership Properties and will be repaid, including interest accruing thereon, out of Partnership Revenue. The General Partner may, but is not required to, advance funds to the Partnership for the same purposes for which Partnership borrowings are authorized. With respect to any such advances, the General Partner will receive interest in an amount equal to the lesser of the interest which would be charged to the Partnership by unrelated banks on comparable loans for the same purpose or the General Partner's interest cost with respect to such loan, where it borrows the same. No financing charges will be levied by the General Partner in connection with any such loan. If Partnership borrowings secured by interests in the Partnership Wells and repayable out of Partnership Revenue cannot be arranged on a basis which, in the opinion of the General Partner, is fair and reasonable, and the entire sum required to pay such costs is not available from Partnership Revenue, the General Partner may dispose of some or all of the Partnership Properties upon which such operations were to be conducted by sale, farm-out or abandonment.

   If the Partnership requires funds to conduct Partnership operations during the period between any of the Installments due from the Limited Partners, then, notwithstanding the foregoing, the General Partner shall advance funds to the Partnership in an amount equal to the funds then required to conduct such operations but in no event more than the total amount of the Aggregate Subscription remaining unpaid. With respect to any such advances, the General Partner shall receive no interest thereon and no financing charges will be levied by the General Partner in connection therewith. The General Partner shall be repaid out of the Installments thereafter paid into the capital of the Partnership when due.

   The Partnership may attempt to finance any expenses in excess of the Partners' Capital Subscriptions by the foregoing means and any other means which the General Partner deems in the best interests of the Partnership, but the Partnership's inability to meet such costs could result in the deferral of drilling operations or in the inability to participate in future drilling or in non-consent penalties pursuant to which co-owners of particular working interests recover several times the amount which would have been funded by the Partnership in accordance with its ownership interest before the Partnership would participate in revenues.

   The use of Partnership Revenue allocable to the Limited Partners to pay Partnership costs and expenses and to repay any Partnership borrowings will mean that such revenue will not be available for distribution to the Limited Partners. Nonetheless, the Limited Partners may incur income tax liability by virtue of that revenue and, thus, may not receive distributions from the Partnership in amounts necessary to pay such income tax. However, the use of such revenue to pay Partnership costs and expenses may generate additional deductions for the Limited Partners.

                         PLAN OF DISTRIBUTION

   Units will be offered privately only to select persons who can demonstrate to the General Partner that they have both the economic means and investment expertise to qualify as suitable investors. It is anticipated that the Units will be offered and sold by the officers and directors of UPC or UNIT, except that in states which require partici-

pation by a registered broker-dealer in the offer and sale of securities the Units will be offered through such broker-dealer as may be selected by the General Partner. Such broker-dealer's activities in connection with the offering of interests in the Partnership will be limited solely to such activities as are technically required by state laws with respect to the offer of securities by brokers or dealers. Such broker-dealer will not receive any fees or sales commission but will be reimbursed for actual out-of-pocket expenses. Such expenses will be part of the organizational costs to be paid by the General Partner.

Suitability of Investors

   Subscriptions should be made only by appropriate persons who can reasonably benefit from an investment in the Partnership. In this regard, a subscription will generally be accepted only from a person who can represent that such person has (or in the case of a husband and wife, acting as joint tenants, tenants in common or tenants in the entirety, that they have) a net worth, including home, furnishings and automobiles, of at least five times the amount of his or her Capital Subscription, and estimates that such person will have during the current year adjusted gross income in an amount which will enable him or her to bear the economic risks of his or her investment in the Partnership. Such person must also demonstrate that he or she has sufficient investment experience and expertise to evaluate the risks and merits of an investment in the Partnership.

   Participation in the Partnership is intended only for those persons willing to assume the risk of a speculative, illiquid, long-term investment. Entitlement to and maintenance of the exemptions from registration provided by Sections 3(b) and/or 4(2) of the Securities Act of 1933, as amended, require the imposition of certain limitations on the persons to whom offers may be made, and from whom subscriptions may be accepted. Therefore, this offering is limited to persons who, by virtue of investment acumen or financial resources, satisfy the General Partner that they meet suitability standards consistent with the maintenance and preservation of the exemptions provided by Sections 3(b) and/or 4(2) and by the applicable rules and regulations of the Securities and Exchange Commission, as well as those contained herein and in the Subscription

Agreement. Persons offering interests shall sufficiently inquire of a prospective investor to be reasonably assured that such investor meets such acceptable standards. Suitability standards may also be imposed by the regulatory authorities of the various states in which interests may be offered.

                    RELATIONSHIP OF THE PARTNERSHIP,
                  THE GENERAL PARTNER AND AFFILIATES

   The following diagram depicts the primary relationships among the Partnership, the General Partner and certain of its affiliates.



                           UNIT CORPORATION
                           ----------------
                                  (
                (-----------------(-------------------(
                (                                     (
      Unit Petroleum Company               Unit Drilling Company
      ----------------------               ---------------------
                (
                (   General Partner
                (   ---------------
                (
     Unit 1997 Employee Oil & Gas
         Limited Partnership
     ----------------------------
                (
                (   Limited Partners
                (   ----------------
                (
        Eligible Employees
               and
            Directors
        ------------------




                          PROPOSED ACTIVITIES

General

   The Partnership will, with certain limited exceptions, participate in all of UNIT's or UPC's oil and gas activities commenced during 1997. The Partnership will acquire 5% of essentially all of UNIT's interest in such activities. The activities will include (i) participating as a joint working interest owner with UNIT or UPC in any producing leases acquired and in any wells commenced by UNIT or UPC other than as a general partner in a drilling or income program during 1997 and (ii) serving as a co-general partner in any drilling or income programs, or both, formed by the General Partner or UNIT during 1997.

   Acquisition of Properties and Drilling Operations. The Partnership will participate, to the extent of 5% of UPC or UNIT's final interest in each well, as a fractional working interest holder in any producing leases acquired and in any drilling operations conducted by UPC or UNIT for its own account which are acquired or commenced, respectively, from January 1, 1997, or the time of the formation of the Partnership if subsequent to January 1, 1997, until December 31, 1997, except for wells, if any:

         (i)    drilled outside the 48 contiguous United States;

        (ii) drilled as part of secondary or tertiary recovery operations which were in existence prior to formation of the Partnership;

       (iii) drilled by third parties under farm-out or similar arrangements with UNIT or the General Partner or whereby UNIT or the General Partner may be entitled to an overriding royalty, reversionary or other similar interest in the production from such wells but is not obligated to pay any of the Drilling Costs thereof;

        (iv) acquired by UNIT or the General Partner through the acquisition by UNIT or the General Partner of, or merger of UNIT or the General Partner with, other companies (However, this exception may, at the discretion of Unit or the General Partner, be waived); or

         (v) with respect to which the General Partner does not believe that the potential economic return therefrom justifies the costs of participation by the Partnership.

   Instances referred to in (v) could occur when UNIT or one of its subsidiaries agrees to participate in the ownership of a prospect for its own account in order to obtain the contract to drill the well thereon. There may be situations where the potential economic return of the well alone would not be sufficient to warrant participation by UNIT but when considered in light of the revenues expected to be realized as a result of the drilling contract, such participation is desirable from UNIT's standpoint. However, in such a situation, the Partnership would not be entitled to any of the revenues generated by the drilling contract so its participation in the well would not be desirable.

   For these purposes, the drilling of a well will be deemed to have commenced on the "spud date," i.e., the date that the drilling rig is set up and actual drilling operations are commenced. Any clearing or other site preparation operations will not be considered part of the drilling operations for these purposes.

   Participation in Drilling or Income Programs. Except for certain limited exceptions it is anticipated that the Partnership will participate with UPC or UNIT as a co-general partner of any drilling or income programs, or both, formed by UPC or UNIT and its affiliates during 1997. The Partnership will be charged with 5% of the total costs and expenses charged to the general partners and allocated 5% of the revenues allocable to the general partners in any such program and UPC or UNIT will be charged with the remaining 95% of the general partners' share of costs and expenses and allocated the remaining 95% of the general partners' share of program revenues.

   UNIT or its affiliates formed drilling programs for outside investors from 1979 through 1984. In 1987, the Unit 1986 Energy Income Limited Partnership (the "1986 Energy Program") was formed primarily to acquire interests in producing oil and gas properties. See "PRIOR ACTIVITIES". All of the programs were formed as limited partnerships and interests in all of the programs other than the Unit 1979 Oil and Gas Program and the 1986 Energy Program were offered in registered public offerings. The 1979 Program and 1986 Energy Program were offered privately to a limited number of sophisticated investors.

   No drilling or income programs for third party investors were formed in 1996. Although it does not currently contemplate doing so, UNIT may form such drilling or income programs during 1997. If such a program is formed, there would be only one or two such programs and they probably would be privately offered. The precise revenue and cost sharing format of any such programs has not been determined.

   The cost and revenue sharing provisions of virtually all drilling programs offered to third parties generally require the limited partners or investors to bear a somewhat higher percentage of the program's drilling and development costs than the percentage of program revenues to which they are entitled. Likewise, the general partners will normally receive a higher percentage of revenues than the percentage of drilling and development costs which they are required to pay. The difference in these percentages is often referred to as the general partners' "promote". Any drilling program which UNIT or UPC may form in 1997 for outside investors would likely have some amount of "promote" for the general partner(s).

   Any income program may use the same or a similar format as that used for the 1986 Partnership. In the 1986 Partnership, virtually all partnership costs and expenses other than property acquisition costs are allocated to the partners in the same percentages that partnership revenue is being shared at the time such expenses are incurred, with property acquisition costs and certain other expenses being charged 85% to the accounts of the limited partners and 15% to the accounts of the general partners. Partnership revenue in the 1986 Partnership is allocated 85% to the limited partners' accounts and 15% to the general partners' accounts until program payout (as defined in the agreement of limited partnership for the 1986 Partnership). After program payout, the percentages of partnership revenue allocable to the respective accounts of the partners depend upon the length of the period during which program payout occurs and range from 60% to the limited partners' accounts and 40% to the general partners' accounts to 85% to the limited partners' accounts and 15% to the general partners' accounts.

   As co-general partners of any drilling or income programs that may be formed by UNIT and/or UPC during 1997 and participated in by the Partnership, UNIT and/or UPC and the Partnership will share the costs, expenses and revenues allocable to the general partners on a propor-tionate basis, 95% for the account of UNIT and/or UPC and 5% for the account of the Partnership. The Partnership will not receive any portion of any management fees payable to the general partners nor any fees or payments for supervisory services which UNIT or UPC may render to such programs as operator of program wells or other fees and payments which UNIT or UPC may be entitled to receive from such programs for services rendered to them or goods, materials, equipment or other property sold to them.

   Extent and Nature of Operations. Although the General Partner maintains a general inventory of prospects, it cannot predict with certainty on which of those prospects wells will be started during 1997 nor can it predict what producing properties, if any, will be acquired by it during 1997. Further, since the General Partner anticipates that the Partnership will acquire a small interest (either directly or through any drilling or income programs of which it or UNIT serves as a general partner) in approximately 30 to 70 wells (however, the exact number of wells may vary greatly depending on the actual activity undertaken), it would be impractical to describe in any detail all of the properties in which the Partnership can be expected to acquire some interest.

   The Partnership's drilling and development operations are expected to include both Exploratory Wells and comparatively lower-risk Develop-ment Wells. Exploratory Wells include both the high-risk "wildcat" wells which are located in areas substantially removed from existing production and "controlled" Exploratory Wells which are located in areas where production has been established and where objective horizons have produced from similar geological features in the vicinity. Based on UNIT's historical profile of its drilling operations, it is presently anticipated that the portion of the Aggregate Subscription expended for Partnership drilling operations (see "APPLICATION OF PROCEEDS") will be spent approximately 7% on Exploratory Wells and 93% on Development Wells. However, these percentages may vary significantly.

   Certain of the Partnership's Development Wells may be drilled on prospects on which initial drilling operations were conducted by the General Partner or UNIT prior to the formation of the Partnership. Further, certain of the Partnership Wells will be drilled on prospects on which the General Partner, UNIT or possibly future employee programs may conduct additional drilling operations in years subsequent to 1997. In either instance, the Partnership will have an interest only in those wells begun in 1997 and will have no rights in production from wells commenced in years other than 1997 even though such other wells may be located on prospects or spacing units on which Partnership Wells have been drilled. Furthermore, it is possible that in years subsequent to 1997, UNIT, UPC or possibly future employee programs will acquire additional interests in wells participated in by the Partnership. In such event the Partnership will generally not be entitled to share in the acquisition of such additional interests. With respect to the acquisition of producing properties, UNIT will endeavor to diversify its investments by acquiring properties located in differing geographic locations and by balancing its investments between properties having high rates of production in early years and properties with more consistent production over a longer term. See "CONFLICTS OF INTERESTS - Acquisition of Properties and Drilling Operations."

Partnership Objectives

   The Partnership is being formed to provide eligible employees and directors the opportunity to participate in the oil and gas exploration and producing property acquisition activities of UNIT during 1997. UNIT hopes that participation in the Partnership will provide the participants with greater proprietary interests in its operations and the potential for realizing a more direct benefit in the event these operations prove to be profitable. The Partnership has been structured to achieve the objective of providing the Limited Partners with essentially the same economic returns that UNIT realizes from the wells drilled or acquired during 1997.

Areas of Interest

   The Agreement authorizes the Partnership to engage in oil and gas exploration, drilling and development operations and to acquire producing oil and gas properties anywhere in the United States, but the areas presently under consideration are located in the states of Oklahoma, Texas, Louisiana, Kansas, Arkansas, Colorado, Montana, North Dakota and Wyoming. It is possible that the Partnership may drill in inland waterways, riverbeds, bayous or marshes but no drilling in the open seas will be attempted. Plans to conduct drilling and development operations or to acquire producing properties in certain of these states may be abandoned if attractive prospects cannot be obtained upon satisfactory terms or if the Partnership is not fully subscribed.

Transfer of Properties

   In the case of wells drilled or producing properties acquired by the Partnership and UPC or UNIT for their own accounts and not through another drilling or income program, the Partnership will acquire from UPC or UNIT a portion of the fractional undivided working interest in the properties or portions thereof comprising the spacing unit on which a proposed Partnership Well is to be drilled or on which a producing Partnership Well is located, and UPC or UNIT will retain for its own account all or a portion of the remainder of such working interest. Such working interests will be sold to the Partnership for an amount equal to the Leasehold Acquisition Costs attributable to the interest being ac-quired. Neither UNIT nor its affiliates will retain any overrides or other burdens on the working interests conveyed to the Partnership, and the respective working interests of UPC or UNIT and the Partnership in a property will bear their proportionate shares of costs and revenues.

   The Partnership's direct interest in a property will only encompass the area included within the spacing unit on which a Partnership Well is to be drilled or on which a producing Partnership Well is located, and, in the case of a Partnership Well to be drilled, it will acquire that interest only when the drilling of the well is ready to commence. If the size of a spacing unit is ever reduced, or any subsequent well in which the Partnership has no interest is drilled thereon, the Partnership will have no interest in any additional wells drilled on properties which were part of the original spacing unit unless such additional wells are commenced during 1997. If additional interests in Partnership Wells are acquired in years subsequent to 1997 the Partnership will generally not be entitled to participate or share in the acquisition of such additional interests. In addition, if the Partnership Well drilled on a spacing unit is dry or abandoned, the Partnership will not have an interest in any subsequent or additional well drilled on the spacing unit unless it is commenced during 1997. The Partnership will never own any significant amounts of undeveloped properties or have an occasion to sell or farm out any undeveloped Partnership Properties.

   Transfers of properties to any drilling or income programs of which the Partnership serves as a general partner will be governed by the provisions of the agreement of limited partnership in effect with respect thereto. If any such program is to be offered publicly, those provisions will have to be consistent with the provisions contained in the Guidelines for the Registration of Oil and Gas Programs adopted by the North American Securities Administrators Association, Inc.

Record Title to Partnership Properties

   Record title to the Partnership Properties will be held by the General Partner. However, the General Partner will hold the Partnership Properties as a nominee for the Partnership under a form of General Partners agreement to be entered into between the nominee and the Partnership. Under the form of nominee agreement, the General Partner will disclaim any beneficial interest in the Partnership Properties held as for the Partnership.

Marketing of Reserves

   The General Partner has the authority to market the oil and gas production of the Partnership. In this connection, it may execute on behalf of the Partnership division orders, contracts for the marketing or sale of oil, gas or other hydrocarbons or other marketing agreements. Sales of the oil and gas production of the Partnership will be to independent third parties or to the General Partner or its affiliates (see "CONFLICTS OF INTEREST").

Conduct of Operations

   The General Partner will have full, exclusive and complete discre-tion and control over the management, business and affairs of the Partnership and will make all decisions affecting the Partnership Properties. To the extent that Partnership funds are reasonably available, the General Partner will cause the Partnership to (1) test and investigate the Partnership Properties by appropriate geological and geophysical means, (2) conduct drilling and development operations on such Partnership Properties as it deems appropriate in view of such testing and investigation, (3) attempt completion of wells so drilled if in its opinion conditions warrant the attempt and (4) properly equip and complete productive Partnership Wells. The General Partner will also cause the Partnership's productive wells to be operated in accordance with sound and economical oil and gas recovery practices.

   The General Partner will operate certain drilling and productive wells on behalf of the Partnership in accordance with the terms of the Agreement (see "COMPENSATION"). In those cases, execution of separate operating agreements will not be necessary unless third party owners are involved, e.g., fractional undivided interest Partnership Properties and Partnership Properties that are pooled or unitized with other properties owned by third parties. In such cases, and in all cases where Partnership Properties are operated by third parties, the General Partner will, where appropriate, make or cause to be made and enter into operating agreements, pooling agreements, unitization agreements, etc., in the form in general use in the area where the affected property is located. The General Partner is also authorized to execute production sales contracts on behalf of the Partnership.

                        APPLICATION OF PROCEEDS

   The Aggregate Subscription will be used to pay costs and expenses incurred in the operations of the Partnership which are chargeable to the Limited Partners. The organizational costs of the Partnership and the offering costs of the Units will be paid by the General Partner.

   If all 500 Units offered hereby are sold, the proceeds to the Partnership would be $500,000. If the minimum 50 Units are sold, the proceeds to the Partnership would be $50,000. The General Partner estimates that the gross proceeds will be expended as follows:

                                         $500,000 Program   $50,000 Program
                                         ----------------   ---------------
                                         Percent   Amount   Percent  Amount
                                         -------   ------   -------  ------
Leasehold Acquisition Costs
  of Properties to Be Drilled...           5%   $  25,000     5%    $ 2,500
Drilling Costs of Exploratory
  Wells.........................           5%      25,000     5%      2,500
Drilling Costs of Develop-
  ment Wells....................          70%     350,000    70%     35,000
Leasehold Acquisition Costs
  of Productive Properties......          20%     100,000    20%     10,000

     Total......................         100%   $ 500,000   100%    $50,000

   The foregoing allocation between Drilling Costs and Leasehold Acquisition Costs is solely an estimate and the actual percentages may vary materially from this estimate. Funds otherwise available for drilling Exploratory Wells will be reduced to the extent that such funds are used in conducting development operations in which the Partnership participates.

   Until Capital Contributions are invested in the Partnership's operations, they will be temporarily deposited, with or without interest, in one or more bank accounts of the Partnership or invested in short-term United States government securities, money market funds, bank certificates of deposit or commercial paper rated as "A1" or "P1" as the General Partner deems advisable. Partnership funds other than Capital Contributions may be commingled with the funds of the General Partner or UNIT.

                  PARTICIPATION IN COSTS AND REVENUES

   All costs of organizing the Partnership and offering Units therein will be paid by the General Partner. All costs incurred in the offering and syndication of any drilling or income program formed by UPC or UNIT and its affiliates during 1997 in which the Partnership participates as a co-general partner will also be paid by the General Partner. All other Partnership costs and expenses will be charged 99% to the Limited Partners and 1% to the General Partner until such time as the Aggregate Subscription has been fully expended. Thereafter and until the General Partner's Minimum Capital Contribution has been fully expended, all of such costs and expenses will be charged to the General Partner. After the General Partner's Minimum Capital Contribution has been fully expended, such costs and expenses will be charged to the respective accounts of the General Partner and the Limited Partners on the basis of their respective Percentages (see "GLOSSARY").

   All Partnership Revenues will be allocated between the General
Partner and the Limited Partners on the basis of their respective
Percentages.

   The General Partner's Minimum Capital Contribution will be deter-mined as of December 31, 1997 and will be an amount equal to:

 (a)  all costs and expenses previously charged to the General
      Partner as of that date, plus

 (b) the General Partner's good faith estimate of the additional amounts that it will have to contribute in order to fund the Leasehold Acquisition Costs and Drilling Costs expected to be incurred by the Partnership after that date.

The respective Percentages of the General Partner and the Limited Partners will then be determined as of December 31, 1997 based on the relative contributions of the Partners previously made and expected to be made in the future during the remainder of the Partnership's property acquisition and drilling phases. See "GLOSSARY - General Partner's Minimum Capital Contribution", "General Partner's Percentage" and
" Limited Partners' Percentage." If the General Partner's estimate of future Leasehold Acquisition Costs and Drilling Costs proves to be lower than the actual amount of such costs and expenses, the excess amounts will be charged to the Partners on the basis of their respective Percentages and the Limited Partners' share will be paid out of their share of Partnership Revenues, Additional Assessments required of them or the proceeds of Partnership borrowings. See "ADDITIONAL FINANCING." If the General Partner's estimate of such costs and expenses proves to be higher than the actual costs and expenses, the General Partner will continue to bear Partnership costs and expenses that would otherwise have been chargeable to the Limited Partners until the total Partnership costs and expenses charged to it (including, without limitation, offering and organizational costs, Operating Expenses, general and administrative overhead costs and reimbursements and Special Production and Marketing Costs as well as Leasehold Acquisition Costs and Drilling Costs) since the formation of the Partnership equals the General Partner's Minimum Capital Contribution. In addition to actual contributions of cash or properties, any Partner will be deemed to have contributed amounts of Partnership Revenues allocated to it which are used to pay its share of Partnership costs and expenses.

   The following table presents a summary of the allocation of
Partnership costs, expenses and revenues between the General Partner and the Limited Partners:
COSTS AND EXPENSES                        General Partner  Limited Partners
                                          --------------   ----------------
 .   Organizational and offering costs
    of the Partnership and any drilling
    or income programs in which the
    Partnership participates as a
    co-general partner                            100%          0%

 .   All other Partnership Costs and
    Expenses:

    .   Prior to time Limited Partner
        Capital Contributions are
        entirely expended                           1%         99%

    .   After expenditure of Limited
        Partner Capital Contributions
        and until expenditure of
        General Partner's Minimum
        Capital Contribution                      100%          0%

    .   After expenditure of General      General Partner's Limited Partners'
        Partner's Minimum Capital         Percentage        Percentage
        Contribution

REVENUES                                  General Partner's Limited Partners'
                                          Percentage        Percentage


                             COMPENSATION

Supervision of Operations

   It is anticipated that the General Partner will operate most, if not all, Partnership Properties during the drilling of Partnership Wells and most, if not all, productive Partnership Wells. For the General Partner's services performed as operator, the Partnership will compensate the General Partner its pro rata portion of the compensation due to the General Partner under the operating agreements, if any, in effect with respect to such wells or, if none is in effect for such wells, at rates no higher than those normally charged in the same or a comparable geographic area by non-affiliated persons or companies dealing at arm's length.

   That portion of the General Partner's general and administrative overhead expense that is attributable to its conduct of the actual and necessary business, affairs and operations of the Partnership will be reimbursed by the Partnership out of Partnership Revenue. The General Partner's general and administrative overhead expenses are determined in accordance with industry practices. The costs and expenses to be allocated include all customary and routine legal, accounting, geologi-cal, engineering, travel, office rent, telephone, secretarial, salaries, data processing, word processing and other incidental reasonable expenses necessary to the conduct of the Partnership's business and generated by the General Partner or allocated to it by UNIT, but will not include filing fees, commissions, professional fees, printing costs and other expenses incurred in forming the Partnership or offering interests therein. The amount of such costs and expenses to be reimbursed with respect to any particular period will be determined by allocating to the Partnership that portion of the General Partner's total general and administrative overhead expense incurred during such period which is equal to the ratio of the Partnership's total expenditures compared to the total expenditures by the General Partner for its own account. The portion of such general and administrative overhead expense reimbursement which is charged to the Limited Partners may not exceed an amount equal to 3% of the Aggregate Subscription during the first 12 months of the Partnership's operations, and in each succeeding twelve-month period, the lesser of (a) 2% of the Aggregate Subscription and (b) 10% of the total Partnership Revenue realized in such twelve-month period. Administrative expenses incurred directly by the Partnership, or incurred by the General Partner on behalf of the Partnership and reimbursable to the General Partner, such as legal, accounting, auditing, reporting, engineering, mailing and other such fees, costs and expenses are not considered a part of the general and administrative expense reimbursed to the General Partner and the amounts thereof will not be subject to the limitations described in the preceding sentence.

Purchase of Equipment and Provision of Services

   UNIT, through its subsidiary Unit Drilling Company, will probably perform significant drilling services for the Partnership. In addition, UNIT owns a 34% interest in GED Gas Services L.L.C., an Oklahoma Limited Liability Company, which may purchase a portion of the Partnership's gas production.

   These persons are in the business of supplying such equipment and services to non-affiliated parties in the industry and any such equipment and such services will be acquired or provided at prices or rates no higher than those normally charged in the same or comparable geographic area by non-affiliated persons or companies dealing at arms' length. Production purchased by any affiliate of UNIT will be for prices which are not less than the highest posted price (in the case of crude oil) or prevailing price (in the case of natural gas) in the same field or area.

   UNIT or one of its affiliates may provide other goods or services to the Partnership in which event the compensation received therefor will be subject to the same restrictions and conditions described above and under "CONFLICTS OF INTEREST" below.

Prior Programs

   UNIT was formed in 1986 in connection with a major reorganization and recapitalization whereby UNIT acquired all of the assets and liabilities of all of the limited partnerships formed by UNIT's prede-cessor, Unit Drilling and Exploration Company ("UDEC"), during the period of 1980 through 1983 in exchange for shares of UNIT's common stock and UDEC was merged with a wholly owned subsidiary of UNIT whereby UDEC was the surviving corporation and thereby became a wholly owned subsidiary of UNIT. UNIT has conducted one oil and gas program since the date of its formation, the 1986 Energy Program. The 1986 Energy Program was formed on June 12, 1987 with total subscriptions of one million dollars. The Unit 1986 Employee Oil and Gas Limited Partnership is a co-general partner with Unit Petroleum Company of the 1986 Energy Program. Direct compensation charged to or paid by the partnerships and earned by the General Partners for their services in connection with these programs through September 30, 1996, is set forth below.

                           Compensation for
                            Supervision and   Reimbursement
                            Operation of       of General      Fees
                            Productive and   Administrative  Received as
               Management     Drilling        and Overhead   a Drilling
Program          Fee(1)      Wells(2)(3)    Expense(2)(3)(4) Contractor(2)

1979..........  $ 150,000    $1,679,644       $2,231,417     $1,835,726
1980..........    200,000       261,456        1,345,158      1,810,310
1981..........  1,250,000 (5)   329,695        1,892,568      4,047,260
1981-II.......    450,000       158,406        1,607,706      1,629,201
1982-A........    634,200       521,910        1,688,024      4,110,107
1982-B........    316,650       331,594        1,224,023      4,945,437
1983-A........     50,600       151,289          698,597        695,255
1984..........       --         205,924          697,411        829,503
1984 Employee(*)     --           3,924            5,000         13,452
1985 Employee(*)     --          10,316             --           54,892
1986 Employee(*)     --          23,505             --           59,446
1986 Energy
   Income Fund(**)   --         142,208          676,226         64,945
1987 Employee(*)     --          50,688             --           97,079
1988 Employee(*)     --          93,854             --          112,861
1989 Employee(*)     --          54,536             --          165,436
1990 Employee(*)     --          28,884             --          102,977
1991 Employee.       --         217,970             --          144,722
1992 Employee.       --          51,416             --           14,861
1993 Employee.       --          27,456             --           68,504
Consolidated
   Program(*)        --          43,525             --             --
1994 Employee.       --          24,369             --           40,507
1995 Employee.       --           9,123             --           33,586
1996 Employee.       --           1,852             --           78,578
_____________

(*) Effective December 31, 1993, pursuant to an Agreement and Plan of Merger, this employee partnership was merged with and into the Unit Consolidated Employee Oil and Gas Limited Partnership (the "Consolidated Program"), with the latter being the surviving limited partnership. See Prior Activities.

(**) Formed primarily for purposes of acquiring producing oil and gas properties.

      (1)Paid to both UDEC and a prior Key Employee Exploration Fund as general partners. No management fee was payable to UDEC or any of its affiliates by any of the 1984 - 1996 Employee Programs and no management fee is payable by the Partnership to UNIT or any of its affiliates.

     (2) Paid only to UDEC.

     (3) In the case of compensation for supervision and operation of productive wells and reimbursement of UNIT's general and administrative overhead expense, the general partners generally were charged with and paid a percentage of such amounts equal to the percentage of partnership revenues being allocated to them.

      (4)Although the partnership agreement for each of the 1985-1996 Employee Programs provides that the General Partner is entitled to reimbursement for the general administrative and overhead expenses attributable to each of such programs, the General Partner has to date elected not to seek such reimbursement. However, there can be no assurance that the General Partner will continue to forego such reimbursement in the future.

     (5) Includes a special allocation of gross revenues totaling
$500,000.

                              MANAGEMENT

The General Partner

     UNIT was formed in 1986 in connection with a major reorganization and recapitalization whereby UNIT acquired all of the assets and liabilities of all of the limited partnerships formed by UNIT's predecessor, UDEC, during the period of 1980 through 1983 in exchange for shares of UNIT's common stock and UDEC was merged with a wholly owned subsidiary of UNIT whereby UDEC was the surviving corporation and thereby became a wholly owned subsidiary of UNIT. UPC was incorporated in the State of Oklahoma on February 9, 1984 as Sunshine Development Corporation ("SDC"). On
October 8, 1985 pursuant to the terms of a Stock Purchase Agreement," UDEC purchased all of the issued and outstanding stock of SDC whereby SDC became a wholly owned subsidiary of UDEC. On February 1, 1988, pursuant to the terms of an "Amended and Restated Certificate of Incorporation", SDC was renamed Unit Petroleum Company.

     UPC's as well as UNIT's, principal office is at 1000 Kensington Tower I, 7130 South Lewis Avenue, Tulsa, Oklahoma 74136 and its telephone number is (918) 493-7700. UNIT through its various subsidiaries is engaged in the onshore contract drilling of oil and gas wells and in the exploration for and production of oil and gas. Unless the context otherwise requires, references in this Memorandum to UNIT include its predecessor as well as all or any of its subsidiaries.

Officers, Directors and Key Employees

     The Partnership will have no directors or officers. The directors of the General Partner are elected annually and serve until their succes-sors are elected and qualified. Directors of UNIT are elected at the Annual Meeting of Shareholders for a staggered term of three years each, or until their successors are duly elected and qualified. The executive officers of the General Partner are elected by and serve at the pleasure of its Board of Directors. The names, ages and respective positions of the directors and executive officers of UNIT are as follows:

        Name                     Age                 Position

   King P. Kirchner              69             Chairman of the Board
                                                and Chief Executive Officer

   John G. Nikkel                61             President, Chief Operating
                                                 Officer and Director

   O. Earle Lamborn              61             Senior Vice
                                                 President, Drilling and
                                                 Director

   Philip M. Keeley              55             Senior Vice
                                                 President, Exploration and
                                                 Production

   Larry D. Pinkston             42             Vice President, Treasurer
                                                 and Chief Financial
                                                 Officer

   Mark E. Schell                39             Secretary and General
                                                 Counsel

   William B. Morgan             52             Director

   Don Cook                      71             Director

   John S. Zink                  68             Director

   John H. Williams              78             Director

   Don Bodard                    76             Director

   The names, ages and respective positions of the directors and executive officers of UPC are as follows:

        Name                    Age                  Position

   John G. Nikkel                61             Chairman of the Board
     and President

   Philip M. Keeley              55             Vice President and
                                                 Director

   Mark E. Schell                39             Secretary, General
                                                 Counsel and Director

   Larry D. Pinkston             42             Treasurer

   Mr. Kirchner, a co-founder of UNIT, has been the Chairman of the Board and a Director since 1963 and was President until November, 1983. Mr. Kirchner is a Registered Professional Engineer within the State of Oklahoma, having received degrees in Mechanical Engineering from Oklahoma State University and in Petroleum Engineering from the University of Oklahoma.

   Mr. Nikkel joined UNIT in 1983 as its President and a Director.
From 1976 until January 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of that Company from 1979 until his departure. Prior to joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco's Denver Division. Mr. Nikkel presently serves as President and a Director of Nike Exploration Company. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.

   Mr. Lamborn has been actively involved in the oil industry for over 40 years, joining UNIT's predecessor in 1952 when it was a privately-held corporation. He was elected Vice President-Drilling in 1973 and as Senior Vice President and Director in 1979.

   Mr. Keeley joined UNIT in November, 1983 as Senior Vice President-Exploration and Production. Prior to that time, Mr. Keeley co-founded (with Mr. Nikkel) Nike Exploration Company in January, 1982, and serves as Executive Vice President and a Director of that company. From 1977 until 1982, Mr. Keeley was employed by Cotton Petroleum Corporation, serving first as Manager of Land and from 1979 as Vice President and a Director. Before joining Cotton, Mr. Keeley was employed for four years by Apexco, Inc., as Manager of Land and prior thereto he was employed by Texaco, Inc. for nine years. He received a Bachelor of Arts degree in Petroleum Land Management from the University of Oklahoma.

   Mr. Pinkston joined UNIT in December, 1981. He served as Corporate Budget Director and Assistant Controller prior to being appointed Controller in February, 1985. He has been Treasurer since December, 1986 and was elected to the position of Vice President and Chief Financial Officer in May, 1989. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma and is a Certified Public Accountant.

   Mr. Schell joined UNIT in January of 1987 as its Secretary and General Counsel. From 1979 until joining UNIT, Mr. Schell was Counsel, Vice President and a member of the Board of Directors of C&S Exploration, Inc. He received a Bachelor of Science degree in Political Science from Arizona State University and his Juris Doctorate degree from the University of Tulsa Law School.

   Mr. Morgan was elected a Director of UNIT in February, 1988. Mr. Morgan has been Executive Vice President and General Counsel of St. John Medical Center, Inc., Tulsa, Oklahoma, since March 1, 1995. Prior thereto, he was a Partner in the law firm of Doerner, Saunders, Daniel and Anderson, Tulsa, Oklahoma.

   Mr. Cook has served as a Director of UNIT since UNIT's inception in 1963. He is a Certified Public Accountant and is a retired partner in the accounting firm of Finley & Cook, Shawnee, Oklahoma.

   Mr. Zink was elected a Director of UNIT in May, 1982. He is founder of ZEECO, a privately held company engaged in the business of designing and manufacturing combustion and pollution control equipment used in the petroleum industry. He holds a Bachelor of Science degree in Mechanical Engineering from Oklahoma State University. He is also a director of Liberty Bancorp, Tulsa and Oklahoma City, Oklahoma, Matrix Service Company, Tulsa, Oklahoma, and Chairman of the John Zink Foundation.

   Mr. Williams was elected a Director of UNIT in December of 1988. Prior to retiring on December 31, 1978, he was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc.

   Mr. Bodard, a co-founder of UNIT, served as a Director from 1963 until February, 1988 when he resigned. From February, 1988 until August 23, 1994, when Mr. Bodard was again elected to be a Director of Unit, he served as a Consultant to the Board of Directors. He is Secretary-

Treasurer of Bodard & Hale Drilling Company, an Oklahoma based drilling
company and President of Bodard Drilling Company, Inc.   He is also
Chairman of the Board of Ameribank, Shawnee, Oklahoma.

Prior Employee Programs

   Since 1984, UNIT has formed limited partnerships for investment by certain of its key employees and directors that participate with UNIT in its exploration and production operations. The name, month of formation and amount of limited partner capital subscriptions of each of these limited partnerships (the "Employee Programs") are set forth below.

                                                                   Limited
                                                                  Partners'
                                                                   Capital
              Name                                    Formed    Subscriptions
--------------------------------------------------  ----------  -------------
Unit 1984 Employee Oil and Gas Program              April 1984     $348,000

Unit 1985 Employee Oil and Gas Limited Partnership  January 1985   $378,000

Unit 1986 Employee Oil and Gas Limited Partnership  January 1986   $307,000

Unit 1987 Employee Oil and Gas Limited Partnership  March 1987     $209,000

Unit 1988 Employee Oil and Gas Limited Partnership  April 29, 1988 $177,000

Unit 1989 Employee Oil and Gas Limited Partnership  December 30,
                                                     1988          $157,000

Unit 1990 Employee Oil and Gas Limited Partnership  January 19,
                                                     1990          $253,000

Unit 1991 Employee Oil and Gas Limited Partnership  January 7,
                                                     1991          $263,000

Unit 1992 Employee Oil and Gas Limited Partnership  January 23,
                                                     1992          $240,000

Unit 1993 Employee Oil and Gas Limited Partnership  January 21,
                                                     1993          $245,000

Unit 1994 Employee Oil and Gas Limited partnership  January 19,
                                                     1994          $284,000

Unit 1995 Employee Oil and Gas Limited Partnership  March 7,
                                                     1995          $454,000

Unit 1996 Employee Oil and Gas Limited Partnership  February 5,
                                                     1996          $437,000

   One-half of the capital subscriptions from all limited partners were required to be paid in the 1984 Employee Program, three-fourths of the capital subscriptions from all limited partners were required to be paid in the 1985 Employee Program and the 1986 Employee Program. All of the capital subscriptions from all limited partners, including those shown below, were required to be paid in the 1987 through 1996 Employee

Programs. The capital subscriptions of the following limited partners to the 1994, 1995 and 1996 Employee Programs were as shown below:



                                                     Amount of Capital
                                                        Subscription
                 Position with              ------------------------------------
   Subscriber          UNIT                     1994         1995         1996
---------------- -------------               --------     --------     --------
King P. Kirchner Chairman of the Board and  $50,000(1)   $50,000(1)   $50,000(1)
                  Chief Executive Officer

John G. Nikkel   President, Chief Operating $92,840(2)   $93,270(2)  $107,120(2)
                  Officer and Director

Philip M. Keeley Senior Vice President,     $27,160(2)   $25,730(2)   $32,880
                  Exploration and Production

Don Bodard       Director                   $50,000     $200,000     $150,000(3)

__________________

 (1) Mr. Kirchner invested $50,000 indirectly in each of the 1994 Employee Program, the 1995 Employee Program, and the 1996 Employee Program, through the King P. Kirchner Revocable Trust as permitted by the limited partnership agreement of those Employee Programs.

 (2) Messrs. Nikkel and Keeley have invested in the 1994, 1995 and 1996 Employee Programs both directly and through Nike Exploration Company which is owned 71.4% by Mr. Nikkel and 28.6% by Mr. Keeley. The amounts invested directly and indirectly through Nike Exploration Company in the 1994, 1995 and 1996 Employee Programs by Messrs. Nikkel and Keeley are set forth below:

                                                        Nike
        Employee       Mr. Nikkel     Mr. Keeley     Exploration
        Program         Directly       Directly        Company
        --------       ----------     ----------     -----------
           1994         $50,000        $10,000         $60,000
           1995         $54,000        $10,000         $55,000
           1996         $50,000        $10,000         $80,000

  (3)Mr. Bodard invested $150,000 indirectly in the 1996 Employee
Program through the Don Bodard 1995 Revocable Trust as permitted by the limited partnership agreement of that Employee Program.

Ownership of Common Stock

   UNIT's Common Stock is listed on the New York Stock Exchange as reported on the Composite Tape. On January 1, 1997 there were 24,041,650 shares outstanding.

   As of January 1, 1997, the only shareholders who owned of record or who were known by UNIT to own beneficially more than 5 % of its total outstanding shares of Common Stock were:

      Name and Address                                      % of
     of Beneficial Owner            Shares(1)          Outstanding(1)
     -------------------            ------             -----------
King P. Kirchner
1000 Kensington Center           1,266,758(2)              5.46%
7130 South Lewis Avenue
Tulsa, Oklahoma 74136

Don Bodard
313 Masonic Building             1,485,428(3)              6.17%
Shawnee, Oklahoma 74801

Scottish Amicable Life
Assurance Society
7 Hanover Square                 1,755,000(4)              7.29%
New York, New York 10004

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor    1,334,300(5)              5.54%
Santa Monica, California 90401

 (1) The number of shares includes the shares presently issued and outstanding plus the number of shares which any owner has the right to acquire within 60 days after December 10, 1996, pursuant to the exercise of currently exercisable warrants or stock options. For purposes of calculating the percent of the shares outstanding held by each owner, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after November 21, 1995, pursuant to the exercise of currently exercisable warrants or stock options.

  (2)The number of shares includes 5,932 shares held under Unit's
401(k) Thrift Plan as of December 31, 1995.

  (3)Includes options to purchase 5,000 shares of common stock granted under Unit's Non-Employee Director's Stock Option Plan.

  (4)This information is based on the most recent amendment, dated February 13, 1989, to the Schedule 13D filed with the Securities and Exchange Commission by Scottish Amicable Life Assurance Society ("Life Assurance"), Scottish Amicable Pensions Investments Limited ("Pensions") and Scottish Amicable International Exempt Unit Trust ("Unit Trust"). Life Assurance holds sole voting and sole dispositive power over 395,000 shares of common stock and 55,000 warrants and shared voting power over 1,060,000 shares of common stock and 245,000 warrants. Unit Trust holds shared voting power over 470,000 shares of common stock and 120,000 warrants. Pensions holds shared voting power with respect to 590,000 shares of common stock and 125,000 warrants.

 (5) This information is based on Amendment No. 4 to Schedule 13G, dated February 7, 1996, filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 1,273,600 shares of common stock as of December 31, 1992, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

      As of January 1, 1997, the directors and officers of UNIT
(except Mr. Kirchner and Mr. Bodard whose holdings are given above) owned of record or beneficially owned shares of UNIT Common Stock as follows:


                                         Amount of
                                         Beneficial                  % of
            Name                       Ownership (1)            Outstanding(1)

John Williams....................        13,500(2)                  *
Don Cook.........................        18,138(2)                  *
Philip M. Keeley...............         225,271(3)                  *
O. Earle Lamborn.............           298,546(3)                 1.2%
John G. Nikkel..................        377,005(3)                 1.5%
Larry D. Pinkston.............          124,616(3)                  *
Mark E. Schell.................          55,552(3)                  *
John S. Zink.....................        53,500(2)                  *
William B. Morgan...........             22,500(2)                  *

All Officers and Directors
  as a Group (consisting
  of 11 persons including
  Mr. Kirchner)..............         3,940,814(4)(5)            16.16%
_______________

 *Less than 1%

 (1) The number of shares includes the shares presently issued and outstanding plus the number of shares which any owner has the right to acquire within 60 days after January 1, 1997, pursuant to the exercise of currently exercisable stock options. For purposes of calculating the percent of the shares outstanding held by each owner, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after January 1, 1997 pursuant to the exercise of currently exercisable stock options.

  (2)Includes unexercised stock options granted under UNIT's non-Employee Directors' Stock Option Plan to each of the following, all of which are currently exercisable at the discretion of the holder: Don Cook, 12,500; William B. Morgan, 12,500; John H. Williams, 12,500; John
S. Zink, 12,500; Don Bodard, 5,000; and all non-Employee Directors as a group, 55,000.

  (3)Includes shares of common stock held under UNIT's 401(k) thrift
plan as of December 31, 1995 for the account of: Earle Lamborn,   7,831;
John G. Nikkel, 26,252; Philip M. Keeley, 32,781; Larry D. Pinkston, 11,375; and Mark E. Schell, 7,489.

  (4)Includes options to purchase 334,500 shares of common stock.

Interest of Management in Certain Transactions

   Reference is made to "COMPENSATION" for a discussion of the compensation for supervision and operation of productive wells and the reimbursement of overhead expenses attributable to the Partnership's operations to which UNIT is entitled under the terms of the Partnership Agreement.
                                44

                         CONFLICTS OF INTEREST

   There will be situations in which the individual interests of the General Partner and the Limited Partners will conflict. Although the General Partner is obligated to deal fairly and in good faith with the Limited Partners and conduct Partnership operations using the standards of a prudent operator in the oil and gas industry, such conflicts may not in every instance be resolved to the maximum advantage of the Limited Partners. Certain circumstances which will or may involve potential conflicts of interest are as follows:

   . The General Partner currently manages and in the future will sponsor and manage oil and natural gas drilling programs similar to the Partnership.

   . The General Partner will decide which prospects the Partnership will acquire.

   . The General Partner will act as operator for Partnership Wells and will, through its affiliates, furnish drilling and/or marketing services with respect to Partnership Wells, the terms of which have not been negotiated by non-affiliated persons.

   . The General Partner is a general partner of numerous other partnerships, and owes duties of good faith dealing to such other partnerships.

   . The General Partner and its affiliates engage in drilling, operating and producing activities for other partnerships.

Acquisition of Properties and Drilling Operations

   With certain limited exceptions it is anticipated that the Partnership will participate in each producing property, if any, acquired by the General Partner and in the drilling of each of the wells, if any, commenced by the General Partner for its own account during the period commencing January 1, 1997, or from the formation of the Partnership if subsequent to January 1, 1997, through December 31, 1997 except for wells:

 (i)    drilled outside the 48 contiguous United States;

 (ii) drilled as part of secondary or tertiary recovery operations which were in existence prior to formation of the Partnership;

 (iii) drilled by third parties under farm-out or similar arrangements with UNIT or the General Partner or whereby UNIT or the General Partner may be entitled to an overriding royalty, reversionary or other similar interest in the production from such wells but is not obligated to pay any of the Drilling Costs thereof;

 (iv) acquired by UNIT or the General Partner through the acquisition by UNIT or the General Partner of, or merger of UNIT or the General Partner with, other companies; or

 (v) with respect to which the General Partner does not believe that the potential economic return therefrom justifies the costs and participation by the Partnership.

As a result, the Partnership may have an interest in wells located on prospects on which producing wells have been drilled by UNIT or the General Partner in prior years. Likewise, it is possible that the Partnership will participate in the drilling of initial wells on prospects on which some or all of the development or offset wells will be drilled in years subsequent to 1997. In the latter case, the Partnership would have no right to participate in the drilling of such development or offset wells.

   Sometimes UNIT will agree to participate in drilling operations on a prospect which it may not believe are fully warranted from an economic standpoint if it believes that such participation is necessary for, or will significantly increase its chances of, obtaining a contract to drill the well with one of its drilling rigs and the revenues from the contract make the economics of the entire arrangement desirable from UNIT's standpoint. In such an instance, the Partnership would not be entitled to any of the drilling contract revenues so the General Partner will not cause the Partnership to participate in such a well. However, an analysis of the economic potential of any proposed well is a very inexact science and wells which have a very high potential commonly prove to be dry or only marginally profitable and occasionally a well with apparently very little promise may prove to be very profitable. Thus, there can be no assurance that the General Partner will always make the most profitable decision from the Partnership's standpoint in determining in which of such potential wells the Partnership should or should not participate.

   Because the Partnership will acquire an interest only in those properties comprising the spacing unit on which each Partnership Well is located, it will not be entitled to participate in other wells drilled by the General Partner, UNIT or any of its affiliates in the same prospect area unless the drilling of those wells commences during the period from January 1, 1997, or from the formation of the Partnership if subsequent to January 1, 1997, through December 31, 1997. If the size of a spacing unit in which the Partnership has an interest is reduced, the Partnership will have no interest in any additional well drilled on the property comprising the original spacing unit unless it is commenced during the period from January 1, 1997, or from the formation of the Partnership if subsequent to January 1, 1997, through December 31, 1997. Likewise the Partnership would have no interest in any increased density wells drilled on the original spacing unit unless such wells were drilled during 1997. In addition, if additional interests are acquired in wells participated in by the Partnership after 1997, the Partnership will generally not be entitled to participate in the acquisition of such additional interests. Management believes that the apparent conflicts of interest arising from these situations are mitigated by the fact that the Partnership is expected to participate in all of UNIT's drilling operations (with the exceptions noted above) conducted during the period. Thus, there is little opportunity for the General Partner to selectively choose Partnership drilling locations for the purpose of proving up other properties of UNIT or its affiliates in which the Partnership has no interest. Further, the Partnership will benefit in many instances by its participation in the drilling of wells located on prospects previously proved up by drilling operations conducted by UNIT prior to formation of the Partnership.

Participation in UNIT's Drilling or Income Programs

   If UNIT forms any drilling or income programs in 1997, it is anticipated that the Partnership will serve as a co-general partner with UNIT in any such drilling or income programs, or both. As the other co-general partner of any such drilling or income program, UNIT would have exclusive management and control over the business, operations and affairs of the drilling or income program. Conflicts of interest may arise between the limited partners and the general partners of such drilling or income program and it is possible that UNIT may elect to resolve those conflicts in favor of the limited partners. Further, if any such drilling or income program is offered publicly, the program agreement will be required to contain a number of provisions concerning the conduct of program operations and handling conflicts of interests required by the Guidelines for the Registration of Oil and Gas Programs adopted by the North American Securities Administrators Association, Inc. Such provisions may significantly reduce the flexibility of UNIT in managing such programs or may affect the profitability of the program operations or the transactions between the general partners and the program.

Transfer of Properties

   The General Partner or its affiliates are authorized to transfer interests in oil and gas properties to the Partnership, in which case the General Partner or its affiliate will receive an amount equal to the Leasehold Acquisition Costs attributable to the interests being acquired by the Partnership in the spacing unit on which the Partnership Well is located or is to be drilled. The amount of the Leasehold Acquisition Costs attributable to the fractional undivided interest in a property transferred to the Partnership by the General Partner or any affiliate shall not be reduced or offset by the amount of any gain or profit the General Partner or its affiliate might have realized by any prior sale or transfer of a fractional undivided interest in the property to an unaffiliated third party for a price in excess of the portion of the Leasehold Acquisition Costs of the property that is attributable to the transferred interest. The Partnership will not be reimbursed for or refunded any Leasehold Acquisition Costs if the size of a spacing unit on which a Partnership Well is located or drilled is reduced even though the Partnership will have no interest in any subsequent wells drilled on the area encompassed by the original spacing unit unless they are commenced during 1997.

   A sale, transfer or conveyance to the Partnership of less than all of the ownership of the General Partner or its affiliates in any interest or property is prohibited unless:

 (1) the interest retained by the General Partner or its affiliates is a proportionate working interest;

 (2) the obligations of the Partnership with respect to the properties will be substantially the same proportionately as those of the General Partner or its affiliates at the time it acquired the properties; and

 (3) the Partnership's interest in revenues will not be less than the proportionate interest therein of the General Partner or its affiliates when it acquired the properties.

With respect to the General Partner or its affiliates' remaining interest, it may retain such interest for its own account or it may sell, transfer, farm-out or otherwise convey all or a portion of such remaining interest to non-affiliated industry members, which may occur either before or after the transfer of the interests in the same properties to the Partnership. The General Partner or its affiliates may realize a profit on the interests or may be carried to some extent with respect to its cost obligations in connection with any drilling on such properties and any such profit or interests will be strictly for the account of the General Partner or its affiliates and the Partnership will have no claim with respect thereto. The General Partner or its affiliates may not retain any overrides or other burdens on the property conveyed to the Partnership (other than overriding royalty interests granted to geologists and other persons employed or retained by the General Partner or its affiliates) and may not enter into any farm-out arrangements with respect to its retained interest except to non-affiliated third parties or other programs managed by the General Partner or its affiliates.

Partnership Assets

   The General Partner will not take any action with respect to assets or property of the Partnership which does not benefit primarily the Partnership as a whole. The General Partner will not utilize the funds of the Partnership as compensating balances for the benefit of the General Partner or its affiliates. All benefits from marketing arrangements or other relationships affecting property of the Partnership will be fairly and equitably apportioned according to the respective interests of the Partnership and the General Partner.

   The Partnership Agreement provides that when the Partnership is terminated, there will be an accounting with respect to its assets, liabilities and accounts. The Partnership's physical property and its oil and gas properties may be sold for cash. Except in the case of an election by the General Partner to terminate the Partnership before the tenth anniversary of the Effective Date, Partnership Properties may be sold to the General Partner or any of its affiliates for their fair market value as determined in good faith by the General Partner.

Transactions with the General Partner or Affiliates

   UNIT provides through its subsidiary Unit Drilling Company contract drilling services in the ordinary course of its business. UNIT also owns a 34% of GED Gas Services L.L.C. which is engaged in the business of marketing natural gas and a 40% interest in Superior Pipeline Company, L.L.C. which is engaged in the business of buying and building gas gathering systems. It is anticipated that the Partnership will obtain services, equipment and supplies from some or all of such persons. In addition, UNIT may supply other goods or services to the Partnership.
The terms of any contracts or agreements between the Partnership and UNIT or any affiliate will be no less favorable to the Partnership than those of comparable contracts or agreements entered into, and will be at prices not in excess of (or in the case of purchases of production, less than) those charged in the same geographical area, by non-affiliated persons or companies dealing at arm's length.

   For its services as a drilling contractor, Unit Drilling Company will charge the Partnership on either a daywork (a specified per day rate for each day a drilling rig is on the drill site), a footage (a specified rate per foot drilled) or a turnkey (specified amount for drilling the well) basis. The rate charged by Unit Drilling Company for such services will be the same as those offered to unaffiliated third parties in the same or similar geographic areas.

Right of Presentment Price Determination

   Under the terms of the Partnership Agreement, a Limited Partner can, subject to certain conditions, require the General Partner to purchase his or her Units at a price determined by the application of a stated formula to the estimated future net revenues attributable to the Partnership's estimated proved reserves. See "TERMS OF THE OFFERING - Right of Presentment." It is anticipated that if an independent engineering firm makes an evaluation of the proved reserves of the Partnership, the result of that evaluation will be used in determining the price to be paid to a Limited Partner exercising his or her right of presentment. However, if no such independent evaluation is made, the right of presentment purchase price will be determined by using the proved reserves and future net revenue estimates of the technical staff of the General Partner.

Receipt of Compensation Regardless of Profitability

   The General Partner is entitled to receive its fees and other compensation and reimbursements from the Partnership regardless of whether the Partnership operates at a profit or loss. See "PARTICIPATION IN COSTS AND REVENUES" and "COMPENSATION." Such fees, compensation and reimbursements will decrease the Limited Partners' share of any profits generated by operations of the Partnership or increase losses if such operations should prove unprofitable.

Legal Counsel

   Conner & Winters, A Professional Corporation, serves as special legal counsel for the General Partner. Such firm has performed legal services for the General Partner and UNIT and is expected to render legal services to the Partnership. Although such firm has indicated its intention to withdraw from representation of the Partnership if conflicts of interest do in fact arise, there can be no assurance that representation of both the General Partner or UNIT and the Partnership by such firm will not be disadvantageous to the Partnership.


                       FIDUCIARY RESPONSIBILITY

General

   Under Oklahoma law, the General Partner will have a fiduciary duty to the Limited Partners and consequently must exercise good faith, fairness and loyalty in the handling of the Partnership's affairs. The General Partner must provide Limited Partners (or their representatives) with timely and full information concerning matters affecting the business of the Partnership. Each Limited Partner may inspect the

Partnership's books and records upon reasonable prior notice. The nature of the fiduciary duties of general partners is an evolving area of law and prospective investors who have questions concerning the duties of the General Partner should consult with their counsel.

   Regardless of the fiduciary obligations of the General Partner, the General Partner, UNIT or its affiliates, subject to any restrictions or requirements set forth in the Agreement, may:

  . engage independently of the Partnership in all aspects of the oil and gas business, either for their own accounts or for the accounts of others;

  . sell interests in oil and gas properties held by them to, purchase oil and gas production from, and engage in other transactions with, the Partnership;

  . serve as general partner of other oil and gas drilling or income partnerships, including those which may be in competition with the Partnership; and

  . engage in other activities that may involve conflicts of interest.

See "CONFLICTS OF INTEREST." Thus, unlike the strict duty of a fiduciary who must act solely in the best interests of his beneficiary, the Agreement permits the General Partner to consider, among other things, the interests of other partnerships sponsored by the General Partner, UNIT or its affiliates in resolving investment and other conflicts of interest. The foregoing provisions permit the General Partner to conduct its own operations and to act as the general partner of more than one similar partnership or investment program and for the Partnership to benefit from its experience resulting therefrom, but relieves the General Partner of the strict fiduciary duty of a general partner acting as such for only one investment program at a time. These provisions are primarily intended to reconcile the applicable duties under Oklahoma law with the fact that the General Partner will manage and administer its own oil and gas operations and a number of other oil and gas investment programs with which possible conflicts of interests may arise and resolve such conflicts in a manner consistent with the expectation of the investors in all such programs, the General Partner's fiduciary duties and customary business practices and statutes applicable thereto.

Liability and Indemnification

   The Agreement provides that the General Partner will perform its duties in an efficient and businesslike manner with due caution and in accordance with established practices of the oil and gas industry. The Agreement further provides that the General Partner and its affiliates will not be liable to the Partnership or the Partners, and will be indemnified by the Partnership, for any expense (including attorney fees), loss or damage incurred by reason of any act or omission performed or omitted in good faith in a manner reasonably believed by the General Partner or its affiliates to be within the scope of authority and in the best interest of the Partnership or the Partners unless the General Partner or its affiliates is guilty of gross negligence or willful misconduct. While not totally certain under Oklahoma law, absent specific provisions in the partnership agreement to the contrary, a general partner of a limited partnership may be liable to its limited partners if it fails to conduct the partnership affairs with the same amount of care which ordinarily prudent persons would use in similar circumstances. Consequently, the Agreement may be viewed as requiring a lesser standard of duty and care than what Oklahoma law might otherwise require of the General Partner.

   Any claim against the Partnership for indemnification must be satisfied only out of Partnership assets including insurance proceeds, if any, and none of the Limited Partners will have personal liability therefor.

   The Limited Partners may have more limited rights of action than they would have absent the liability and indemnification provisions above. Moreover, indemnification enforced by the General Partner under such provisions will reduce the assets of the Partnership. It should be noted, however, that it is the position of the Securities and Exchange Commission ("Commission") that any attempt to limit the liability of a general partner or to indemnify a general partner under the federal securities laws is contrary to public policy and, therefore, unenforceable. The General Partner has been advised of the position of the Commission.

   Generally, the Limited Partners' remedy for the General Partner's breach of a fiduciary duty will be to bring a legal action against the General Partner to recover any damages, generally measured by the benefits earned by the General Partner as a result of the fiduciary breach. Additionally, Limited Partners may also be able to obtain other forms of relief, including injunctive relief. The Act provides that a limited partner may bring an action in the name of a limited partnership (a partnership derivative action) to recover a judgment in its favor if general partners with authority to do so have refused to bring the action or if an effort to cause such general partners to bring the action is not likely to succeed.

                           PRIOR ACTIVITIES

   UNIT has been engaged in oil and gas exploration and development operations since late 1974 and has conducted oil and gas drilling programs using the limited partnership format since 1979. The following table depicts the drilling results achieved as of September 30, 1996 by UNIT during each year since 1975. Because of the unpredictability of oil and gas exploration in general, such results should not be considered indicative of the results that may be achieved by the Partnership.

                                Gross Wells(2)                Net Wells(3)
Year Ended                ------------------------     -----------------------
July 31(1)                Total   Oil    Gas   Dry     Total   Oil   Gas   Dry
                          -----   ---    ---   ---     -----   ---   ---   ---
1975 Exploratory.......       2     0      2     0       .01     0   .01     0
     Development.......       4     0      2     2       .07     0   .03   .04
                          -----   ---    ---   ---     -----   ---   ---   ---
                              6     0      4     2       .08     0   .04   .04
                          -----   ---    ---   ---     -----   ---   ---   ---

1976 Exploratory.......       1     0      0     1       .01     0     0   .01
     Development.......       8     0      6     2       .29     0   .28   .01
                          -----   ---    ---   ---     -----   ---   ---   ---
                              9     0      6     3       .30     0   .28   .02
                          -----   ---    ---   ---     -----   ---   ---   ---

1977 Exploratory.......       9     0      3     6      1.50     0   .45  1.05
     Development.......      16     0      9     7      2.00     0   .70  1.30
                          -----   ---    ---   ---     -----   ---   ---   ---
                             25     0     12    13      3.50     0  1.15  2.35
                          -----   ---    ---   ---     -----   ---   ---   ---

1978 Exploratory.......       8     1      1     6      1.17   .34   .15   .68
     Development.......      26     0     13    13      2.64     0   .76  1.88
                          -----   ---    ---   ---     -----   ---   ---   ---
                             34     1     14    19      3.81   .34   .91  2.56
                          -----   ---    ---   ---     -----   ---   ---   ---

1979 Exploratory.......      10     0      5     5      1.40     0   .76   .64
     Development.......      16     1      8     7      1.99   .06   .95   .98
                          -----   ---    ---   ---     -----   ---   ---   ---
                             26     1     13    12      3.39   .06  1.71  1.62
                          -----   ---    ---   ---     -----   ---   ---   ---

1980 Exploratory.......       1     0      1     0      1.28     0   .23  1.05
     Development.......      10     0      8     2      3.13     0   .85  2.28
                          -----   ---    ---   ---     -----   ---   ---   ---
                             11     0      9     2      4.41     0  1.08  3.33
                          -----   ---    ---   ---     -----   ---   ---   ---

  Year Ended
December 31(1)

1981 Exploratory........     14     1      4     9      1.12   .02   .16   .94
     Development........     66    18     29    19      7.38  2.96  1.77  2.65
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                80    19     33    28      8.50  2.98  1.93  3.59
                          -----   ---    ---   ---     -----   ---   ---   ---

1982 Exploratory........     40     5      9    26      3.39   .60   .32  2.47
     Development........    100    22     51    27     11.70  4.70  2.71  4.29
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total               140    27     60    53     15.09  5.30  3.03  6.76
                          -----   ---    ---   ---     -----   ---   ---   ---

1983 Exploratory.........     6     2      0     4      1.31   .72     0   .59
     Development.........    72    18     26    28      8.01  3.45  1.17  3.39
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                78    20     26    32      9.32  4.17  1.17  3.98
                          -----   ---    ---   ---     -----   ---   ---   ---

1984 Exploratory.........     2     1      1     0       .52   .49   .03     0
     Development.........    50    15     22    13      6.81  3.42  2.74   .65
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                52    16     23    13      7.33  3.91  2.77   .65
                          -----   ---    ---   ---     -----   ---   ---   ---

1985 Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    38    11     16    11      8.32  2.89  2.39  3.04
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                38    11     16    11      8.32  2.89  2.39  3.04
                          -----   ---    ---   ---     -----   ---   ---   ---

1986 Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    21     4      6    11      3.85   .81  1.01  2.03
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                21     4      6    11      3.85   .81  1.01  2.03
                          -----   ---    ---   ---     -----   ---   ---   ---

1987 Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    46    23     10    13     11.91  7.95  1.76  2.34
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                46    23     10    13     11.91  7.95  1.76  2.34
                          -----   ---    ---   ---     -----   ---   ---   ---

1988 Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    39    20     10     9     22.56 14.77  4.05  3.74
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                39    20     10     9     22.56 14.77  4.05  3.74
                          -----   ---    ---   ---     -----   ---   ---   ---

1989 Exploratory.........     3     0      1     2      1.97     0   .47  1.50
     Development.........    40    12     15    13     18.83  8.81  4.13  5.89
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                43    12     16    15     20.80  8.81  4.60  7.39
                          -----   ---    ---   ---     -----   ---   ---   ---

1990 Exploratory.........     5     0      2     3      1.22     0   .12  1.10
     Development.........    35    11     14    10     16.53  8.38  3.52  4.63
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                40    11     16    13     17.75  8.38  3.64  5.73
                          -----   ---    ---   ---     -----   ---   ---   ---

1991 Exploratory.........     4     0      0     4       .82     0     0   .82
     Development.........    28    10      9     9     15.88  8.61  3.91  3.36
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                32    10      9    13     16.70  8.61  3.91  4.18
                          -----   ---    ---   ---     -----   ---   ---   ---

1992 Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    18     1     11     6      5.81  1.00  3.33  1.48
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                18     1     11     6      5.81  1.00  3.33  1.48
                          -----   ---    ---   ---     -----   ---   ---   ---

1993 Exploratory.........     1     0      0     1       .10     0     0   .10
     Development.........    16     9      6     1     12.48  8.98  3.32   .18
                          -----   ---    ---   ---     -----   ---   ---   ---
        Total                17     9      6     2     12.58  8.98  3.32   .28
                          -----   ---    ---   ---     -----   ---   ---   ---

1994 Exploratory.........     3     0      1     2      1.71     0   .95   .76
     Development.........    57     5     40    12     25.79  4.75 14.14  6.90
                          -----   ---    ---   ---     -----   ---   ---   ---
       Total                 60     5     41    14     27.50  4.75 15.09  7.66
                          -----   ---    ---   ---     -----   ---   ---   ---

1995 Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    45    15     24     6     14.94  4.67  8.04  2.23
                          -----   ---    ---   ---     -----   ---   ---   ---
       Total                 45    15     24     6     14.94  4.67  8.04  2.23
                          -----   ---    ---   ---     -----   ---   ---   ---

Period of January 1, 1996
to September 30, 1996

     Exploratory.........     0     0      0     0         0     0     0     0
     Development.........    53     7     38     8     24.83  5.41 15.28  4.14
                          -----   ---    ---   ---     -----   ---   ---   ---
       Total                 53     7     38     8     24.83  5.41 15.28  4.14
                          -----   ---    ---   ---     -----   ---   ---   ---

________________

 (1) Except as indicated, the figures used in this table relate to wells drilled and completed during each of the 12 month periods ended July 31 or December 31, as the case may be. Oil wells and gas wells shown include both producing wells and wells capable of production.

 (2) "Gross Wells" refers to the total number of wells in which there was participation by UNIT.

 (3) "Net Wells" refers to the aggregate leasehold working interest of UNIT in such wells. For example, a 50% leasehold working interest in a well drilled represents 1.0 Gross Well, but a .50 Net Well.

Prior Employee Programs

   During the period of 1979 to 1983, persons who were designated key employees of UNIT by its board of directors participated in the Unit Key Employee Exploration Funds (the "Funds"). These Funds were formed as general partnerships for the purpose of participating in 10% of all of the exploration and development operations conducted by UNIT during a specified period. Except for the Fund formed in 1983, each of the prior Funds served as one of the general partners in at least one of the prior drilling programs sponsored by UNIT and was allocated 10% of the expenses and revenues allocable to the general partners as a group. In each of these Funds the costs charged to it in connection with its operations were financed with the proceeds of bank borrowings and out of the Funds' share of revenues.

   The 1983 Fund served as the sole capital limited partner in the Unit 1983-A Oil and Gas Program and as such made no contribution to the capital of that program and shared in 10% of the costs and revenues otherwise allocable to the General Partner after the distributions to the General Partner from the program equaled the amount of its contributions thereto plus UNIT's interest costs with respect to the unrecovered amount of its contributions.

   Because of the differences in structure, format and plan of operations between the prior Funds and the Partnership and because of the uncertainties which are inherent in oil and gas operations generally, the results achieved by the prior Funds should not be considered indicative of the results the Partnership may achieve.

   For each year from 1984 through 1996, a separate Employee Program was formed as an Oklahoma limited partnership with UNIT or UPC as its sole general partner (UPC now serves as the sole general partner of each of these Employee Programs) and with eligible employees and directors of UNIT and its subsidiaries who subscribed for units therein as the limited partners. Each Employee Program participated on a proportionate basis (to the extent of 10% of the General Partner's interest in each case except for the 1986 and 1987 Employee Programs, in which case the percentage participation was 15% and the 1992-1996 Employee Programs, in which case the percentage was 5%) in all of UNIT's oil and gas exploration and development operations conducted during the calendar year for which the program was formed beginning with its date of formation if
it was formed after January 1.   Although the terms and provisions of
these Employee Programs are virtually identical to those of the Partnership, because of the unpredictability of oil and gas exploration and development in general, the results for the Employee Programs shown below should not be considered indicative of the results that may be achieved by the Partnership.

   The Funds and the Employee Programs have participated in either 10% or 5% (15% in the case of the 1986 and 1987 Employee Programs) of virtually all of UNIT's or the General Partner's exploration and development operations conducted since the latter half of 1979. Thus, the drilling results of these partnerships would be proportionate to those drilling results of UNIT for the periods beginning after the fiscal year ended July 31, 1979 shown above.

Results of the Prior Oil and Gas Programs

   In each of the General Partner's prior oil and gas programs other than the Unit 1983-A Oil and Gas Program and the Unit 1984 Oil and Gas Limited Partnership, one of the prior Funds also served as a general partner. The 1983 Fund served as the sole capital limited partner of the Unit 1983-A Oil and Gas Program and the 1984 Employee Program serves as a general partner of the Unit 1984 Oil and Gas Limited Partnership. The Unit 1979 Oil and Gas Program was the first limited partnership drilling program of which UNIT was a sponsor. The revenue sharing terms of the 1979 Program are generally 70% to the limited partners and 30% to the general partners until 150% program payout at which time the revenues are to be shared 55% to the limited partners and 45% to the general partners. The revenue sharing terms of the Unit 1980 Oil and Gas Program were generally 60% to the limited partners and 40% to the general partners. The revenue sharing terms of the Unit 1981 Oil and Gas Program were generally 70% to the limited partners and 30% to the general partners until program payout and 50% to the limited partners and 50% to the general partners thereafter. The revenue sharing terms of the Unit 1981-II Oil and Gas Program, the Unit 1982-A Oil and Gas Program and the Unit 1982-B Oil and Gas Program (60% to the limited partners and 40% to the general partners) were substantially the same as those of the Unit 1983-A Oil and Gas Program and the Unit 1984 Oil and Gas Limited Partnership (65% to the limited partners and 35% to the general partner) except that the general partners' cost percentage and the general partners' revenue share in each of those prior programs could not be less than 25%. The following tables depict the drilling results at September 30, 1996, and the economic results at September 30, 1996 of prior oil and gas programs and the 1984-1996 Employee Programs. On September 12, 1986, in connection with a major restructuring and recapitalization, UNIT acquired all of the assets and liabilities of the programs formed during 1980 through 1983 and these programs have now been dissolved. Effective December 31, 1993, pursuant to an Agreement and Plan of Merger, dated as of December 28, 1993, all of the assets and all of the liabilities of the 1984, 1985, 1986, 1987, 1988, 1989 and 1990 Employee Programs were merged with and consolidated into a new Employee Program called the Unit Consolidated Employee Oil and Gas Limited Partnership, an Oklahoma Limited Partnership which was formed November 30, 1993 (the "Consolidated Program"). The Consolidated Program holds no assets other than those acquired in the merger with the 1984 through 1990 Employee Programs. The Unit 1979 Oil and Gas Program continues in existence as do the 1991, 1992, 1993, 1994, 1995 and 1996 Employee Programs. Certain of these programs have not completed all of their drilling and development operations. Moreover, because of the unpredictability of oil and gas exploration and development in general, the results shown below should not be considered indicative of the results that may be achieved by the Partnership.

                            DRILLING RESULTS

                       As of September 30, 1996


                                    Gross Wells                Net Wells
                                --------------------    -----------------------
Program                         Total  Oil  Gas  Dry    Total   Oil   Gas   Dry
-------                         -----  ---  ---  ---    -----   ---   ---   ---
1979       Exploratory Wells        6    0    2    4     2.43  0.00  0.65  1.78
           Development Wells       21   16    1    4    17.28 14.14  0.03  3.11
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         27   16    3    8    19.71 14.14  0.68  4.89
                                -----  ---  ---  ---    -----   ---   ---   ---

1980(1)    Exploratory Wells       15    2    5    8     5.65  0.50  2.14  3.01
           Development Wells       32    5   15   12    12.77  1.17  5.75  5.85
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         47    7   20   20    18.42  1.67  7.89  8.86
                                -----  ---  ---  ---    -----   ---   ---   ---

1981(1)    Exploratory Wells       11    1    4    6     4.61  0.33  0.88  3.40
           Development Wells       67   14   34   19    21.77  5.03  6.61 10.13
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         78   15   38   25    26.38  5.36  7.49 13.53
                                -----  ---  ---  ---    -----   ---   ---   ---

1981-II(1) Exploratory Wells       13    1    5    7     5.21  0.25  1.12  3.84
           Development Wells       45    3   29   13     9.07  0.69  4.78  3.60
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         58    4   34   20    14.28  0.94  5.90  7.44
                                -----  ---  ---  ---    -----   ---   ---   ---

1982-A(1)  Exploratory Wells       11    3    1    7     3.55  0.78  0.00  2.77
           Development Wells       69   23   22   24    25.22 13.09  3.59  8.54
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         80   26   23   31    28.77 13.87  3.59 11.31
                                -----  ---  ---  ---    -----   ---   ---   ---

1982-B(1)  Exploratory Wells        4    1    1    2     2.28  0.80  0.08  1.40
           Development Wells       41   16    9   16    18.60  9.47  1.01  8.12
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         45   17   10   18    20.88 10.27  1.09  9.52
                                -----  ---  ---  ---    -----   ---   ---   ---

1983-A(1)  Exploratory Wells        1    1    0    0     1.00  1.00  0.00  0.00
           Development Wells       26   14   10    2     6.60  4.39  1.27  0.94
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         27   15   10    2     7.60  5.39  1.27  0.94
                                -----  ---  ---  ---    -----   ---   ---   ---

1984       Exploratory Wells        0    0    0    0     0.00  0.00  0.00  0.00
           Development Wells       21    1   10   10     5.89   .38  3.08  2.43
                                -----  ---  ---  ---    -----   ---   ---   ---
           Total..........         21    1   10   10     5.89   .38  3.08  2.43
                                -----  ---  ---  ---    -----   ---   ---   ---

(1) On September 12, 1986, Unit acquired all of the assets and liabilities of this Program and the Program has been dissolved.

                            EMPLOYEE PROGRAMS

                         As of September 30, 1996


                                  Gross Wells                Net Wells
                              --------------------    -----------------------
Program                       Total  Oil  Gas  Dry    Total   Oil   Gas   Dry
                              -----  ---  ---  ---    -----   ---   ---   ---

1984(1) Exploratory Wells         0    0    0    0     0.00  0.00  0.00  0.00
Empl.   Development Wells        25    4   12    9      .14   .02   .06   .06
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          25    4   12    9      .14   .02   .06   .06
                              -----  ---  ---  ---    -----   ---   ---   ---

1985(1) Exploratory Wells         0    0    0    0     0.00  0.00  0.00  0.00
Empl.   Development Wells        30    8   10   12      .38   .12   .08   .18
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          30    8   10   12      .38   .12   .08   .18
                              -----  ---  ---  ---    -----   ---   ---   ---

1986(1) Exploratory Wells         0    0    0    0     0.00  0.00  0.00  0.00
Empl.   Development Wells        18    6    8    4      .48   .12   .30   .06
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          18    6    8    4      .48   .12   .30   .06
                              -----  ---  ---  ---    -----   ---   ---   ---

1987(1) Exploratory Wells         0    0    0    0     0.00  0.00  0.00  0.00
Empl.   Development Wells        21   12    5    4     1.17   .74   .25   .18
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          21   12    5    4     1.17   .74   .25   .18
                              -----  ---  ---  ---    -----   ---   ---   ---

1988(1) Exploratory Wells         0    0    0    0        0     0     0     0
Empl.   Development Wells        29   15    9    5     1.55  1.03   .28   .24
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          29   15    9    5     1.55  1.03   .28   .24
                              -----  ---  ---  ---    -----   ---   ---   ---

1989(1) Exploratory Wells         0    0    0    0        0     0     0     0
Empl.   Development Wells        32    7   14   11     1.48   .59   .36   .53
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          32    7   14   11     1.48   .59   .36   .53
                              -----  ---  ---  ---    -----   ---   ---   ---

1990(1) Exploratory Wells         5    0    2    3      .13     0   .01   .11
Empl.   Development Wells        34   11   14    9     1.65   .83   .35   .46
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........          39   11   16   12     1.78   .83   .36   .57
                              -----  ---  ---  ---    -----   ---   ---   ---

1991    Exploratory Wells        4     0    0    4      .08     0     0   .08
Empl.   Development Wells       28    10    9    9     1.59   .86   .39   .34
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........         32    10    9   13     1.67   .86   .39   .42
                              -----  ---  ---  ---    -----   ---   ---   ---
                                58

1992    Exploratory Wells        0     0    0    0        0     0     0     0
Empl.   Development Wells       18     1   11    6      .29   .05   .17   .07
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........         18     1   11    6      .29   .05   .17   .07
                              -----  ---  ---  ---    -----   ---   ---   ---

1993    Exploratory Wells        0     0    0    0        0     0     0     0
Empl.   Development Wells       16     9    6    1      .63   .45   .17   .01
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........         16     9    6    1      .63   .45   .17   .01
                              -----  ---  ---  ---    -----   ---   ---   ---

1994    Exploratory Wells        3     0    1    2      .09     0   .05   .04
Empl.   Development Wells       57     5   40   12     1.29   .24   .70   .35
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total..........         60     5   41   14     1.38   .24   .75   .39
                              -----  ---  ---  ---    -----   ---   ---   ---

1995    Exploratory Wells        0     0    0    0        0     0     0     0
Empl.   Development Wells       45    15   24    6      .74   .23   .40   .11
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total.........          45    15   24    6      .74   .23   .40   .11
                              -----  ---  ---  ---    -----   ---   ---   ---

1996(2) Exploratory Wells        0     0    0    0        0     0     0     0
Empl.   Development Wells       53     7   38    8     1.24   .27   .76   .21
                              -----  ---  ---  ---    -----   ---   ---   ---
        Total.........          53     7   38    8     1.24   .27   .76   .21
                              -----  ---  ---  ---    -----   ---   ---   ---
_______________
(1) Effective December 31, 1993 this Program was merged with and into the Consolidated Program.

(2)   It is anticipated that this program may participate in approximately
            17 additional wells.

                   GENERAL PARTNERS' PAYOUT TABLE(1)

                       As of September 30, 1996


                                                   Total
                                     Total       Revenues     Total Revenues
                                 Expenditures     Before    Before Deducting
                                   Including     Deducting   Operating Costs
                                   Operating     Operating  for 3 Months Ended
          Program                  Costs(2)        Costs    September 30, 1996
---------------------------      ------------    ---------  ------------------

1979.......................       $7,723,334    $9,476,167        $68,244
1980.......................        4,043,599     4,044,424            -
1981.......................        8,325,594     6,338,173            -
1981-II....................        6,642,875     3,995,616            -
1982-A.....................        9,190,842     6,782,893            -
1982-B.....................        4,213,710     3,126,326            -
1983-A.....................        2,277,514     1,312,531            -
1984.......................        2,168,974     1,523,089            474
1984 Employee(*)...........            1,542         1,745            -
1985 Employee(*)...........            2,820         1,808            -
1986 Energy Income Fund(**)        1,210,384     1,267,368         32,212
1986 Employee(*)...........            4,403         6,813            -
1987 Employee(*)...........          624,354       815,358            -
1988 Employee(*)...........        1,196,564     1,588,132            -
1989 Employee(*)...........        1,424,525     1,171,961            -
1990 Employee(*)...........          653,563       525,572            -
1991 Employee..............        1,692,123     1,551,388         65,912
1992 Employee..............          169,488       187,663         10,490
1993 Employee..............          378,765       383,289         26,107
Consolidated Program.......            2,396         5,409            492
1994 Employee..............          994,948       632,477         83,539
1995 Employee..............          354,847       142,826         30,984
1996 Employee..............          268,188        27,225         23,612
__________
(*) Effective December 31, 1993, this program was merged with and into the Consolidated Program.

(**) Formed primarily for purposes of acquiring producing oil and gas properties.

                    LIMITED PARTNERS' PAYOUT TABLE(1)

                       As of September 30, 1996


                                                    Total
                                      Total       Revenues     Total Revenues
                                  Expenditures     Before     Before Deducting
                                    Including    Deducting     Operating Costs
                                    Operating    Operating   for 3 Months Ended
        Program                     Costs(2)       Costs     September 30, 1996
---------------------------       ------------   ---------   ------------------

1979.......................        $13,323,493    $17,162,312        $83,538
1980.......................         17,688,367      6,949,008           -
1981.......................         37,073,946     15,768,826           -
1981-II....................         18,638,600      7,028,946           -
1982-A.....................         24,866,078     12,708,949           -
1982-B.....................         12,069,566      5,367,312           -
1983-A.....................          3,770,856      1,922,177           -
1984.......................          2,725,124      1,585,001            601
1984 Employee(*)...........            120,942        171,540           -
1985 Employee(*)...........            277,901        178,984           -
1986 Energy Income Fund(**)          2,380,746      3,019,688         48,158
1986 Employee(*)...........            435,858        676,972           -
1987 Employee(*)...........            341,846        469,830           -
1988 Employee(*)...........            333,898        446,044           -
1989 Employee(*)...........            179,593        175,331           -
1990 Employee(*)...........            300,852        188,848           -
1991 Employee..............            444,274        414,233         17,558
1992 Employee..............            436,641        485,967         27,339
1993 Employee..............            349,787        355,410         24,217
Consolidated Program.......            241,515        536,706         49,255
1994 Employee..............            401,950        262,404         34,646
1995 Employee..............            548,642        228,322         49,300
1996 Employee..............            341,330         34,649         30,052
__________
(*) Effective December 31, 1993, this program was merged with and into the Consolidated Program.

(**) Formed primarily for purposes of acquiring producing oil and gas properties.

                   GENERAL PARTNERS' NET CASH TABLE(1)

                       As of September 30, 1996


                                                Total
                                              Revenues
                                                Less                   Total
                                              Operating              Revenues
                        Total       Total     Costs for             Distributed
                    Expenditures   Revenues   3 Months              for 3 Months
                         Less       Less        Ended      Total       Ended
                      Operating   Operating    Sept.30,  Revenues    Sept.  30,
      Program         Costs(2)      Costs       1996    Distributed     1996
------------------  ------------  ---------   --------- ----------- ------------
1979..............   $2,849,294  $4,602,127   $22,554    3,676,393     17,000
1980..............    2,628,978   2,629,803      -       2,635,751       -
1981..............    6,546,160   4,558,739      -       5,368,272       -
1981-II...........    4,817,145   2,169,886      -       2,609,000       -
1982-A............    6,297,972   3,890,023      -       3,755,000       -
1982-B............    2,565,504   1,478,120      -       1,158,000       -
1983-A............    1,380,331     415,348      -         819,000       -
1984..............      934,603     288,718   (6,932)      597,941     19,200
1984 Employee(*)..          874       1,077      -           1,000       -
1985 Employee(*)..        2,300       1,288      -           1,035       -
1986 Energy Income
Fund(**)..........      232,323     289,307    18,505      325,002     20,800
1986 Employee(*)..        2,698       5,108                  4,486       -
1987 Employee(*)..      357,368     548,372      -         465,800       -
1988 Employee(*)..      770,272   1,161,840      -         942,800       -
1989 Employee(*)..    1,010,133     752,569      -         607,900       -
1990 Employee(*)..      466,272     338,281      -         266,600       -
1991 Employee.....    1,050,468     909,733    36,218      771,500     38,400
1992 Employee.....       98,813     116,988     7,112       87,800      7,300
1993 Employee.....      290,390     294,914    20,289      220,800     22,600
Consolidated Program        253       3,266       323        2,864        380
1994 Employee.....      806,841     444,370    62,011      259,500     54,500
1995 Employee.....      313,737     101,716    21,880       37,900     31,900
1996 Employee.....      261,888      20,924    18,683         -          -

(*) Effective December 31, 1993, this program was merged with and into the Consolidated Program.

(**) Formed primarily for purposes of acquiring producing oil and gas properties.

                   LIMITED PARTNERS' NET CASH TABLE(1)

                        As of September 30, 1996


                                                 Total
                                                Revenues             Total
                                                  Less              Revenues
                                                Operating          Distributed
                             Total     Total    Costs for             for 3
                         Expenditures Revenues  3 Months             Months
                             Less       Less     Ended      Total     Ended
             Capital      Operating  Operating  Sept.30,  Revenues  Sept.  30,
Program    Contributed     Costs(2)     Costs    1996   Distributed    1996
---------- -----------   ----------- ---------- -------- ---------- ----------
1979...... $ 3,000,000   $ 6,208,504 $9,997,323 $ 27,698 $5,908,401 $  -
1980......  12,000,000(3) 14,469,265  3,729,906     -       760,000    -
1981......  29,255,000(4) 32,700,741 11,395,621     -     5,335,065    -
1981-II...  15,000,000    16,603,760  4,994,106     -     1,710,001    -
1982-A....  21,140,000    21,591,442  9,434,313     -     6,342,000    -
1982-B....  10,555,000     9,935,850  3,233,596     -     2,828,740    -
1983-A....   2,530,000     2,993,705  1,145,026     -       227,700    -
1984......   1,575,000     2,036,455    896,332   (6,808)   558,221  19,215 (6)
1984
 Employee(*)   174,000        86,664    137,262     -       125,280    -
1985
 Employee(*)   283,500       227,670    128,753     -       182,644    -
1986
 Energy
 Income
 Fund(**)    1,000,000     1,080,807  1,719,749   27,620   1,506,900 29,200 (7)
1986
 Employee(*)   229,750       267,008    508,122     -       460,007    -
1987
 Employee(*)   209,000       207,060    335,044     -       324,845    -
1988
 Employee(*)   177,000       214,712    326,858     -       281,630    -
1989
 Employee(*)   157,000       157,306    153,044     -       147,737    -
1990
 Employee(*)   253,000       254,483    142,479     -       180,895    -
1991
 Employee..    253,000       273,889    243,848    9,666    211,978  9,205 (8)
1992
 Employee..    240,000       254,902    304,228   18,644    252,968 16,800 (9)
1993
 Employee..    245,000       268,348    273,971   18,848    220,255 20,580 (10)
Consolidated
 Program....      -           25,391    320,582   32,229    278,032 37,599 (11)
1994 Employee  284,000       324,908    185,362   25,836     96,560 15,904 (12)
1995 Employee  454,000       484,290    163,970   35,009     76,726 51,302 (13)
1996 Employee  327,750       333,311     26,631   23,778        -      -
__________

(*) Effective December 31, 1993, this program was merged with and into the Consolidated Program.

(**) Formed primarily for purposes of acquiring producing oil and gas properties.

 (1)  Amounts reflect the accrual method of accounting.

 (2) Does not include expenditures of $237,600, $920,453, $2,252,900, $1,480,248, $2,079,268, $985,371 and $241,076 which were obtained from bank borrowings and used to pay the limited partners' share of sales commissions of $237,600, $722,453, $1,940,400, $1,183,248,
$1,656,468, $827,046 and $190,476 and organization costs of $--0--,
$198,000, $312,500, $297,000, $422,800, $158,325 and $50,600 for the
1979, 1980, 1981, 1981-II, 1982-A, 1982-B and 1983-A Programs,
respectively.

 (3) Includes original subscriptions of limited partners totaling $10,000,000 and additional assessments totaling $2,000,000.

 (4) Includes original subscriptions of limited partners totaling $25,000,000 and additional assessments totaling $4,255,000.

  (5)In November 1996 the 1979 Program made a distribution totaling $15,840 to that program's limited partners.

  (6)In November 1996, the 1984 Program made a distribution of $13,545 to that program's limited partners.

  (7)In November 1996 the 1986 Program made a distribution of $25,000 to that program's limited partners.

  (8)In November 1996, the 1991 Employee Program made a distribution of $8,942 to that program's limited partners.

  (9)In November 1996, the 1992 Employee Program made a distribution of $16,320 to that program's limited partners.

  (10)In November 1996, the 1993 Employee Program made a distribution of $18,620 to that program's limited partners.

  (11)In November 1996, the Consolidated Program made a distribution of $36,263 to that program's limited partners.

  (12)In November 1996, the 1994 Employee Program made a distribution of $24,708 to that program's limited partners.

  (13)In November 1996, the 1995 Employee Program made a distribution of $32,688 to that program's limited partners.


                      FEDERAL INCOME TAX ASPECTS

General

   The following discussion of federal income tax considerations is based on existing provisions of the Internal Revenue Code of 1986, as amended ("Code"), existing and proposed Treasury Regulations, existing administrative interpretations, and existing court decisions. No assurance can be given that legislation, Treasury Regulations, administrative interpretations, or court decisions will not significantly change existing law, or that any of such changes will not be applied retroactively.

   Conner & Winters, A Professional Corporation, tax counsel to the
Partnership ("Counsel"), is of the opinion that to the extent the summary of federal income tax consequences to the Limited Partners set forth in this "FEDERAL INCOME TAX ASPECTS" section and under the heading "RISK FACTORS-- Tax Related Risks" involves matters of law, these statements are accurate in all material respects under the Code, Treasury Regulations, and existing interpretations thereof and address the material federal income tax considerations relating to an investment in the Partnership.
An opinion of counsel is not binding on the Service or the courts.
Accordingly, it is possible that the Service will successfully challenge the tax treatment of certain matters discussed herein.

   BECAUSE EACH INDIVIDUAL'S TAX SITUATION WILL BE DIFFERENT, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL, STATE, AND LOCAL INCOME AND OTHER TAX LAWS THAT MAY APPLY TO HIS OR HER PARTICIPATION. THE TAX ASPECTS DESCRIBED BELOW DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE.

Summary of Certain Matters

   Assuming the accuracy of certain factual matters identified below, the Partnership will be classified, for federal income tax purposes, as a partnership and not as a corporation and the income of the Partnership will not be subject to federal income tax. Instead each Limited Partner will include in computing his or her income tax his or her distributive share of the items of income, gain, loss, deduction (including an allowance for depletion with respect to income from the Partnership's oil and gas properties), and credit of the Partnership. Except as noted below, the distributive share for federal income tax purposes of each Limited Partner will be determined as provided in the Agreement. Moreover, distributions from the Partnership will not, in general, be subject to income tax. It is expected the income of the Partnership will be passive income which may be used to offset a Limited Partner's losses from other passive activities.

Partnership Classification

   The federal income tax consequences summarized herein depend on the classification of the Partnership as a partnership and not as an association taxable as a corporation for federal income tax purposes. In Counsel's opinion, the Partnership will be treated as a partnership for federal income tax purposes assuming the satisfaction at all times of the following conditions:

      (i) A duly executed Certificate of Limited Partnership for the Partnership will be filed with the Oklahoma Secretary of State in compliance with the Act on or after January 1, 1997, and the organization and operation of the Partnership will be in accordance with the Agreement and the Act; and

      (ii) In excess of 90% of the gross income of the Partnership will be interest income, (excluding interest identified in Section 7704(d)(2) of the Code) dividends, and gains derived from the exploration, development, mining, or production, processing, refining, transportation, or the marketing of minerals or natural resources, or gain from the sale or disposition of interests in oil and gas properties or other items described in Section 7704(d) of the Code.

If the Partnership were classified as a corporation for federal income tax purposes, then (a) the taxable income of the Partnership would be subject to the corporate federal income tax, (b) the income, gains, losses, deductions and credits of the Partnership (including deductions for depletion with respect to income from oil and gas properties) would not be taken into account by the Limited Partners in computing federal income tax, and (c) distributions by the Partnership would be treated as ordinary income (not subject to depletion) to the extent of the current and accumulated earnings and profits of the Partnership. As a result, the after-tax investment return of a Limited Partner by reason of an investment in the Partnership would likely be significantly reduced. The following discussion assumes that the Partnership will be classified as a partnership and not as a corporation for federal income tax purposes.

Taxation of Limited Partners

   A Limited Partner must report for a taxable year his or her share of the Partnership's items of income, gain, loss, deduction, and credit for the Partnership's taxable year that ends during or with the Limited Partner's taxable year, whether or not any cash is actually distributed to the Limited Partner. Revenues from the Partnership's sale of oil and gas production are taxable to Limited Partners as ordinary income subject to depletion and other deductions discussed below.

   Partnership Allocations. The allocations of items of income, gain, loss, deduction, and credit of the Partnership are discussed under "PARTICIPATION IN COSTS AND REVENUES" in this Memorandum. Counsel is of the opinion that, except as discussed in the following paragraph, the allocations provided in the Agreement will be respected for federal income tax purposes because they have "substantial economic effect," as that term is defined in Treasury Regulations Section 1.704-1(b)(the "704(b) Regulations"), to the extent the allocations do not result in any Limited Partner having a deficit in his or her capital account (after taking into account the adjustments required by Section 1.704-1(b)(2)(ii)(d) of the 704(b) Regulations). It is possible the Service could adopt an interpretation of the 704(b) Regulations different than that relied upon by Counsel.

   Code Section 613A(c)(7)(D) requires the depletable basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interest in the capital or income of the partnership. The Partnership will allocate the basis in each Partnership Property to the Partners in accordance with their interest in the capital of the Partnership on December 31, 1997. Due to a lack of authority relating to the allocation of basis in oil or gas properties consistent with the policy underlying the applicable Code Section, Counsel is unable to opine that the manner in which the Partnership will allocate the basis of each Partnership Property (and therefore any associated cost depletion deductions) to the Limited Partners will comply with the relevant Code and Treasury Regulation requirements. Notwithstanding this uncertainty, Counsel does not believe that any reallocation of the basis of Partnership Properties in response to a Service challenge of the proposed method of allocation would differ significantly from the proposed method which is set out in the Agreement.

   Partnership Losses. Subject to the "passive loss" limitation rules described under "Limitations on Losses and Credits from Passive Activities" below and the limitations on miscellaneous itemized deductions, each Limited Partner may deduct his or her share of the Partnership's taxable loss, if any, on his or her own federal income tax return only to the extent of the lesser of the Limited Partner's tax basis in his or her Units at the end of the Partnership's fiscal year in which the loss occurs or the amount that the Limited Partner is "at risk" with respect to an activity of the Partnership. Partnership losses which exceed the Limited Partner's tax basis or "at risk" amount may be deducted in any subsequent year to the extent the Limited Partner's tax basis and "at risk" amounts are increased above zero. A Limited Partner's adjusted tax basis in the Partnership will initially be equal to his or her Capital Contribution. This basis will be increased by (i) the Limited Partner's additional cash contributions, if any, (ii) the Limited Partner's distributive share of income and gain, (iii) the Limited Partner's share of any nonrecourse borrowing of the Partnership, and (iv) the excess of the Limited Partner's deductions for depletion over the basis of the Limited Partner's share of Partnership Properties subject to depletion. The basis will be decreased (but not below zero) by (i) distributions to the Limited Partner from the Partnership, (ii) the Limited Partner's distributive share of the Partnership deductions and losses, (iii) the Limited Partner's depletion deduction on the Limited Partner's share of Partnership Revenues, (iv) and decreases in the Limited Partner's share of nonrecourse borrowings of the Partnership, and (v) the Limited Partner's share of nondeductible expenses of the Partnership which are not properly chargeable to the Partnership capital accounts for federal income tax purposes. A Limited Partner's aggregate "at risk" amount for all Partnership activities will generally be equal to the amount he or she pays for his or her Units plus, in certain cases, his or her share of Partnership Revenues less prior deductions, losses, and cash distributions.

   Limitations on Losses and Credits from Passive Activities.  Code
Section 469 imposes limits on the ability of individuals and certain closely held corporations to use losses and credits from so-called "passive activities" to offset taxable income and tax liability arising from nonpassive sources. With the exception of that portion of Partnership Revenues that is portfolio income, as defined below, and any gain or loss from the disposition of a Partnership property that the Treasury Regulations described below classify as not arising from a passive activity, based on the anticipated activities of the Partnership (and assuming the business of the Partnership is conducted as described in this Memorandum), Counsel is of the opinion that the Limited Partners' distributive shares of items of income, gain, loss, deduction, and credit of the Partnership derived from the Partnership's oil and gas operations (other than oil and gas production payments owned by the Partnership) and the sale of oil and gas properties will be treated as derived from a passive activity.
                              67

   Generally, a taxpayer's deductions and credits from passive activities may be used to reduce his or her tax liability in a given taxable year only to the extent his or her liability arises from passive activities. In determining the amount of income from passive activities in any taxable year, a taxpayer must exclude "portfolio income." Portfolio income includes interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of certain types of trades or businesses, less (a) expenses (other than interest) directly and clearly allocable to such income and (b) interest expenses properly allocable to such income. For this purpose, portfolio income also includes any gain or loss from the disposition of property that produces portfolio income or that is held for investment, as well as income derived from oil and gas production payments. Any income, gain, or loss attributable to an investment of working capital (such as unexpended Capital Contributions) will also be treated as portfolio income. Prospective investors should note that the portfolio income of the Partnership must be reported as taxable income of the Partnership, without reduction for any of the expenses of the Partnership (other than those described in clauses (a) and (b) of the second sentence of this paragraph), and that each Limited Partner will be required to pay federal income tax on his or her share of such portfolio income, even if no corresponding distribution is made by the Partnership to the Limited Partners. Based on representations of the General Partner, Counsel believes that the activities of the Partnership which involve the exploration, development and production of oil and gas will constitute the conduct of a trade or business. Consequently, the portfolio income of the Partnership will primarily consist of interest, if any, earned on its invested cash reserves pending their investment in oil and gas properties and/or drilling activities. Prospective investors should be aware, however, that the Department of Treasury has reserved the right to recharacterize other types of income from passive activities as portfolio income.

   To the extent a taxpayer's aggregate losses from all passive activities exceed his or her aggregate income from all passive activities in a given taxable year, the taxpayer has a "passive activity loss" for the year. Similarly, a "passive activity credit" arises in any year to the extent taxpayer's tax credits (with certain limited exceptions) arising from all passive activities exceed his or her tax liabilities allocable to all passive activities. A passive loss or credit may be carried forward to successive taxable years until fully utilized against income from passive activities in such years; however, passive losses and credits may not be carried back to prior years.

   In addition, where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on the disposition is recognized, any loss from that activity that was suspended by the passive loss rules will cease to be treated as a passive loss and any loss on the disposition will not be treated as arising from a passive activity. Such losses will be allowed as deductions against income in the following order: (i) gain recognized on the disposition; (ii) net income or gain for the taxable year from all passive activities; and (iii) any other income or gain.

   Under Section 469(k) of the Code, the limitations on losses and credits from passive activities will be applied separately to a partnership which is considered "publicly traded" under Code Section

7704. For this purpose, a publicly traded partnership is one the interests in which are (a) traded on an established securities market or
(b) readily tradeable on a secondary market (or the substantial equivalent thereof). Under the Agreement, the Limited Partners are prohibited from transferring their Units except under very limited circumstances. Based on the representation of the General Partner that it and the Partnership will adhere to the transferability restrictions in the Agreement, Counsel is of the opinion that the Partnership will not be considered publicly traded under Code Section 7704.

   Intangible Drilling and Development Costs. The Partnership will participate in the drilling of wells on the oil and gas properties in which it acquires an interest. Currently, federal tax laws permit immediate write-offs of certain intangible drilling and development costs against a taxpayer's income. Assuming an appropriate election by the Partnership under Section 263(c) of the Code, intangible drilling and development costs may be deducted as an expense for income tax purposes (subject to the limitations described above under "Partnership Losses"). These costs include expenditures for services and materials having no salvage value which are provided or utilized in preparing a drill site and drilling, testing and completing a well.

   Generally, a taxpayer may not deduct a greater portion of the intangible drilling and development costs incurred with respect to a particular well than the portion of the well owned by it when the costs are incurred. In the event the Partnership acquires interests in certain oil and gas properties with respect to which drilling activities have already commenced prior to the Partnership's investment, that portion of the Partnership's acquisition cost for such properties which represents its share of the drilling costs previously incurred will not be deductible by the Limited Partners as intangible drilling and development costs. Instead such amounts will be capitalized as part of the depletable basis of such properties. Also, it is possible that because the General Partner's and the Limited Partners' ultimate revenue interests in the Partnership will not be finally determined until after December 31, 1997 (see "PARTICIPATION IN COSTS AND REVENUES"), the Service may attempt to disallow deductions claimed by the Limited Partners for all or a portion of the intangible drilling and development costs specially allocated to them pursuant to the Agreement. The law provides for a recapture of intangible drilling and development costs, requiring the taxpayer to treat as ordinary income any gain on the disposition of oil and gas properties (or any interest in any oil and gas partnership) to the extent of intangible drilling and development costs deducted with respect to such properties.

   In some cases, the agreements under which the Partnership acquires an interest in a property may require the Partnership to pay a share of the costs attributable thereto which is disproportionately greater than the working interest acquired. In such cases, generally, the excess portion of intangible drilling and development costs must be capitalized as additional leasehold costs. However, full deductibility is obtainable under certain arrangements and in certain circumstances. The General Partner will seek to structure the agreements for the acquisition of properties in a manner which will permit the deduction of the full amount of the intangible drilling and development costs paid but there can be no assurance that it will be able to do so or that the arrangements will be recognized for federal income tax purposes. Since all of the facts and terms of such arrangements are not currently known, it is not practicable to predict the outcome of a challenge to the full deductibility of such costs.

   Depletion. The Partnership will be the owner of economic interests in its oil and gas properties (except for certain production payments). The Limited Partners will be entitled to a deduction for depletion with respect to the Partnership's production and sale of oil and gas from these properties. With respect to each oil and gas property or the Partnership, a Limited Partner's deduction for each year will be the greater of cost depletion or percentage depletion. Percentage depletion with respect to a property is equal to 15% of the gross income attributable to the production from such property, subject to certain limitations. Percentage depletion is allowable even if the taxpayer has no basis in the property and continues to be allowable after the taxpayer has fully depleted his or her basis in the property. Cost depletion allows the leasehold cost of each producing Partnership Property to be recovered over its productive life based on units of production. To determine the per unit (i.e., barrels of oil or cubic feet of gas) allowance, the adjusted tax basis for the property is divided by the estimated total units recoverable therefrom. The cost depletion deduction is the per unit allowance multiplied by the number of units sold during the year. Depletion computed under this method cannot exceed the cost or other basis of the producing property. In the case of the Partnership, the cost or percentage depletion allowance is computed separately by the Partners, and not by the Partnership.

   Ownership Of Partnership Properties. The General Partner has indicated that it, as nominee for the Partnership (the "Nominee"), will acquire and hold title to Partnership Properties on behalf of the Partnership. The Nominee and the Partnership will enter into an agency agreement before the Nominee acquires any oil and gas properties on behalf of the Partnership. That agency agreement will reflect that the Nominee's acquisition of Partnership Properties is on behalf of the Partnership. The Nominee will deliver assignments of all oil and gas interest acquired on behalf of the Partnership to the Partnership, however, for various cost and procedural reasons, such assignments will not be recorded in the real estate records in the counties in which the Partnership Properties are located. That is, while the Partnership will be the owner of the Partnership Properties, there will be no public record of that ownership. It is possible that the Service could assert that the Nominee should be treated for federal income tax purposes as the owner of the Partnership Properties, notwithstanding the assignment of those Properties to the Partnership. If the Service were to argue successfully that the Nominee should be treated as the tax owner of the Partnership Properties, there would be significant adverse federal income tax consequences to the Limited Partners, such as the unavailability of depletion deductions in respect of income from Partnership Properties. The Service is concerned that taxpayers not be able to shift the tax consequences of transactions between parties based on the parties' declaration that one party is the agent of another; the Service generally requires that taxpayers respect the form of their transactions and ownership of property. Based on this concern, the Service may challenge the Partnership's treatment of Partnership Properties, and tax attributes thereof, which are held of record by the Nominee.

   In Commissioner of Internal Revenue v. Bollinger, 485 U.S. 340
(1988), the United States Supreme Court reviewed a principal-agent relationship and held for the taxpayer in concluding that the principal should be treated as the tax owner of property held in the name of the agent. In that case the Supreme Court noted that "It seems to us that the genuineness of the agency relationship is adequately assured, and tax-avoiding manipulation adequately avoided, when the fact that the corporation is acting as agent for its shareholders with respect to a particular asset is set forth in a written agreement at the time the asset is acquired, the corporation functions as agent and not principal with respect to the asset for all purposes, and the corporation is held out as the agent and not principal in all dealings with third parties relating to the asset." While the Partnership and the Nominee will have in place an agreement defining their relationship before any Partnership Properties are acquired by the Nominee and the Nominee will function as agent with respect to those Partnership Properties on behalf of the Partnership, the Nominee will not hold itself out to all third parties as the agent of the Partnership in dealings relating to the Partnership Properties. Unlike the relationship between the principal and the agent in Bollinger, the Nominee will, however, assign title to Partnership Properties to the Partnership, but will not record those assignments. Accordingly, the facts related to the relationship between the Nominee and the Partnership are not the same as the facts in Bollinger and it is not clear that the failure of the Nominee to hold itself out to third parties as the agent of the Partnership in dealings relating to Partnership Properties should result in the treatment of the Nominee as the tax owner of the Partnership Properties. For the foregoing reasons, Counsel have not expressed an opinion on this issue, but Counsel believe that substantial arguments may be made that the Partnership should be treated as the tax owner of Partnership Properties acquired by the Nominee on the Partnership's behalf.

   Reimbursement of Expenses. The Agreement provides that the General Partner shall be reimbursed by the Partnership, subject to limitations based on a percentage of the Aggregate Subscription, for that portion of its general and administrative overhead expenses attributable to its conduct of the Partnership's business and affairs. Such reimbursement will be charged to the accounts of the Partners in the same proportions that Partnership Revenue is being shared at the time such expenses are incurred and will be paid from Partnership Revenue. Generally, the reimbursements paid to the General Partner will be currently deductible to the extent they represent ordinary and necessary business expenses incurred by the Partnership in the course of its business for services rendered by the General Partner. As all of the facts regarding the nature of the services to be rendered are not known and may vary according to the circumstances presented, it is not practical to predict whether all or a substantial portion of such reimbursement will be deductible, if challenged, and there can be no assurance that any such challenge would not ultimately be upheld.

   Sales and Distributions. The Partnership's gain on a sale of an interest in an oil and gas property will be measured by the difference between the sale proceeds (including the amount of any indebtedness assumed by the purchaser to which the property is subject) and the adjusted basis of the property. Consequently, the amount of tax payable by a Limited Partner on his or her share of the Partnership's allocable share of such gain may in some cases exceed his or her share of cash proceeds therefrom. Gain realized by the Partnership (and, thus, the Limited Partners) on a sale of an oil and gas property will be ordinary income to the extent of the recapture of depreciation, depletion and intangible drilling and development costs. In that regard, the Partnership's cost of acquiring and improving equipment such as pipe, casing, tubing, storage tanks and pumps will be capitalized and depreciated.

   Cash distributions to a Limited Partner will not be taxable except that amounts distributed in excess of the Limited Partner's tax basis will be taxable. Generally, any amounts distributed to a Limited Partner in excess of his or her tax basis will be capital gain except to the extent of ordinary income attributable to the Limited Partner's share of recapture items (discussed in the preceding paragraph). When a Limited Partner's share of Partnership nonrecourse debt is reduced for any reason, the amount of the reduction is deemed to be a cash distribution. Like an actual cash distribution, the deemed distribution reduces a Limited Partner's adjusted tax basis of his or her Units.

   Generally, a Limited Partner will realize a gain or loss on the disposition of his or her Units measured by the difference between the amount realized on the disposition and the Limited Partner's adjusted basis for such Units. Since a Limited Partner's share of Partnership nonrecourse indebtedness must be included in the amount realized upon the disposition of the Units, any gain realized on the disposition may result in a tax liability greater than the cash proceeds, if any, from the disposition.

   The Code requires each person who transfers an interest in a limited partnership possessing "unrealized receivables" or "substantially appreciated inventory items" to report the transfer to the limited partnership. It is expected that the Partnership will be deemed to possess these items. A transferring Limited Partner will be required to report to the General Partner the name, address, and taxpayer identification number of the person acquiring Units and the date on which the Units are transferred. This report to the General Partner must be submitted at the time of sale, or no later than seven days after receipt by the transferor of the purchaser's taxpayer identification number.
When the General Partner is notified of any transfers of Units, the identity of the transferor and transferee will be provided to the Service together with any other information required by Treasury Regulations. Failure by a Limited Partner to report a transfer covered by this provision may result in a penalty of $50 per occurrence.

   The Code permits a partnership to elect, pursuant to Sections 734, 743, and 754, to adjust a partner's share of the tax basis of partnership property following redemption of an interest, death of a partner, or a purchase of a partnership interest by such partner. Because of the tax accounting complexities inherent in, and the substantial expense incident to, making such an election to adjust the tax basis, the General Partner does not presently intend to make such elections on behalf of the Partnership, although it is empowered to do so by the Agreement. The absence of any such election may, in some circumstances, result in a reduction in the value of Units to any potential purchaser. Once a
Section 754 election is made on behalf of the Partnership, the tax basis of its property must be adjusted upon all future transfers of interests in the Partnership to any transferee.

IRS Tax Shelter Registration

   Section 6111 of the Code requires an organizer of a "tax shelter" to register the tax shelter with the Secretary of the Treasury and to obtain an identification number which must be included on the tax returns of investors in that tax shelter. Under Temporary Treasury Regulations interpreting Section 6111, the Partnership would constitute a "tax shelter" required to register. While not necessarily agreeing with the expansive interpretation of the registration requirements in the Temporary Treasury Regulations, the General Partner will take all necessary steps to comply with the registration requirements because there are onerous penalties for failing to register as a "tax shelter."

   After the General Partner has caused the Partnership to be registered in compliance with the requirements, the Service will assign a registration number to the Partnership. The General Partner will furnish this registration number to the Limited Partners. ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT AN INVESTMENT IN THE PARTNERSHIP OR THE CLAIMED TAX BENEFITS THEREFROM HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE. Each Partner must
(i) report the Partnership's registration number on Treasury Form 8271 and attach this form to his or her federal income tax return for each taxable year in which he or she is a Partner, and (ii) furnish the Partnership's registration number to each person to whom he or she transfers Units.

Partnership Tax Returns and Tax Information

   Information returns filed by the Partnership are subject to audit by the Service. Prospective investors should note that a federal income tax audit of the Partnership's tax information returns may result in an audit of the returns of the Limited Partners, and that an examination could result in adjustments both to items related to the Partnership and to unrelated items.

   Interest paid by individuals in respect of an underpayment of tax is nondeductible. The interest rate for an underpayment of tax is set quarterly at the federal short-term rate plus 3 percentage points. The underpayment rate which commenced January 1, 1997 is 9%, compounded daily.

   The tax treatment of Partnership items will be determined at the Partnership level, rather than in separate proceedings with the Partners. Thus, the availability and amount of the tax deductions taken by the Limited Partners will depend not only on the general legal principles discussed herein, but also upon various determinations of the General Partner. These determinations are subject to challenge by the Service on factual or other grounds. Generally, each Partner is required to treat Partnership items on his or her return consistently with the treatment on the Partnership return. Where this treatment is inconsistent, a statement must be filed by the Partner identifying the inconsistency. If the consistency requirement is not satisfied and the identifying statement is not filed, the Service may assess a deficiency against the Partner before audit proceedings are completed at the Partnership level. Additionally, if a taxpayer fails to show properly on a return any amount that is shown on an information return, the taxpayer's failure may be treated as negligence and subject to a penalty equal to 20% of the underpayment of tax attributable to the negligence.

   The General Partner is to be designated pursuant to Treasury Regulations as the tax matters partner ("TMP"). The TMP is responsible for protecting the interests of the Partners in the audit process. In the Agreement, the General Partner is designated as the TMP and, as such, is given the right, on behalf of the Partnership, to determine whether to challenge a final Partnership administrative adjustment proposed by the Service. If the TMP determines not to challenge an administrative adjustment, any Partner with at least a 1% interest in the Partnership and any requesting group of Partners that together have at least a 5% interest in the Partnership may challenge it.

   Generally, the period for assessment with respect to Partnership items for any Partnership taxable year will not expire before three years from (a) the date of filing the Partnership return or, if later, (b) the last date prescribed for filing such return determined without extensions. The period may be extended for all Partners by agreement with the TMP (or other person authorized in writing by the Partnership).

   The procedures regarding the audit of partnerships and the authority of the TMP are complex and cannot be described completely herein. Each prospective investor is urged to seek the advise of his or her individual tax advisor with respect to those audit provisions.

Laws Subject to Change

   The tax aspects described above are based upon interpretations of the Code as it has been amended to the date of this Memorandum and as Counsel understand it. Federal income tax laws and regulations and interpretations thereof are subject to change by Congress, and the courts and administrative agencies. Regulations have not been issued or proposed under most of the provisions of recent legislation. For these reasons, no assurance can be given that the foregoing interpretations will not be challenged or if challenged, will be sustained or that the favorable tax aspects described above will be available in future years.

State and Local Taxes

   In addition to the federal income tax aspects described above, prospective investors should consider with their advisors the state tax consequences of an investment in Units.

                  COMPETITION, MARKETS AND REGULATION

   The oil and gas industry is highly competitive in all its phases.
The Partnership will encounter strong competition from both major independent oil companies and individuals, many of which possess substantial financial resources, in acquiring economically desirable prospects and equipment and labor to operate and maintain Partnership Properties. There are likewise numerous companies and individuals engaged in the organization and conduct of oil and gas drilling programs and there is a high degree of competition among such companies and individuals in the offering of their programs.

 Marketing of Production

   The availability of a ready market for any oil and gas produced from Partnership Wells will depend upon numerous factors beyond the control of the Partnership, including the extent of domestic production and importation of oil and gas, the proximity of Partnership Wells to gas pipelines and the capacity of such gas pipelines, the marketing of other competitive fuels, fluctuation in demand, governmental regulation of production, refining and transportation, general national and worldwide economic conditions, and the pricing, use and allocation of oil and gas and their substitute fuels.

   The demand for gas decreased significantly in the 1980s due to economic conditions, conservation and other factors. As a result of such reduced demand and other factors, including the Power Plant and Industrial Fuel Use Act (the "Fuel Use Act") which related to the use of oil and gas in the United States in certain fuel burning installations, many pipeline companies began purchasing gas on terms which were not as favorable to sellers as terms governing purchases of gas prior thereto. Spot market gas prices declined generally during that period. While the Fuel Use Act has been repealed and the General Partner expects that the markets for gas will improve, there can be no assurance that such improvement will occur. As a result, it is possible that there may be significant delays in selling any gas from Partnership Properties. In addition, production of gas, if any, from Partnership Wells may be dedicated to long-term gas purchase contracts with gas purchasers. In such event, the price received upon the sale of such gas might be higher or lower than if such gas had not been so dedicated.

   In the event the Partnership acquires an interest in a gas well or completes a productive gas well, or a well that produces both oil and gas, the well may be shut in for a substantial period of time for lack of a market if the well is in an area distant from existing gas pipelines. The well may remain shut in until such time as a gas pipeline, with available capacity, is extended to such an area or until such time as sufficient wells are drilled to establish adequate reserves which would justify the construction of a gas pipeline, processing facilities, if necessary, and a transmission system.

   The worldwide supply of oil has been largely dependent upon rates of production of foreign reserves. Although in recent years the demand for oil has slightly increased in this country, imports of foreign oil continue to increase. Consequently, the prices for domestic oil production have remained low. Future domestic oil prices will depend largely upon the actions of foreign producers with respect to rates of production and it is virtually impossible to predict what actions those producers will take in the future. Prices may also be affected by political and other factors relating to the Middle East. As a result, it is possible that prices for oil, if any, produced from a Partnership Well will be lower than those currently available or projected at the time the interest therein is acquired. In view of the many uncertainties affecting the supply and demand for crude oil and natural gas, and the change in the makeup of the Congress of the United States and the resulting potential for a different focus for the United States energy policy, the General Partner is unable to predict what future gas and oil prices will be.

Regulation of Partnership Operations

   Production of any oil and gas found by the Partnership will be affected by state and federal regulations. All states in which the

Partnership intends to conduct activities have statutory provisions regulating the production and sale of oil and gas. Such statutes, and the regulations promulgated in connection therewith, generally are intended to prevent waste of oil and gas and to protect correlative rights and the opportunities to produce oil and gas as between owners of a common reservoir. Certain state regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit. Pertinent state and federal statutes and regulations also extend to the prevention and clean-up of pollution. These laws and regulations are subject to change and no predictions can be made as to what changes may be made or the effect of such changes on the Partnership's operations.

   Under the laws and administrative regulations of the State of Oklahoma regarding forced pooling, owners of oil and gas leases or unleased mineral interests may be required to elect to participate in the drilling of a well with other fractional undivided interest owners within an established spacing unit or to sell or farm out their interest therein. The terms of any such sale or farm-out are generally those determined by the Oklahoma Corporation Commission to be equal to the most favorable terms then available in the area in arm's length transactions although there can be no assurance that this will be the case. In addition, if properties become the subject of a forced pooling order, drilling operations may have to be undertaken at a time or with other parties which the General Partner feels may not be in the best interest of the Partnership. In such event, the Partnership may have to farm out or assign its interest in such properties. In addition, if a property which might otherwise be acquired by the Partnership becomes subject to such an order, it may become unavailable to the Partnership. Finally, as a result of forced pooling proceedings involving a Partnership Property, the Partnership may acquire a larger than anticipated interest in such property, thereby increasing its share of the costs of operations to be conducted.

 Natural Gas Price Regulation

   Partnership Revenues are likely to be dependent on the sale and transportation of natural gas that may be subject to regulation by the Federal Energy Regulatory Commission ("FERC"). Historically the sale of natural gas has been regulated by the FERC under the Natural Gas Act of 1938 ("NGA") and/or the Natural Gas Policy Act of 1978 ("NGPA"). Under the NGPA, natural gas is divided into numerous, complex categories based on, among other things, when, where and how deep the gas well was drilled and whether the gas was committed to interstate or intrastate commerce on the day before the date of enactment of the statute. These categories determine whether the natural gas remains subject to non-price regulation under the NGA and/or to maximum price restrictions under the NGPA. In addition to setting ceiling prices for natural gas, FERC approval is required for both the commencement and abandonment of sales of certain categories of gas in interstate commerce for resale and for the transportation of natural gas in interstate commerce. FERC has general investigatory and other powers, including limited authority to set aside or modify terms of gas purchase contracts subject to its jurisdiction. Price and non-price regulation of natural gas produced from most wells drilled after 1978 has terminated. That gas may be sold without prior regulatory approval and at whatever price the market will bear.

   On July 26, 1989, the Natural Gas Wellhead Decontrol Act of 1989 (the "Wellhead Decontrol Act") became effective. Consequently, due to this statutory deregulation and FERC's issuance of Order No. 547 discussed below, as of January 7, 1993 the price of virtually all gas produced by producers not affiliated with interstate pipelines has been deregulated by FERC.

   Market determined prices for deregulated categories of natural gas fluctuate in response to market pressures which currently favor purchasers and disfavor producers. As a result of the deregulation of a greater proportion of the domestic United States gas market and an increased availability of natural gas transportation, a competitive trading market for gas has developed. For several reasons the supply of gas has exceeded demand. The General Partner cannot reliably predict at this time whether such supply/demand imbalance will improve or worsen from a producer's viewpoint.

   During the past several years, FERC has adopted several regulations designed to create a more competitive, less regulated market for natural gas. These regulations have materially affected the market for natural gas.

   FERC's initial major initiative was adoption of its "open-access transportation program," through Order No.s 436 and 500. Regulation of Natural Gas Pipelines After Partial Wellhead Decontrol, Order No. 436, 50 Fed. Reg. 42,408 (October 18, 1985), vacated and remanded, Associated Gas Distributors v. FERC, 824 F.2d 981 (D.C. Cir. 1987), cert. denied, 485 U.S. 1006 (1988), readopted on an interim basis, Order No. 500, 52 Fed. Reg. 30,344 (Aug. 14, 1987), remanded, American Gas Association v. FERC, 888 F.2d 136 (D.C. Cir. 1989), readopted, Order No. 500-H, 54 Fed. Reg. 52,344 (Dec. 21, 1989), reh'g granted in part and denied in part, Order No. 500-I, 55 Red. Reg. 6605 (Feb. 26, 1990), aff'd in part and remanded in part, American Gas Association v. FERC, 912 F.2d 1496 (D.C. Cir.
1990), cert. denied, 111 S. Ct. 957 (1991). Order 436 implemented three key requirements: (1) jurisdictional pipelines were required to permit their firm sales customers to convert their firm sales entitlements to a volumetrically equivalent amount of firm transportation service over a five-year period; (2) jurisdictional pipelines were required to offer their open-access transportation services without discrimination or preference; and (3) jurisdictional pipelines were required to design maximum rates to ration capacity during peak periods and to maximize throughput for firm service during off-peak periods and for interruptible service during all periods. The availability of transportation under Order 500 greatly expanded the free trading market for natural gas, including the establishment of an active and viable spot market.

   Subsequently, in Order 636 the FERC focused on whether the resulting regulatory structure provided all gas sellers with the same regulatory opportunity to compete for gas purchasers. It decided that the form of bundled pipeline services (gas sales and transportation) was unduly discriminatory and anticompetitive. The FERC concluded that "the pipelines' bundled, city-gate firm sales service gives pipelines an undue advantage over other gas sellers because of the superior quality of the 'no-notice' aspect of the transportation embedded within the bundled, city-gate, firm sales service compared to the firm and interruptible transportation available for the gas of nonpipeline gas sellers."

Pipeline Service Obligations and Revisions to Regulations Governing Self-Implementing Transportation; and Regulation of Natural Gas Pipelines After Wellhead Decontrol, Order No. 636, 57 Fed. Reg. 13,267 (Apr. 16,
1992), III FERC Stats. & Regs. Preambles Paragraph 30,939, at 30,406. Order 636 was clarified in August 1992 and finalized in November 1992. Regulations of Natural Gas Pipelines After Partial Wellhead Decontrol, and Order Denying Rehearing in Part, Granting Rehearing in Part, and Clarifying Order No. 636, Order No. 636-A, 57 Fed. Reg. 36,128 (Aug. 12,
1992), III FERC Stats. & Regs. Preambles Paragraph 30,950; Regulation of Natural Gas Pipelines After Partial Wellhead Decontrol. On November 8, 1992, FERC published Order 636-B. Regulation of Natural Gas Pipelines After Partial Wellhead Decontrol; Order Denying Rehearing and Clarifying Order Nos. 636 and 636-A, Order No. 636-B, 57 Fed. Reg. 57,911 (Dec. 8,
1992). Order 636-B essentially upholds without significant change Order Nos. 636 and 636-A. FERC also stated that it will accept no further petitions for rehearing. Thus, Order 636 constitutes final agency action.

   Order 636, a complex regulation, is expected to have a major impact on gas pipeline operations, services and rates. Among other things, Order 636 requires each interstate pipeline company to "unbundle" its traditional wholesale services and create and make available on an open and nondiscriminatory basis numerous constituent services (such as gathering services, storage services, firm and interruptible transportation services, and stand-by sales services) and to adopt a new rate making methodology (Straight Fixed Variable) to determine appropriate rates for those services. To the extent the pipeline company or its sales affiliate makes gas sales as a merchant in the future, it will do so in direct competition with all other sellers pursuant to private contracts; however, pipeline companies have or will become "transporters only." Order 636 also allows pipeline companies to act as agents for their customers in arranging the transportation of gas purchased from any supplier, including the pipeline itself, and to charge a negotiated fee for such agency services. The FERC required each pipeline company to develop the specific terms of service in individual proceedings and to submit for approval by FERC a compliance filing which set forth the pipeline company's new, detailed procedures. The new rules are subject to pending court challenges by numerous parties. In addition, many of the individual pipeline restructurings are the subject of pending appeals, either before the FERC or in the courts.

   Order 636 is still in the judicial review stage. On October 29, 1996, the United States Court of Appeals for the District of Columbia Circuit denied petitions for rehearing of its earlier decision, United Distribution Companies v. FERC, 88 F. 3d 1105, 1191 (D.C. Cir. 1996), in which the D.C. Circuit upheld most of Order 636 ("In its broad contours and in most of its specifics we uphold Order No. 636"). However, the Court remanded to the FERC for further explanation the provisions pertaining to (1) restriction of entitlement to receive no-service to those customers who received bundled firm-sales service on May 18, 1992;
(2) the twenty-year term-matching cap for the right-of-first refusal mechanism; (3) two aspects of the straight fixed variable (SFV) rate design mitigation measures; and (4) why, in light of Order 500 and the general cost-spreading principles of Order 636, pipelines can pass through all their gas supply realignment (GSR) transition costs to customers and why interruptible-transportation customers should bear 10% of GSR costs. In addition, many of the individual pipeline restructurings arising from Order 636 are the subject of pending appeals, either before the FERC or in the courts.

   In essence, the goal of Order 636 is to make a pipeline's position as gas merchant indistinguishable from that of a non-pipeline supplier. It, therefore, pushes the point of sale of gas by pipelines upstream, perhaps all the way to the wellhead. Order 636 also requires pipelines to give firm transportation customers flexibility with respect to receipt and delivery points (except that a firm shipper's choice of delivery point cannot be downstream of the existing primary delivery point) and to allow "no-notice" service (which means that gas is available not only simultaneously but also without prior nomination, with the only limitation being the customer's daily contract demand) if the pipeline offered no-notice city-gate sales service on May 18, 1992. Thus, this separation of pipelines' sales and transportation allows non-pipeline sellers to acquire firm downstream transportation rights and thus to offer buyers what is effectively a bundled city-gate sales service and it permits each customer to assemble a package of services that serves its individual requirements. But it also makes more difficult the coordination of gas supply and transportation.

   The results of these changes could increase the marketability of natural gas and place the burden of obtaining supplies of natural gas for local distribution systems directly on distributors who would no longer be able to rely on the aggregation of supplies by the interstate pipelines. Such distributors may return to longer term contracts with suppliers who can assure a secure supply of natural gas. A return to longer term contracts and the attendant decrease in gas available for the spot market could improve gas prices. The primary beneficiaries of these changes should be gas marketers and the producers who are able to demonstrate the availability of an assured long-term supply of natural gas to local distribution purchasers and to large end users. However, due to the still evolutionary nature of Order 636 and its implementation, it is not possible at this time to project the impact Order 636 will have on the Partnership's ability to sell gas directly into gas markets previously served by the gas pipelines.

   As a corollary to Order 636, FERC issued Order 547, which is a blanket certificate of public convenience and necessity pursuant to
Section 7 of the NGA that authorizes any person who is not an interstate pipeline or an affiliate thereof to make sales for resale at negotiated rates in interstate commerce of any category of gas that is subject to the Commission's NGA jurisdiction. (There are certain requirements which must be met before an affiliated marketer of an interstate pipeline can avail itself of this certification.) Regulations Governing Blanket Marketer Sales Certificates, Order No. 547, 57 Fed. Reg. 57,952 (Dec. 8,
1992) (to be codified at 18 C.F.R. Sections 284.401 - .402). The blanket certificates are effective January 7, 1993, and do not require any further application by a person. The goal of Order 457, in conjunction with Orders 636, 636-A and 636-B, is to provide all merchants of natural gas a "level playing field" so that gas merchants who are not interstate pipelines are on an equal footing with interstate pipeline merchants who are afforded blanket sales certificates pursuant to Order 636.

   The FERC is also modifying its traditional use of cost-of-service rate regulation in order to prevent pipelines from exercising market power. However, the FERC has begun to allow individual companies to depart from cost-of-service regulation and set market-based rates if they can show they lack significant market power or have mitigated market power. See, e.g., Richmond Gas Storage Systems, 59 FERC Paragraph 61,316
(1992); El Paso Natural Gas Company, 54 FERC Paragraph 61,316, reh'g granted and denied in part, 56 FERC Paragraph 61,290 (1990);
Transcontinental Gas Pipe Line Corp., 53 FERC Paragraph 61,446, reh'g granted and denied in part, 57 FERC Paragraph 61,345 (1991). Since the FERC has stated that "[w]here companies have market power, market-based rates are not appropriate," in order to "enhance productive efficiency in non-competitive markets," the FERC recently issued a rule allowing pipelines (and electric utilities) "to propose incentive rate mechanisms as alternatives to traditional cost-of-service regulations." Incentive Ratemaking for Interstate Natural Gas Pipelines, Oil Pipelines, and
Electric Utilities; Policy Statement on Incentive Regulation, 57 Fed.
Reg. 55,231 (Nov. 24, 1992). The FERC has established five specific regulatory standards for implementing specific incentive mechanisms: they should (1) be prospective, (2) be voluntary, (3) be understandable, (4) result in quantifiable benefits to consumers including an upper limit on the risk to consumers that the incentive rates would be higher than rates they would have paid under traditional regulation, and (5) demonstrate how they maintain or enhance incentives to improve the quality of service.

   Other regulatory actions have included elimination of minimum take and minimum bill provisions of pipeline sales tariffs (Order 380) and authorization of automatic abandonment authority upon expiration or termination of the underlying contracts (Order 490). The latter order is currently before the United States Court of Appeals for the Sixth Circuit. FERC has also provided several forms of "blanket" certificates authorizing sales of gas with pregranted abandonment.

   In addition, in Order 451, FERC established an alternative maximum lawful price for certain NGPA Section 104 and 106 gas produced from wells drilled prior to 1975 (so-called "old gas") which otherwise would be subject to lower ceiling prices. FERC provided, however, that the higher price could be collected only where the parties amended the contract or pursuant to complicated "good faith negotiation" rules which permit purchasers facing requests for increased prices to seek reduction of certain higher prices and authorize abandonment of both the higher cost and lower cost supplies if agreement cannot be reached. After the Fifth Circuit vacated Order 451 as an invalid exercise of FERC's authority, the United States Supreme Court reversed that decision and upheld the entirety of Order 451.

   The issuance of Order 636 and its future interpretation, as well as the future interpretation and application by FERC of all of the above rules and its broad authority, or of the state and local regulations by the relevant agencies, could affect the terms and availability of transportation services for transportation of natural gas to customers and the prices at which gas can be sold on behalf of the Partnership.
For instance, as a result of Order 636, more interstate pipeline companies have begun divesting their gathering systems, either to unregulated affiliates or to third persons, a practice which could result in separate, and higher, rates for gathering a producer's natural gas.
In proceedings during mid and late 1994 allowing various interstate natural gas companies' spindowns or spinoffs of gathering facilities, the FERC held that, except in limited circumstances of abuse, it generally lacks jurisdiction over a pipeline's gathering affiliates, which neither transport natural gas in interstate commerce nor sell gas in interstate commerce for resale. However, pipelines spinning down gathering systems have to include two Order No. 497 standards of conduct in their tariffs: nondiscriminatory access to transportation for all sources of supply and no tying of pipeline transportation service to any service by the pipeline's gathering affiliate. In addition, if unable to reach a mutually acceptable gathering contract with a present user of the gathering facilities, the FERC required that the pipeline must offer a two-year "default contract" to existing users of the gathering facilities. However, on appeal, while the United States Court of Appeals for the District of Columbia upheld the FERC's allowing the spinning down of gathering facilities to a non-regulated affiliate, in Conoco Inc. v. FERC, 90 F.3d 536, 552-53 (D.C. Cir. 1996) the D.C. Circuit remanded the FERC's default contract mechanism. On October 31, 1996, four producers, Amoco Energy Trading Corp. (together with its parent, Amoco Production Co.), Anadarko Production Corp., Conoco Inc. and Marathon Oil Co., petitioned the Supreme Court of the United States to review the D.C. Circuit's upholding the FERC's determination not to regulate the gathering systems spun down to affiliates except in circumstances of affiliate abuse. Consequently, the General Partner cannot reliably predict at this time how regulation will ultimately impact Partnership Revenue.

State Regulation of Oil and Gas Production

   Most states in which the Partnership may conduct oil and gas activities regulate the production and sale of oil and natural gas. Those states generally impose requirements or restrictions for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and gas resources. In addition, most states regulate the rate of production and may establish maximum daily production allowable from both oil and gas wells on a market demand or conservation basis. Until recently there has been no limit on allowable daily production on the basis of market demand, although at some locations production continues to be regulated for conservation or market purposes. In 1987 the Oklahoma Corporation Commission (the "OCC") promulgated production allowable reductions with respect to relatively high capability gas wells (i.e., those capable of open flowing more than 2,000,000 cubic feet per day) and the law enacted by the Oklahoma legislature during March 1992 gives the OCC power to set statewide (versus only field-by-field) production limits for all natural gas wells producing in the State to prevent waste and to protect the interests of the public against production of natural gas reserves in amounts in excess of the reasonable market demand therefor. The General Partner cannot predict whether the OCC, or any other state regulatory agency, may issue additional allowable reductions which may adversely affect the Partnership's ability to produce its gas reserves.

Legislative and Regulatory Production and Pricing Proposals

   A number of legislative and regulatory proposals continually are advanced which, if put into effect, could have an impact on the petroleum industry. The various proposals involve, among other things, an oil import fee, restructuring how oil pipeline rates are determined and implemented, providing purchasers with "market-out" options in existing and future gas purchase contracts, eliminating or limiting the operation of take-or-pay clauses and eliminating or limiting the operation of "indefinite price escalator clauses" (e.g., pricing provisions which allow prices to escalate by means of reference to prices being paid by other purchasers of natural gas or prices for competing fuels).
Proposals concerning these and other matters have been and will be made by members of the President's office, Congress, regulatory agencies and special interest groups. The General Partner cannot predict what legislation or regulatory changes, if any, may result from such proposals or any effect therefrom on the Partnership.

   Several states have either proposed or enacted regulations that could significantly revise current systems of regulating gas production. On April 27, 1992, the Texas Railroad Commission ("TRC") unanimously approved a new proration system that limits gas production so that it more closely tracks market demand. These rules eliminate monthly purchaser nominations as the starting point for determining reservoir market demand and instead the TRC makes an initial determination of reservoir market demand for prorated fields each month using production in the same month from the previous year and the operator's forecast for demand for that month. This initial determination is subject to four adjustments: (1) capability adjustment (downward revisions to the extent necessary to reflect the capability of wells); (2) reservoir forecast correction adjustment (a correction factor that tracts discrepancies between reservoir production and the adjusted reservoir forecast during the most recently reported production month); (3) supplemental change adjustment (adjustment to account for new wells and changes in well capability or well test status including upward revisions of allowables to cover overproduction from a non-prorated well); and (4) commission adjustment by reservoir (any other adjustments that the TRC determines are necessary to fix the reservoir allowable equal to the lawful market demand, including the correction of any inaccuracies in the initial market demand determination). Individual well allowable determinations are determined by an enhanced capability determination routine. A well capacity is determined as the lesser of the latest TRC well deliverability test on file or the highest monthly production during the last six months. Alternatively, an operator may submit a substitute capability determination that has been determined by a registered professional engineer.

   During March 1992, the Oklahoma legislature enacted a law which places statewide limits on gas production, as well as a new mechanism for capping gas output, during times of slow demand. This law limits Oklahoma's largest gas wells during summertime production (March through October) to no more than the greater of 750,000 cubic feet per day or 25% of their total capacity and, during the high-demand winter heating season (November through February), those wells will be restricted to no more than the greater of 1,000,000 cubic feet per day or 40% of their total capacity, unless and until the OCC promulgates other production limitations. Other states, including Louisiana, New Mexico and Wyoming, are also reported to be contemplating whether to institute new rules governing gas production in those States.

   The effect of these regulations could be to decrease allowable production on Partnership Properties and thereby to decrease Partnership Revenues. However, by decreasing the amount of natural gas available in the market, such regulations could also have the effect of increasing prices of natural gas, although there can be no assurance that any such increase will occur. There can also be no assurance that the proposed regulations described above will be adopted or that they will be adopted upon the terms set forth above. Additionally, such proposals, if adopted, are likely to be challenged in the courts and there can be no assurance as to the outcome of any such challenge.

Production and Environmental Regulation

   Certain states in which the Partnership may drill and own productive properties control production from wells through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production.

   In addition, the federal government and various state governments have adopted laws and regulations regarding protection of the environment. These laws and regulations may require the acquisition of a permit before or after drilling commences, impose requirements that increase the cost of operations, prohibit drilling activities on certain lands lying within wilderness areas or other environmentally sensitive areas and impose substantial liabilities for pollution resulting from drilling operations, particularly operations in offshore waters or on submerged lands.

   A past, present, or future release or threatened release of a hazardous substance into the air, water, or ground by the Partnership or as a result of disposal practices may subject the Partnership to liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation Recovery Act ("RCRA"), the Clean Water Act, and/or similar state laws, and any regulations promulgated pursuant thereto. Under CERCLA and similar laws, the Partnership may be fully liable for the cleanup costs of a release of hazardous substances even though it contributed to only part of the release. While liability under CERCLA and similar laws may be limited under certain circumstances, typically the limits are so high that the maximum liability would likely have a significant adverse effect on the Partnership. In certain circumstances, the Partnership may have liability for releases of hazardous substances by previous owners of Partnership Properties. Additionally, the discharge or substantial threat of a discharge of oil by the Partnership into United States waters or onto an adjoining shoreline may subject the Partnership to liability under the Oil Pollution Act of 1990 and similar state laws. While liability under the Oil Pollution Act of 1990 is limited under certain circumstances, the maximum liability under those limits would still likely have a significant adverse effect on the Partnership. The Partnership's operations generally will be covered by the insurance carried by the General Partner or UNIT, if any. However, there can be no assurance that such insurance coverage will always be in force or that, if in force, it will adequately cover any losses or liability the Partnership may incur.

   Violation of environmental legislation and regulations may result in the imposition of fines or civil or criminal penalties and, in certain circumstances, the entry of an order for the removal, remediation and abatement of the conditions, or suspension of the activities, giving rise to the violation. The General Partner believes that the Partnership will comply with all orders and regulations applicable to its operations. However, in view of the many uncertainties with respect to the current controls, including their duration and possible modification, the General Partner cannot predict the overall effect of such controls on such operations. Similarly, the General Partner cannot predict what future environmental laws may be enacted or regulations may be promulgated and what, if any, impact they would have on operations or Partnership Revenue.

             SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

   The business and affairs of the Partnership and the respective rights and obligations of the Partners will be governed by the Agreement. The following is a summary of certain pertinent provisions of the Agreement which have not been as fully discussed elsewhere in this Memorandum but does not purport to be a complete description of all relevant terms and provisions of the Agreement and is qualified in its entirety by express reference to the Agreement. Each prospective subscriber should carefully review the entire Agreement.

Partnership Distributions

   The General Partner will make quarterly determinations of the Partnership's cash position. If it determines that excess cash is available for distribution, it will be distributed to the Partners in the same proportions that Partnership Revenue has been allocated to them after giving effect to previous distributions and to portions of such revenues theretofore used or expected to be thereafter used to pay costs incurred in conducting Partnership operations or to repay Partnership borrowings. It is expected that no cash distributions will be made earlier than the first quarter of 1998. Distributions of cash determined by the General Partner to be available therefor will be made to the Limited Partners quarterly and to the General Partner at any time. All Partnership funds distributed to the Limited Partners shall be distributed to the persons who were record holders of Units on the day on which the distribution is made. Thus, regardless of when an assignment of Units is made, any distribution with respect to the Units which are assigned will be made entirely to the assignee without regard to the period of time prior to the date of such assignment that the assignee holds the Units.

   The Partnership will terminate automatically on December 31, 2027 unless prior thereto the General Partner or Limited Partners holding a majority of the outstanding Units elect to terminate the Partnership as of an earlier date. Upon termination of the Partnership, the debts, liabilities and obligations of the Partnership will be paid and the Partnership's oil and gas properties and any tangible equipment, materials or other personal property may be sold for cash. The cash received will be used to make certain adjusting payments to the Partners (see "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Termination"). Any remaining cash and properties will then be distributed to the Partners in proportion to and to the extent of any remaining balances in the Partners' capital accounts and then in undivided percentage interests to the Partners in the same proportions that Partnership Revenues are being shared at the time of such termination (see "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Termination").

Deposit and Use of Funds

   Until required in the conduct of the Partnership's business, Partnership funds, including, but not limited to, the Capital Contribu-tions, Partnership Revenue and proceeds of borrowings by the Partnership, will be deposited, with or without interest, in one or more bank accounts of the Partnership in a bank or banks to be selected by the General Partner or invested in short-term United States government securities, money market funds, bank certificates of deposit or commercial paper rated as "A1" or "P1" as the General Partner, in its sole discretion, deems advisable. Any interest or other income generated by such deposits or investments will be for the Partnership's account. Except for Capital Contributions, Partnership funds from any of the various sources mentioned above may be commingled with funds of the General Partner and may be used, expended and distributed as authorized by the terms and provisions of the Agreement. The General Partner will be entitled to prompt reimbursement of expenses it incurs on behalf of the Partnership.


Power and Authority

   In managing the business and affairs of the Partnership, the General Partner is authorized to take such action as it considers appropriate and in the best interests of the Partnership (see Section 10.1 of the Agreement). The General Partner is authorized to engage legal counsel and otherwise to act with respect to Service audits, assessments and administrative and judicial proceedings as it deems in the best interests of the Partnership and pursuant to the provisions of the Code.

   The General Partner is granted a broad power of attorney authorizing it to execute certain documents required in connection with the organization, qualification, continuance, modification and termination of the Partnership on behalf of the Limited Partners (see Sections 1.5 and 1.6 of the Agreement). Certain actions, such as an assignment for the benefit of its creditors or a sale of substantially all of the Partnership Properties, except in connection with the termination, roll-up or consolidation of the Partnership, cannot be taken by the General Partner without the consent of a majority in interest of the Limited Partners and the receipt of an opinion of counsel as described under "Assignments by the General Partner" below (see Sections 10.15 and 12.1 of the Agreement).

   The Agreement provides that the General Partner will either conduct the Partnership's drilling and production operations and operate each Partnership Well or arrange for a third party operator to conduct such operations. The General Partner will, on behalf of the Partnership, enter into an appropriate operating agreement with the other owners of properties to be developed by the Partnership authorizing either the General Partner or a third party operator to conduct such operations.

The Partnership Agreement further provides that the Partnership will take such action in connection with operations pursuant to such operating agreements as the General Partner, in its sole discretion, deems appropriate and in the best interests of the Partnership, and the decision of the General Partner with respect thereto will be binding upon the Partnership.

Rollup or Consolidation of the Partnership

   Two years or more after the Partnership has completed substantially all of its property acquisition, drilling and development operations, the General Partner may, without the vote, consent or approval of the Limited Partners, cause all or substantially all of the oil and gas properties and other assets of the Partnership to be sold, assigned or transferred to, or the Partnership merged or consolidated with, another partnership or a corporation, trust or other entity for the purpose of combining the assets of two or more of the oil and gas partnerships formed for investment or participation by employees, directors and/or consultants of UNIT or any of its subsidiaries; provided, however, that the valuation of the oil and gas properties and other assets of all such participating partnerships for purposes of such transfer or combination shall be made on a consistent basis and in a manner which the General Partner and UNIT believe is fair and equitable to the Limited Partners. As a consequence of any such transfer or combination, the Partnership will be dissolved and terminated and the Limited Partners shall receive partnership interests, stock or other equity interests in the transferee or resulting entity. See "RISK FACTORS - Investment Risks - Roll-Up or Consolidation of the Partnership."

Limited Liability

   Under the Act, a limited partner is not generally liable for partnership obligations unless he takes part in the control of the business. The Agreement provides that the Limited Partners cannot bind or commit the Partnership or take part in the control of its business or management of its affairs, and that the Limited Partners will not be personally liable for any debts or losses of the Partnership. However, the amounts contributed to the Partnership by the Limited Partners and the Limited Partners' interests in Partnership assets, including amounts of undistributed Partnership Revenue allocable to the Limited Partners, will be subject to the claims of creditors of the Partnership. A Limited Partner (or his or her estate) will be obligated to contribute cash to the Partnership, even if the Limited Partner is unable to do so because of death, disability or any other reason, for:

      (1) any unpaid contribution which the Limited Partner agreed to make to the Partnership; and

      (2) any return, in whole or in part, of the Limited Partner's contribution to the extent necessary to discharge Partnership liabilities to all creditors who extended credit or whose claims arose before such return.

   Liability of a Limited Partner is limited by the Act to one year for any return of his or her contribution not in violation of the Partnership Agreement or such Act and six years on any return of his or her contribution in violation of the Partnership Agreement or such Act. A partner is deemed to have received a return of his or her contribution to the extent that a distribution to him or her reduces his or her share of the fair value of the net assets of the Partnership below the value of his or her contribution which has not been distributed to him or her.
How this provision applies to a partnership whose primary assets are producing oil and gas properties or other depleting assets is not entirely clear. The Agreement provides that for the purposes of this provision, the value of a Limited Partner's contribution which has not been distributed to him or her at any point in time will be the Limited Partner's Percentage of the stated capital of the Partnership allocated to the Limited Partners as reflected in its financial statements as of such point in time.

   Maintenance of limited liability of the Limited Partners in other jurisdictions in which the Partnership may operate may require compliance with certain legal requirements of those jurisdictions. In such jurisdictions, the General Partner shall cause the Partnership to operate in such a manner as it, on the advice of responsible counsel, deems appropriate to avoid unlimited liability for the Limited Partners (see Sections 1.5, 12.1 and 12.2 of the Agreement). After the termination of the Partnership, any distribution of Partnership Properties to the Limited Partners would result in their having unlimited liability with respect to such properties.

   Although the Partnership will, with certain limited exceptions, serve as a co-general partner of any drilling or income programs formed by UNIT or UPC in 1997 (see "PROPOSED ACTIVITIES"), the general liability of the Partnership will not flow through to the Limited Partners.

Records, Reports and Returns

   The General Partner will maintain adequate books, records, accounts and files for the Partnership and keep the Limited Partners informed by means of written interim reports rendered within 60 days after each quarter of the Partnership's fiscal year. The reports will set forth the source and disposition of Partnership Revenues during the quarter.

   Engineering reports on the Partnership Properties will be prepared by the General Partner for each year for which the General Partner prepares such a report in connection with its own activities. Such report will include an estimate of the total oil and gas proven reserves of the Partnership, the dollar value thereof and the value of the Limited Partners' interest in such reserve value. The report shall also contain an estimate of the life of the Partnership Properties and the present worth of the reserves. Each Limited Partner will receive a summary statement of such report which will reflect the value of the Limited Partners' interest in such reserves.

   The General Partner will timely file the Partnership's income tax returns and by March 15 of each year or as soon thereafter as practica-ble, furnish each person who was a Limited Partner during the prior year all available information necessary for inclusion in his or her federal income tax return. (See Section 8.1 of the Agreement).

Transferability of Interests

   Restrictions. A Limited Partner may not transfer or assign Units except for certain transfers:

   .  to the General Partner;

   . to or for the benefit of himself or herself, his or her spouse, or other members of the transferor Limited Partner's immediate family sharing the same residence;

   . to any corporation or other entity whose beneficial owners are all Limited Partners or permitted assignees;

   . by the General Partner to any person who at the time of such transfer is an employee of the General Partner, UNIT or its subsidiaries; and

   .  by reason of death or operation of law.

   Further, no sale or exchange of any Units may be made if the sale of such interest would, in the opinion of counsel for the Partnership, result in a termination of the Partnership for purposes of Section 708 of the Code, violate any applicable securities laws or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes; provided, however, that this condition may be waived by the General Partner, in its sole discretion. Moreover, in no event shall all or any portion of a Limited Partner's Units be assigned to a minor or an incompetent, except by will, intestate succession, in trust, or pursuant to the Uniform Gifts to Minors Act.

   As the offer and sale of the Units are not being registered under the Securities Act of 1933, as amended, they may be sold, transferred, assigned or otherwise disposed of by a Limited Partner only if, in the opinion of counsel for the Partnership, such transfer or assignment would not violate, or cause the offering of the Units to be violative of, such act or applicable state securities laws, including investor suitability standards thereunder. Because of the structure and anticipated operation of the Partnership, Rule 144 under the Securities Act of 1933 will not be available to Limited Partners in connection with any such sales.

   Assignees. An assignee of a Limited Partner does not automatically become a Substituted Limited Partner, but has the right to receive the same share of Partnership Revenue and distributions thereof to which the assignor Limited Partner would have been entitled. A Limited Partner who assigns his or her Partnership interest ceases to be a Limited Partner, except that until a Substituted Limited Partner is admitted in his or her place, the assignor retains the statutory rights of an assignor of a Limited Partner's interest under the partnership laws of the State of Oklahoma. The assignee of a Partnership interest who does not become a Substituted Limited Partner and desires to make a further assignment of such interest is subject to all of the restrictions on transferability of Partnership interests described herein and in the Partnership Agreement.


   In the event of the death, incapacity or bankruptcy of a Limited Partner, his or her legal representatives will have all the rights of a Limited Partner only for the purpose of settling or liquidating his or her estate and such power as the decedent, incompetent or bankrupt

Limited Partner possessed to assign all or any part of his or her interest in the Partnership and to join with such assignee in satisfying conditions precedent to such assignee's becoming a Substituted Limited Partner.

   A purported sale, assignment or transfer of a Limited Partner's interest will be recognized by the Partnership when it has received written notice of such sale or assignment in form satisfactory to the General Partner, signed by both parties, containing the purchaser's or assignee's acceptance of the terms of the Agreement and a representation by the parties that the sale or assignment was lawful. Such sale or assignment will be recognized as of the date of such notice, except that if such date is more than 30 days prior to the time of filing, such sale or assignment will be recognized as of the time the notice was filed with the Partnership. Distributions of Partnership Revenue will be made only to those persons who were record owners of Units on the day any such distribution is made (see "RISK FACTORS - Tax Related Risks - Disproportionate Tax Liability upon Transfer").

   Substituted Limited Partners. No Limited Partner has the right to substitute an assignee as a Limited Partner in his or her place. The General Partner, however, has the right in its sole discretion to permit such assignee to become a Substituted Limited Partner and any such permission by the General Partner is binding and conclusive without the consent or approval of any Limited Partner. Any Substituted Limited Partner must, as a condition to receiving any interest of the Limited Partner, agree in writing to be bound by the terms and conditions of the Partnership Agreement, pay or agree to pay the costs and expenses incurred by the Partnership in taking the actions necessary in connection with his or her substitution as a Limited Partner and satisfy the other conditions specified in Article XIII of the Partnership Agreement.

   Assignments by the General Partner. The General Partner may not sell, assign, transfer or otherwise dispose of its interest in the Partnership except with the prior consent of a majority in interest of the Limited Partners, provided that no such consent is required if the sale, assignment or transfer is pursuant to a bona fide merger, other corporate reorganization or complete liquidation, sale of substantially all of the General Partner's assets (provided the purchasers agree to assume the duties and obligations of the General Partner) or any sale or transfer to UNIT or any affiliate of UNIT. Any consent of the Limited Partners will not be effective without an opinion of counsel to the Partnership or an order or judgment of a court of competent jurisdiction to the effect that the exercise of such right will not be deemed to evidence that the Limited Partners are taking part in the management of the Partnership's business and affairs and will not result in a loss of any Limited Partner's limited liability or cause the Partnership to be classified as an association taxable as a corporation for federal income tax purposes (see Section 12.1 of the Agreement). Any transferee of the General Partner's interest may become a substitute General Partner by assuming and agreeing to perform all of the duties and obligations of a General Partner under the Agreement. In such event, the transferring General Partner, upon making a proper accounting to the substitute General Partner, will be relieved of any further duties or obligations with respect to any future Partnership operations.

Amendments

   The Agreement may be amended upon the approval by a majority in interest of the Limited Partners, except that amendments changing the Partners' participation in costs and revenues, increasing or decreasing the General Partner's compensation or otherwise materially and adversely affecting the interests of either the Limited Partners or the General Partner must be approved by all Limited Partners if their interests would be adversely affected thereby or by the General Partner if its interest would be adversely affected thereby. The Limited Partners have no right to propose amendments to the Agreement.

Voting Rights

   Under the Agreement, the Limited Partners will have very limited rights to vote on any Partnership matters. Except for certain special amendments referred to under "Amendments" above, matters submitted to the Limited Partners for determination will be determined by the affirmative vote of Limited Partners holding a majority of the outstanding Units. Units held by the General Partner may be voted by it.

   Generally, Limited Partners owning more than 50% of the outstanding Units of the Partnership may, without the necessity of concurrence by the General Partner, vote to:

  . Approve the execution or delivery of any assignment for the benefit of the Partnership's creditors;

  . Approve the sale or disposal of all or substantially all of the Partnership's assets, except pursuant to (i) a rollup or consolidation of the Partnership (see "Rollup or Consolidation of the Partnership" above) or (ii) termination (see
      "Termination" below);

  . Approve the General Partner's sale, assignment, transfer or disposal of its interest in the Partnership, unless such sale, assignment or transfer is pursuant to (i) a merger or other corporate reorganization, or liquidation or sale of substantially all of its assets, and the purchaser agrees to assume the duties and obligations of the General Partner, or
      (ii) any sale to UNIT or its affiliates;

  .   Terminate and dissolve the Partnership; or

  . Approve any amendments to the Agreement which may be proposed by the General Partner;

provided, however, any approvals, consents or elections of the Limited Partners will not become effective unless prior to the exercise thereof the General Partner is furnished with an opinion of counsel for the Partnership, or an order or judgment of any court of competent jurisdiction, that the exercise of such rights:

  . Will not be deemed to evidence that the Limited Partners are taking part in the control or management of the Partnership's business affairs;

  . Will not result in the loss of any Limited Partner's limited liability under the Act; and

  . Will not result in the Partnership being classified as an association taxable as a corporation for federal income tax purposes.

Exculpation and Indemnification of the General Partner

   Pursuant to the Agreement, neither the General Partner or any affiliate thereof will have any liability to the Partnership or to any Partners therein for any loss suffered by the Partnership or such Partner that arises out of any action or inaction of the General Partner or any affiliate thereof if the General Partner or affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership, the General Partner or affiliate was acting on behalf of or performing services for the Partnership, such liability or loss was not the result of gross negligence or wilful misconduct by the General Partner or affiliates thereof, and payments arising from such indemnification or agreement to hold harmless are receivable only out of the tangible net assets of the Partnership.

Termination

   The Partnership will terminate automatically on December 31, 2027.
In addition, upon the dissolution (other than pursuant to a merger, or other corporate reorganization or sale), bankruptcy, legal disability or withdrawal of the General Partner, the Partnership shall immediately be dissolved and terminated. The Act provides, however, that the Limited Partners may elect to reform and reconstitute themselves as a limited partnership within 90 days after such dissolution under the provisions in the Partnership Agreement or under any other terms. The Partnership may terminate sooner if a majority in interest of the Limited Partners or the General Partner elects to dissolve and terminate the Partnership as of an earlier date. Such right to accelerate termination of the Partnership by the Limited Partners will not be available unless prior to any exercise thereof the Limited Partners proposing such termination obtain and furnish to the General Partner an opinion, order or judgment in the form referred to above under "Transferability of Interests - Assignments by the General Partner." The withdrawal, expulsion, dissolution, death, legal disability, bankruptcy or insolvency of any Limited Partner will not effect a dissolution or termination of the Partnership. In the event of an election to terminate the Partnership prior to expiration of its stated terms, 90 days' prior written notice must be given to all Partners specifying the termination date which must be the last day of a calendar month following such 90 day period unless an earlier date is approved by Limited Partners holding a majority of the outstanding Units.

   When the Partnership is terminated, there will be an accounting with respect to its assets, liabilities and accounts. The Partnership's physical property and its oil and gas properties may be sold for cash. Except in the case of an election by the General Partner to terminate the Partnership before the tenth anniversary of the Effective Date, Partnership Properties may be sold to the General Partner or any of its affiliates for their fair market value as determined in good faith by the General Partner.

   Upon termination, all of the Partnership's debts, liabilities and obligations, including expenses incurred in connection with the termi-nation and the sale or distribution of Partnership assets, will be paid. All Partnership borrowings will be paid in full. When the specified payments have all been made, the remaining cash and properties of the Partnership, if any, will be distributed to the Partners as set forth under "Partnership Distributions" above (see Section 16.4 of the Agreement). Such distribution will result in the Limited Partners' having unlimited liability with respect to any Partnership Properties distributed to them.

Insurance

   The General Partner will use its best efforts to obtain such insurance as it deems prudent to serve as protection against liability for loss and damage. Such insurance may include, but is not limited to, public liability, automotive liability, workers' compensation and employer's liability insurance and blowout and control of well insurance.

                                COUNSEL

   Conner & Winters, A Professional Corporation, 2400 First National Tower, Tulsa, Oklahoma, has acted as special counsel ("Counsel") to the General Partner in connection with certain aspects of this offering. Counsel has assisted in the preparation of the Agreement and this Memorandum. In connection with the preparation of this Memorandum, Counsel has relied entirely upon information submitted to it by the General Partner. Certain of this information has been verified by Counsel in the course of its representation, but no systematic effort has been made to verify all of the material information contained herein, and much of such information is not subject to independent verification. In addition, Counsel has made no independent investigation of the financial information concerning the General Partner. Further, while passing on certain legal matters, Counsel has not passed on the investment merits nor is it qualified to do so. Because substantial portions of the information contained in this Memorandum have not been independently verified, each investor must make whatever independent inquiries the investor or his or her advisors deem necessary or desirable to verify or confirm the statements made herein.

                               GLOSSARY

   As used herein and in the Agreement, the following terms and phrases will have the meanings indicated.

      (a) "Additional Assessments" are amounts required to be contributed by the Limited Partners to the Partnership upon a call therefor by the General Partner in the manner described under "ADDITIONAL FINANCING - Additional Assessments."

      (b) An "affiliate" of another person is (1) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such other person; (2) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (3) any person directly or indirectly controlling, controlled by, or under common control with such other person; (4) any officer, director, trustee or partner of such other person; and (5) if such other person is an officer, director, trustee or partner, any company for which such person acts in any such capacity.

      (c)  The "Aggregate Subscription" is the sum of the Capital
Subscriptions of all Limited Partners.

      (d)"Agreement" and "Partnership Agreement" refers to the Agreement of Limited Partnership attached as Exhibit A to this Private Offering Memorandum.

      (e) The "Capital Contribution" of a Limited Partner is the amount of the Capital Subscription actually paid in by him or her, or by any predecessor in interest, to the capital of the Partnership including any payments made by deductions from salary. The "Capital Contribution" of the General Partner includes the amounts contributed to the Partnership or paid by the General Partner or by any Limited Partner whose Units are purchased by the General Partner pursuant to Section 4.2 of the Agreement because of a default by such Limited Partner in the payment of an Installment or pursuant to
Article XV of the Agreement, including payments made by deductions from the salary of such Limited Partner.

      (f) The "Capital Subscription" of a Limited Partner or his or her assignee (including the General Partner where Units are trans-ferred pursuant to Section 4.2 of the Agreement) is the amount specified in the Subscription Agreement executed by such Limited Partner for payment by him or her to the capital of the Partnership in accordance with the provisions of the Agreement, reduced by the amounts thereof from which the Limited Partners have been released by the General Partner of their obligation to pay.

      (g) A "Development Well" means a well intended to be drilled within the proved areas of a known oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

      (h) "Director" refers to the duly elected directors of UNIT as well as all honorary directors and consultants to the Board of Directors of UNIT.

      (i) "Drilling Costs" are those costs incurred in drilling, testing, completing and equipping a well to the point that it proves to be dry and is abandoned or is ready to commence commercial production of oil or gas therefrom.

      (j)  "Effective Date" refers to the date on which the certif-

icate evidencing formation of the Partnership is filed with the Secretary of State of the State of Oklahoma as required by the Act (54 Okla. Stat. 1991, Section 309).

      (k) An "Exploratory Well" means a well drilled to find production in an unproven area, to find a new reservoir in a field previously found to be productive or to extend greatly the limits of a known reservoir.

      (l) A "farm-out" is an agreement whereby the owner of an oil and gas property agrees to assign such property, usually retaining some interest therein such as an overriding royalty, a production payment, a net profits interest or a carried working interest, subject in most cases, however, to the drilling of one or more wells or other performance by the prospective assignee as a condition of the assignment.

      (m) The "General Partner's Minimum Capital Contribution" is that amount equal to the total of (i) all Partnership costs and expenses charged to its account from the time of the formation of the Partnership through December 31, 1997, plus (ii) the General Partner's estimate of the total Leasehold Acquisition Costs and Drilling Costs expected to be incurred by the Partnership subsequent to December 31, 1997, if any, minus (iii) the amount, if any, of the unexpended Aggregate Subscription at December 31, 1997.

      (n) The "General Partner's Percentage" is that percentage determined by dividing the amount of the General Partner's Minimum Capital Contribution by the total of (i) the General Partner's Minimum Capital Contribution plus (ii) the Aggregate Subscription.

      (o) "Installments" refer to the periodic payments of the Capital Subscription, which are payable either (i) in four equal installments due on March 15, 1997, June 15, 1997, September 15, 1997 and December 15, 1997, respectively, or (ii) if an employee so elects, through equal deductions from 1997 salary commencing immediately after formation of the Partnership.

      (p) "Leasehold Acquisition Costs" with respect to properties, if any, acquired by the Partnership from non-affiliated parties mean the actual costs to the Partnership of and in acquiring the properties, and, with respect to properties acquired by the Partnership from the General Partner, UNIT or its affiliates are, without duplication, the sum of:

      (1) the prices paid by the General Partner, UNIT or its affiliates in acquiring an oil and gas property, including purchase option fees and charges, bonuses and penalties, if any;

      (2) title insurance or examination costs, broker's commissions, filing fees, recording costs, transfer taxes, if any, and like charges incurred in connection with the acquisition of such property;

      (3) a pro rata portion of the actual, necessary and reasonable expenses of the General Partner, UNIT or its affiliates for seismic and geophysical services;

      (4) rentals, shut-in royalties and ad valorem taxes paid by the General Partner, UNIT or its affiliates with respect to such property to the date of its transfer to the Partnership;

      (5) interest and points actually incurred on funds used by the General Partner, UNIT or its affiliates to acquire or maintain such property; and

      (6) such portion of the General Partner's, UNIT or its affiliates' reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the acquisition, operations and maintenance of the property in accordance with generally accepted industry practices, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the costs and expenses enumerated in (4), (5) and (6) above with respect to any particular property shall have been incurred not more than thirty-six (36) months prior to the acquisition of such property by the Partnership.

In the event a fractional undivided interest in a property is sold or transferred by the General Partner, UNIT or any affiliate to an unaffiliated third party for an amount in excess of that portion of the original cost of the property attributable to the transferred interest, the amount of such excess shall not reduce or be offset against the amount of the Leasehold Acquisition Costs attributable to any interest in the same property which is transferred to the Partnership.

      (q) "Limited Partners" are those persons who acquire Units in the Partnership upon its formation and those transferees of Units who are accepted as Substituted Limited Partners. The General Partner may also be a Limited Partner if it subscribes for Units or if it subsequently acquires Units by (i) the exercise by a Limited Partner of his or her right of presentment; (ii) a purchase by the General Partner of the Units of a Limited Partner who defaults in the payment of an Installment; or (iii) any other assignment or transfer.

      (r) The "Limited Partners' Percentage" is that percentage determined by dividing the amount of the Aggregate Subscription by the total of (i) the General Partner's Minimum Capital Contribution plus (ii) the Aggregate Subscription.

      (s) "Normal Retirement" means retirement under the terms of a pension or similar retirement plan adopted by the General Partner, UNIT or any subsidiary with whom a Limited Partner is employed as in effect at the time of retirement.

      (t) "Oil and gas properties" are oil and gas leasehold working interests, fee interests, mineral interests, royalty interests, overriding royalty interests, production payments, options or rights to lease or acquire such interests, geophysical exploration permits and any tangible or intangible properties or other rights incident thereto, whether real, personal or mixed.

      (u) "Operating Expenses" are expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, material, supplies, utility charges and other costs incident to or necessary for the maintenance or operation of such wells or the marketing of production therefrom, ad valorem, severance and other such taxes (other than windfall profit taxes), insurance and casualty loss expense and compensation to well operators or others for services rendered in conducting such operations.

      (v) The General Partner and the Limited Partners are sometimes collectively referred to as the "Partners."

      (w) "Partnership Agreement" and "Agreement" refer to the Agreement of Limited Partnership attached as Exhibit A to this Private Offering Memorandum.

      (x) The "Partnership Properties" are oil and gas properties or interests therein acquired by the Partnership or properties acquired by any partnership or joint venture in which the Partnership is a partner or joint venturer, whether acquired by purchase, option exercise or otherwise.

      (y) "Partnership Revenue" refers to the Partnership's gross revenues from all sources, including interest income, proceeds from sales of production, the Partnership's share of revenues from partnerships or joint ventures of which it is a member, sales or other dispositions of Partnership Properties or other Partnership assets, provided that contributions to Partnership capital by the Partners and the proceeds of any Partnership borrowings are specifically excluded and dry-hole and bottom-hole contributions shall be treated as reductions of the costs giving rise to the right to receive such contributions.

      (z) "Partnership Wells" are any and all of the oil and gas wells in which the Partnership has an interest, either directly or indirectly through any other partnership or joint venture.

      (aa) "Productive properties" are oil and gas properties that have been tested by drilling and determined to be capable of producing oil or gas in commercial quantities.

      (bb) A "spacing unit" is a drilling and spacing, production or similar unit established by any regulatory body with jurisdiction, or in the absence of such a regulatory body or action thereby, the acreage attributable to wells drilled under the normal spacing pattern in such area or if no such spacing unit is designated, in keeping with generally accepted industry practices, or the largest of such units in the event of multiple objective formations.

      (cc) "Special Production and Marketing Costs" are costs and expenses that are not normally and customarily incurred in connec-tion with drilling, producing and marketing operations, including without limitation, costs incurred in constructing compressor plants, gasoline plants, gas gathering systems, natural gas processing plants, pipeline systems and salt water disposal systems and costs incurred in installing pressure maintenance and secondary or tertiary production projects.

      (dd) "Subscription Agreement" refers to the form of Limited
Partner Subscription Agreement and Suitability Statement attached as Attachment I to the Partnership Agreement.

      (ee) A "Substituted Limited Partner" is a transferee, donee, heir, legatee or other recipient of all or any portion of a Limited Partner's interest in the Partnership with respect to whom all conditions and consents required to become a Substituted Limited Partner under Article XIII of the Partnership Agreement have been satisfied and given.

      (ff) A "Unit" is a preformation unit of limited partnership interest of a Limited Partner in the Partnership representing a Capital Subscription of One Thousand Dollars ($1,000).


                         FINANCIAL STATEMENTS

   On January 1, 1988 all of the oil and natural gas properties previously owned by Unit Drilling and Exploration Company ("UDEC") and UNIT were transferred into Sunshine Development Company through a contribution of capital. Included in the transfer were all interests previously owned by UDEC in numerous General and Limited Partnerships sponsored by UDEC. Effective February 1, 1988, Sunshine Development Company, a wholly owned subsidiary of UDEC, pursuant to an "Amended and Restated Certificate of Incorporation" was renamed Unit Petroleum Company and became a wholly owned subsidiary of UNIT.

   Unit Petroleum Company functions as the operating entity for all oil and natural gas exploration and production activities including operating any partnerships for UNIT.

   The consolidated balance sheet of Unit Petroleum Company at November 30, 1996 is unaudited and includes all adjustments which UNIT considers necessary for a fair presentation of the financial position of Unit Petroleum Company at November 30, 1996.

                  Unit Petroleum Company and Subsidiary
                      Consolidated Balance Sheet
                            (In Thousands)
                                                                  November 30,
                                                                      1996
                                                                  ------------
                                                                   (Unaudited)
                                Assets
Current Assets:
    Cash and cash equivalents                                      $      187
    Accounts receivable                                                 8,625
    Materials and supplies, at lower of
      cost or market                                                    2,281
    Other                                                                 157
                                                                   ----------
                                                                       11,250
                                                                   ----------
Property and Equipment:
    Oil and natural gas properties, on the
      full cost method                                                198,790
    Other                                                                 323
                                                                   ----------
                                                                      199,113
    Less accumulated depreciation, depletion,
      amortization and impairment                                    (101,771)
                                                                   ----------
        Net property and equipment                                     97,342
                                                                   ----------
Other Assets                                                                1
                                                                   ----------
Total Assets                                                       $  108,593
                                                                   ==========
                  Liabilities and Shareholder Equity

Current Liabilities:
    Accounts payable                                               $    4,767
    Amount Payable to Parent                                           13,517
    Contract advances                                                   1,562
    Accrued liabilities                                                   789
                                                                   ----------
             Total current liabilities                                 20,635
                                                                   ----------
Long-Term Portion of Natural Gas Purchaser Prepayment                   2,362
                                                                   ----------
Shareholder Equity:
    Common stock, $1.00 per value,
      500 shares authorized and outstanding                                 1
    Capital in excess of par value                                     31,486
    Retained earnings                                                  54,109
                                                                   ----------
            Total Shareholder Equity                                   85,596
                                                                   ----------
Total Liabilities and Shareholder Equity                           $  108,593
                                                                   ==========

            Exhibits to the 1997 Employee Oil and Gas Limited Partnership
                  will be provided to the SEC upon request.